Exhibit 10.1

Execution Version

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

This AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is made as of June 3, 2024 by and among CL HOLDINGS, LLC, a Georgia limited liability company (“CL Holdings”), JEFFERSON CAPITAL SYSTEMS, LLC, a Georgia limited liability company (“JCap”), JC INTERNATIONAL ACQUISITION, LLC, a Georgia limited liability company (“JCIA”), CFG CANADA FUNDING LLC, a Delaware limited liability company (“CFG” and, together with CL Holdings, JCap and JCIA, the “Borrowers”), and CITIZENS BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

A.            The Borrowers, the Administrative Agent and the Lenders party thereto from time to time are party to that certain Credit Agreement dated as of May 21, 2021 (as amended by Amendment No. 1 to Credit Agreement dated as of December 28, 2021, Amendment No. 2 to Credit Agreement dated as of February 28, 2022, Amendment No. 3 to Credit Agreement, dated as of April 26, 2023, Amendment No. 4 to Credit Agreement, dated as of September 29, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment is referred to as the “Amended Credit Agreement”; capitalized terms used in this Amendment that are not otherwise defined in this Amendment have the same meanings as set forth in the Amended Credit Agreement.

B.            A Benchmark Transition Event has occurred with respect to the CDOR Screen Rate (as defined in the Existing Credit Agreement) and pursuant to Section 2.18(b)(i) of the Existing Credit Agreement, the Administrative Agent and the Borrower Representative have selected the Benchmark Replacement therefor in accordance with the Existing Credit Agreement which Benchmark Replacement will replace the CDOR Screen Rate for all purposes under the Credit Agreement and under any Loan Document, without any amendment to, or further action or consent of any other party to, the Credit Agreement or any other Loan Document (other than Benchmark Replacement Conforming Changes), so long as the Administrative Agent has not received by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (such time, the “Objection Deadline”), written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

C.            Pursuant to Section 2.18(b)(ii) of the Credit Agreement, in connection with the implementation and administration of the Benchmark Replacement, the Borrowers and the Administrative Agent are entering into this Amendment to implement Benchmark Replacement Conforming Changes.

AGREEMENTS:

IN CONSIDERATION of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amended Credit Agreement. Effective as of the Amendment No. 5 Effective Date (as defined below) and operative as of 5:00 p.m. (New York City time) on June 28, 2024 (such date and time, the “CDOR Benchmark Replacement Time”): (a) the Existing Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the blue underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto; (b) the Form of Borrowing Notice attached as Exhibit C to the Existing Credit Agreement is hereby amended and replaced in its entirety with the Form of Borrowing Notice attached as Exhibit B hereto; and (c) the Form of Notice of Conversion/Continuation attached as Exhibit D to the Existing Credit Agreement is hereby amended and replaced in its entirety with the Form of Notice of Conversion/Continuation attached as Exhibit C hereto.

2.             Conditions to Effectiveness. This Amendment shall become effective on the date on which the following conditions have been satisfied (the “Amendment No. 5 Effective Date”):

(a)            The Administrative Agent shall have received this Amendment executed and delivered by a duly authorized officer of each party hereto.

(b)            The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to the Benchmark Replacement provided for in this Amendment from Lenders comprising the Required Lenders.

(c)            The Borrower Representative shall have paid all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket legal fees of Cahill Gordon & Reindel LLP) in connection with this Amendment for which invoices have been presented at least two (2) Business Days prior to the Amendment No. 5 Effective Date.

The Administrative Agent shall notify the Borrower Representative and the Lenders of the Amendment No. 5 Effective Date and such notice shall be conclusive and binding.

3.             Representations and Warranties. By its execution of this Amendment, the Borrowers represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment No. 5 Effective Date:

(a) The execution and delivery by the Borrowers of this Amendment and any other Loan Document required to be executed and/or delivered by the Borrower by the terms of this Amendment, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary company/corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (except for any consents which have been obtained and are in effect), and do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s organizational documents, or, except as would not reasonably be expected to result in a Material Adverse Effect, any material agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property.

4.             Outstanding CDOR Loans. Notwithstanding anything in this Amendment or the Amended Credit Agreement to the contrary, (x) all CDOR Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the CDOR Benchmark Replacement Time (the “Existing CDOR Loans”), shall continue to bear interest based on the CDOR Rate (as defined in the Existing Credit Agreement) until the last day of each Interest Period (as defined in the Existing Credit Agreement) applicable to such Existing CDOR Loans and thereafter, all Interest Periods for such Loans shall be selected in accordance with the Amended Credit Agreement and (y) the terms of the Existing Credit Agreement in respect of the calculation, payment and administration of the Existing CDOR Loans shall remain in effect after the effectiveness of this Amendment, in each case, solely for purposes of making, and the administration of, interest payments on the Existing CDOR Loans until the last day of each Interest Period (as defined in the Existing Credit Agreement) applicable to such Existing CDOR Loans.

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5.             No Waiver. This Amendment is not intended to operate as, and shall not be construed as, a waiver of any Unmatured Default or Default, whether known to the Administrative Agent and/or any Lender, or unknown, as to which all rights and remedies of the Administrative Agent and the Lenders shall remain reserved.

6.             Binding Nature of Loan Documents. The Borrowers acknowledge and agree that the terms, conditions and provisions of the Amended Credit Agreement and of each Loan Document are fully binding and enforceable agreements, and its obligations thereunder are not subject to any defense, counterclaim, set off or other claim of any kind or nature. Each Borrower hereby reaffirms and restates its duties, obligations and liability under the Amended Credit Agreement and each other Loan Document. Each Borrower hereby reaffirms and restates its duties, obligations and liability under the Guaranty and Security Agreement and each other Loan Document to which it is a party.

7.             Reference to the Loan Documents. From and after the Amendment No. 5 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall mean and be a reference to the Amended Credit Agreement.

8.             Expenses. Without in any way limiting the generality of Section 9.6 of the Credit Agreement, the Borrowers, jointly and severally, hereby agree to pay to the Administrative Agent all of its reasonable and documented out-of-pocket legal fees and expenses incurred in connection with this Amendment, the Amended Credit Agreement and/or any other Loan Document, which amount shall be due and payable upon execution of this Amendment to the extent an invoice with respect thereto is provided to the Borrowers as set forth in Section 2 of this Amendment.

9.             Captions. The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Amendment.

10.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any executed counterpart of this Amendment delivered by facsimile or other electronic transmission to a party hereto shall constitute an original counterpart of this Amendment. Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to any Loan Document and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

11.           No Other Modification. Except as expressly amended by the terms of this Amendment, all other terms of the Existing Credit Agreement shall remain unchanged and in full force and effect.

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12.           Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY). The jurisdiction and waiver of jury trial provisions in Sections 15.2 and 15.3 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

[The signature pages follow.]

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IN WITNESS WHEREOF, the Borrowers and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWERS:

CL HOLDINGS, LLC, a Georgia limited liability company

By:	/s/ David Mitchell
Name: David Mitchell
Title: Chief Financial Officer

JEFFERSON CAPITAL SYSTEMS, LLC, a Georgia limited liability company

By:	/s/ David Mitchell
Name: David Mitchell
Title: Chief Financial Officer

JC INTERNATIONAL ACQUISITION, LLC, a Georgia limited liability company

By:	/s/ David Mitchell
Name: David Mitchell
Title: Chief Financial Officer

CFG CANADA FUNDING, LLC, a Delaware limited liability company

By:	/s/ David Mitchell
Name: David Mitchell
Title: Chief Financial Officer

[Jefferson Capital - Signature Page to Amendment No. 5]

ADMINISTRATIVE AGENT:

CITIZENS BANK, N.A., as Administrative Agent

By:	/s/ Timothy Donovan
Name: Timothy Donovan
Title: Vice President

[Jefferson Capital - Signature Page to Amendment No. 5]

EXHIBIT A

Amended Credit Agreement

[See attached]

Exhibit A to

Amendment No. ~~4~~5 to Credit Agreement

CREDIT AGREEMENT

DATED AS OF MAY 21, 2021

as amended by

AMENDMENT NO. 1 DATED AS OF DECEMBER 28, 2021

AMENDMENT NO. 2 DATED AS OF FEBRUARY 28, 2022

AMENDMENT NO. 3 DATED AS OF APRIL 26, 2023

AMENDMENT NO. 4 DATED AS OF SEPTEMBER 29, 2023

AMENDMENT NO. 5 DATED AS OF JUNE 3, 2024

BY AND AMONG

CL HOLDINGS, LLC

JEFFERSON CAPITAL SYSTEMS, LLC,

JC INTERNATIONAL ACQUISITION, LLC, AND

CFG CANADA FUNDING, LLC

as Borrowers

THE LENDERS THAT ARE PARTIES HERETO,

AND

CITIZENS BANK, N.A.,

as Administrative Agent

CITIZENS BANK, N.A.,

CAPITAL ONE, N.A.,

REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,

DNB (UK) LIMITED,

SYNOVUS BANK,

AND

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Co-Syndication Agents,

ING CAPITAL LLC,

CITIBANK, N.A.,

AND

FIRST HORIZON BANK,

as Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE 1
	DEFINITIONS	1
1.1	Definitions	1
1.2	Other Interpretive Provisions	36
1.3	Change in Accounting Principles	37
1.4	Certain Tests	37
1.5	[Reserved]	37
1.6	[Reserved]	37
1.7	Rates	~~36~~37

ARTICLE 2
	THE CREDITS	38
2.1	Commitments	38
2.2	Borrowing Procedures	39
2.3	Required Payments; Termination	41
2.4	Interest Rate	41
2.5	Default Rate	42
2.6	Method of Payment	42
2.7	Loan Account; Notes	42
2.8	Interest Payment Dates; Interest and Fee Basis	42
2.9	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions	43
2.10	Lending Installations	43
2.11	Non-Receipt of Funds by the Administrative Agent	44
2.12	Replacement of Lender	44
2.13	Limitation of Interest	44
2.14	Fees	44
2.15	Letters of Credit	45
2.16	[Reserved]	49
2.17	Foreign Currency Subfacility	50
2.18	Inability to Determine Rates	~~52~~51

ARTICLE 3
	YIELD PROTECTION; TAXES	57
3.1	Yield Protection; Increased Costs	57
3.2	Changes in Capital Adequacy Regulations	58
3.3	Match Funding	58
3.4	Funding Indemnification	58
3.5	Taxes	59
3.6	Mitigation of Circumstances; Lender Statements	62
3.7	Replacement of Lender	62
3.8	Survival of Indemnity	62

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ARTICLE 4		62
	CONDITIONS PRECEDENT	62
4.1	Effectiveness of this Agreement	62
4.2	Each Advance	64

ARTICLE 5
	REPRESENTATIONS AND WARRANTIES	65
5.1	Existence and Standing	65
5.2	Authorization, Validity and Binding Nature	65
5.3	No Conflict; Approvals	65
5.4	Financial Statements	66
5.5	No Material Adverse Effect	66
5.6	Taxes	66
5.7	Litigation and Contingent Obligations	66
5.8	Subsidiaries	66
5.9	Intellectual Properties; Licenses	66
5.10	Burdensome Obligations	67
5.11	No Default or Unmatured Default	67
5.12	ERISA	67
5.13	Margin Stock	67
5.14	Material Agreements	67
5.15	Compliance With Laws	67
5.16	Ownership of Properties	67
5.17	Plan Assets	67
5.18	Environmental Matters	67
5.19	Investment Company Act; Public Utility Holding Company Act	68
5.20	Insurance	68
5.21	Solvency	68
5.22	Collection Agencies	68
5.23	Deposit Account	~~67~~68
5.24	Limited Operations of Holdings	68
5.25	Complete Information	68
5.26	Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws	69
5.27	Affected Financial Institutions	69
5.28	Covered Entities	69
5.29	Beneficial Ownership Certification	69
5.30	No Adverse Selection	~~68~~69

ARTICLE 6
	COVENANTS	69
6.1	Reporting	69
6.2	Use of Proceeds	72
6.3	Notices of Default; Litigation; Violations and Adverse Developments	~~71~~72
6.4	Conduct of Business; Existence	73
6.5	Payment of Taxes and Claims	73
6.6	Insurance	73

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6.7	Compliance with Laws	74
6.8	Maintenance of Properties	~~73~~74
6.9	Inspection; Field Audits	75
6.10	Indebtedness	75
6.11	Merger; Acquisitions	76
6.12	Sale of Assets	77
6.13	Investments and Acquisitions	77
6.14	Liens	79
6.15	Affiliates	81
6.16	Distributions	81
6.17	Banking Relationship, Deposit Accounts and Securities Accounts	~~80~~82
6.18	Pledge of Collateral; Guaranties; Further Assurances	83
6.19	Financial Covenants	84
6.20	Keepwell	85
6.21	Anti-Corruption Laws; Sanctions	~~83~~85
6.22	Reserved	86
6.23	No Adverse Selection	86
6.24	Certain Post-Closing Obligations	86

ARTICLE 7
	DEFAULTS	86
7.1	Non-Payment	86
7.2	Breach	86
7.3	Misrepresentation	~~84~~86
7.4	Default Under Other Material Indebtedness	86
7.5	Split-up of the Loan Parties	87
7.6	Bankruptcy; Insolvency	87
7.7	Liquidation	~~85~~87
7.8	Judgments	~~85~~87
7.9	Pension Plans	87
7.10	Invalidity of Loan Documents, etc.	88
7.11	Change in Control	88

ARTICLE 8
	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	88
8.1	Acceleration	88
8.2	Waivers and Amendments	88
8.3	Preservation of Rights; Remedies	~~87~~89
8.4	Application of Funds	~~87~~90
8.5	Limitation on Application of Payments	~~88~~90

ARTICLE 9
	GENERAL PROVISIONS	91
9.1	Survival of Representations	91
9.2	Governmental Regulation	91
9.3	Headings	91
9.4	Entire Agreement	91

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9.5	Several Obligations; Benefits of this Agreement	91
9.6	Expenses; Indemnification	91
9.7	Numbers of Documents	93
9.8	Accounting	93
9.9	Severability of Provisions	93
9.10	No Fiduciary Duty	93
9.11	Confidentiality	93
9.12	Nonreliance	94
9.13	Disclosure	94
9.14	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	94
9.15	Acknowledgement Regarding Any Supported QFCs	~~92~~95
9.16	Payments Set Aside	95
9.17	Conversion of Currencies	95

ARTICLE 10
	THE ADMINISTRATIVE AGENT	96
10.1	Appointment; Authority; Nature of Relationship	96
10.2	Exculpatory Provisions	96
10.3	General Immunity	97
10.4	No Responsibility for Loans, Recitals, etc.	97
10.5	Action on Instructions of Lenders	98
10.6	Employment of Agents and Counsel	98
10.7	Reliance on Documents; Counsel	98
10.8	Agents’ Reimbursement and Indemnification	~~96~~99
10.9	Notice of Default	99
10.10	Rights as a Lender	99
10.11	Lender Credit Decision	99
10.12	Successor Agents	~~97~~100
10.13	Delegation to Affiliates	100
10.14	Execution of Collateral Documents	~~98~~100
10.15	Collateral Releases	~~98~~101
10.16	Compliance with Flood Insurance Laws, etc.	101
10.17	Co-Agents, Documentation Agents, Syndication Agents, etc.	101
10.18	Bank Product Obligations, Rate Protection Obligations and FX Hedging Obligations	~~99~~102
10.19	Withholding Tax	102
10.20	Erroneous Payments	102
10.21	Administrative Agent May File Proofs of Claim	~~102~~104

ARTICLE 11
	SETOFF; RATABLE PAYMENTS	105
11.1	Setoff	105
11.2	Ratable Payments	105

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ARTICLE 12
	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	106
12.1	Successors and Assigns	106
12.2	Participations	107
12.3	Assignments	~~105~~108
12.4	Dissemination of Information	109
12.5	[Reserved]	109
12.6	Replacing Non-Consenting Lenders	109

ARTICLE 13
	NOTICES	~~107~~110
13.1	Notices; Effectiveness; Electronic Communication	~~107~~110

ARTICLE 14
	COUNTERPARTS	111

ARTICLE 15
	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	111
15.1	Governing Law	111
15.2	Submission to Jurisdiction; Waiver of Objection to Venue; Service of Process	111
15.3	WAIVER OF JURY TRIAL	~~109~~112

ARTICLE 16
	USA PATRIOT ACT	112

ARTICLE 17
	JOINT AND SEVERAL	113

ARTICLE 18
	BORROWER REPRESENTATIVE	114

Schedules

Schedule 1.1	Certain Defined Terms
Schedule 2.1	Commitments
Schedule 2.2	Emblem Accounts
Schedule 5.8	Subsidiaries
Schedule 5.20	Property and Casualty Insurance
Schedule 5.22	Collection Agencies
Schedule 5.23	Deposit Accounts
Schedule 6.10	Existing Indebtedness
Schedule 6.14	Existing Liens
Schedule 6.17	Certain Bank Accounts
Schedule 6.24	Certain Post-Closing Obligations
Schedule 13.1	Notices to Citizens Bank

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Exhibits

Exhibit A	Form of Internal Rate of Return Report
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Borrowing Notice
Exhibit D	Form of Notice of Conversion/Continuation
Exhibit E	Form of Assignment Agreement
Exhibit F	Form of Note
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of Asset Pools Report
Exhibit I	Form of Projected Collections and Expense Report
Exhibit J	Form of Perfection Certificate
Exhibit K-1	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit K-2	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit K-3	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit K-4	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes

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CREDIT AGREEMENT

This Credit Agreement, dated as of May 21, 2021, as amended by the First Amendment dated as of December 28, 2021, the Second Amendment dated as of February 28, 2022, the Third Amendment dated as of April 26, ~~2023 and~~2023, the Fourth Amendment dated as of September 29, ~~2023,~~2023 and the Fifth Amendment dated as of June 3, 2024, is by and among CL Holdings, LLC, a Georgia limited liability company, Jefferson Capital Systems, LLC, a Georgia limited liability company, JC International Acquisition, LLC, a Georgia limited liability company, and CFG Canada Funding, LLC, a Delaware limited liability company, as Borrowers (as defined below), the Lenders from time to time party hereto, and CITIZENS BANK, N.A., as the Administrative Agent.

The Lenders have agreed to make loans and other financial accommodations to the Borrowers upon the terms and conditions set forth herein.

IN CONSIDERATION of the premises, and the mutual covenants and agreements set forth herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions. When used herein the following terms shall have the following meanings:

“Account Debtor” means any Person obligated on any receivable, account, chattel paper, general intangible, promissory note or any other contractual arrangement or obligation to pay amounts to the Borrower.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Person (i) acquires any going business or all or substantially all of the assets of any other Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of any other Person.

“Addback Cap” means, with respect to the amounts described in clauses (c)(xi) and (c)(xii) of the definition of Adjusted Cash EBITDA and in clauses (b) and (c) of the definition of Adjusted JCAP Holdings Cash EBITDA, an aggregate amount not to exceed $20,000,000 during any trailing twelve months period.

“Adjusted Cash EBITDA” means, for any period of Holdings and its restricted subsidiaries, (a) Consolidated Net Income for such period plus (b) Amortized Collections for such period, plus or minus, as applicable, (c) to the extent deducted or added in determining such Consolidated Net Income, the sum, without duplication, of (i) Interest Expense, (ii) taxes paid, including any amounts paid pursuant to tax sharing agreements to the extent expensed, (iii) the sum of depreciation and amortization, (iv) during the same period in which the corresponding expense was accrued or paid, the proceeds of business interruption insurance, (v) all one-time costs, fees, expenses and charges related to any Permitted Acquisition (in an aggregate amount not to exceed $300,000 per Permitted Acquisition), (vi) payments in the form of the Cure Amount, (vii) non-cash asset impairment expense, (viii) non-cash gains or losses related to marking to market Swap Obligations, (ix) other non-cash items which are consented to by the Administrative Agent in its sole discretion, (x) transaction expenses incurred in connection with this Agreement and the other Loan Documents, (xi) subject to the Addback Cap, transaction expenses incurred in connection with any JCAP Holdings Debt, (xii) subject to the Addback Cap, costs and expenses incurred in connection with the Canaccede Restructuring, (xiii) to the extent not already included for the purposes of calculating Adjusted Cash EBITDA, 50% of the projected collections with respect to acquisitions of Asset Pools (net of any collection expenses) within four calendar quarters after such acquisition up to $10,000,000, and (xiv) non-cash compensation expenses and, plus or minus (as applicable) (d) to the extent deducted or added in determining such Consolidated Net Income, foreign exchange losses and gains. Notwithstanding the foregoing, (1) for purposes of determining Adjusted Cash EBITDA for any period in which the Borrower has designated one or more Subsidiaries as Unrestricted Subsidiaries, Adjusted Cash EBITDA for such period shall be calculated without giving effect to the results of operations of such Unrestricted Subsidiaries for such period and (2) for the purposes of calculating Adjusted Cash EBITDA during any four fiscal quarter period in which a Permitted Acquisition involving the acquisition of an entire entity has occurred (each, a “Reference Period”), Adjusted Cash EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such Reference Period.

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“Adjusted JCAP Holdings Cash EBITDA” means, for any period, (a) Adjusted Cash EBITDA plus (b) without duplication and subject to the Addback Cap, transaction expenses incurred by JCAP Holdings in connection with any JCAP Holdings Debt, plus (c) without duplication and subject to the Addback Cap, costs and expenses incurred by JCAP Holdings in connection with the Canaccede Restructuring.

“Adjusted Term CORRA” is defined in Schedule 1.1.

“Administrative Agent” means Citizens in its capacity as administrative agent pursuant to Article 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article 10.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

“Advance” means a Loan hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of SOFR Loans or Term CORRA Loans, for the same Interest Period.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means the Administrative Agent.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. For the avoidance of doubt, the Aggregate Commitment as of the Fourth Amendment Effective Date is $750,000,000.

“Agreement Currency” has the meaning assigned to such term in Section 9.17.

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“Aggregate Credit Exposure” means, at any time, the aggregate of the Credit Exposure of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Alternative Currency” means British Pounds Sterling, Canadian Dollars, and any other freely available currency or currencies (other than Dollars) from time to time approved by all Foreign Currency Lenders.

“Amortized Collections” means, for any period, the aggregate amount of collections from Receivables (including that portion attributable to sales of Receivables) of the Borrowers calculated on a consolidated basis for such period, in accordance with GAAP, that are not included in consolidated revenues by reason of the application of such collections to principal of such Receivables (as reflected on Holdings’ and its restricted subsidiaries’ consolidated financial statements as “proceeds from collections on investments in charged-off receivables”).

“Anti-Corruption Laws” means all laws, rules, and regulations issued, administered or enforced by a Governmental Authority having jurisdiction over any Loan Party from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect; it being understood that the Applicable Margin for (a) SOFR Loans, shall be the percentage set forth under the column “SOFR Margin”, (b) ~~CDOR~~Term CORRA Loans and Daily Simple SONIA Loans shall be the percentage set forth under the column “RFR Margin”, (c) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (d) the L/C Fee Rate shall be the percentage set forth under the column “L/C Fee Rate” and (e) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate”:

Level	Senior Leverage Ratio	SOFR Margin	RFR Margin	Base Rate Margin	L/C Fee Rate	Non-Use Fee Rate
I	Less than 1.50	3.00%	3.00%	2.00%	3.00%	0.300%
II	Greater than or equal to 1.50 but less than 2.00	3.25%	3.25%	2.25%	3.25%	0.350%
III	Greater than or equal to 2.00	3.50%	3.50%	2.50%	3.50%	0.400%

The SOFR Margin, the RFR Margin, the Base Rate Margin, the L/C Fee Rate and the Non-Use Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the earlier of the date Borrower provides or is required to provide the annual and quarterly financial statements and other information pursuant to Sections 6.1(a) or 6.1(b), as applicable, and the related Compliance Certificate, pursuant to Section 6.1(e). Notwithstanding anything contained in this paragraph to the contrary, (i) if Borrower fails to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 6.1(a), 6.1(b) and 6.1(e), the SOFR Margin, the RFR Margin, the Base Rate Margin, the L/C Fee Rate and the Non-Use Fee Rate shall be based upon Level III above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (ii) the initial Applicable Margin on the Third Amendment Effective Date shall be based on Level I until the date on which the financial statements and Compliance Certificate are required to be delivered for the fiscal year ending December 31, 2022; and (iii) if the daily average of the Aggregate Credit Exposure during any calendar quarter is less than 25% of the Aggregate Commitment, the Non-Use Fee Rate shall be 1.00% for such quarter.

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“Applicable Projections” means, with respect to any Asset Pool, the Original Projections until such time as there are Revised Projections at which time such projections will refer to the Revised Projections for such Asset Pool.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset” has the meaning specified in the definition of Asset Pool.

“Asset Pool” means all Receivables (as defined below in this definition) and other Assets (as defined below in this definition), as the context may require, which Receivables shall all have been purchased by the Borrowers in the same calendar quarter from Portfolio Sellers of consumer finance receivables, together with (a) each and every Asset obtained in replacement or satisfaction of or substitution for, any such purchased Receivable, (b) each and every item of property obtained by the Borrowers as a result of its collection activities with respect to any such purchased Receivable, (c) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payment of any such purchased Receivable, and all other rights and interests of the Borrowers with respect to each purchased Receivable, (d) each judgment rendered with respect to any such purchased Receivable, together with all lien rights related thereto, (e) Asset Pool Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon, and (f) each and every other right, claim and interest associated therewith. With respect to an Asset Pool: (i) the term “Receivable” shall mean a purchased consumer account established for a bank credit card, retail credit card, installment loan, student loan, demand deposit account, club membership, auto loan, health care, telecom or similar items currently purchased by the Borrower and any reasonable extension or expansion thereof and all unpaid balances due with respect to such Receivable, together with (to the extent available) all documents evidencing such agreement to make payment of such unpaid balances, including, without limitation, each credit card application or agreement, and each promissory note, receivable, obligation, chattel paper, payment agreement, contract, installment sale agreement or other obligation or promise to pay; and (ii) the term “Asset” shall mean each purchased Receivable and any property or other right obtained by the Borrower in connection with collection of any such purchased Receivable or in substitution therefor, all of which constitutes part of the Asset Pool into which such purchased Receivable was initially delivered.

“Asset Pool Proceeds” means, with respect to an Asset Pool, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset Pool, including, without limitation, (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance costs, guaranty fees and other amounts recovered on account of any Asset in such Asset Pool, and (b) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to any Asset or in connection with the sale of any Asset constituting a part of such Asset Pool.

“Asset Pools Report” means a report, in the form of Exhibit H or otherwise reasonably acceptable to the Administrative Agent, that sets forth each Asset Pool and that identifies the Eligible Asset Pools.

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“Authorized Officer” of a Person means the President, Chief Executive Officer, Treasurer, Controller, Chief Financial Officer or, in each case, any officer or manager with equivalent duties, of such Person. Any document delivered hereunder that is signed by an Authorized Officer of Borrower Representative or a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower Representative or such Loan Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of Borrower Representative or such Loan Party.

“Available Equity Contribution Amount” means the aggregate amount of cash or cash equivalents received by a Loan Party or any of its Subsidiaries after the Closing Date from (a) contributions in respect of capital stock or other equity interests (other than any amounts received from a Loan Party or any of its Subsidiaries) and (b) the sale of capital stock or other equity interests of a Loan Party or any of its Subsidiaries (other than to a Loan Party or any of its Subsidiaries or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan); provided, that amounts received in connection with the Cure Right shall not be considered in calculating the “Available Equity Contribution Amount”; provided, further, that to the extent any amounts applied to make distributions pursuant to Section 6.16(f) are included in the “Available Equity Contribution Amount” under this definition, the application of such amounts to make distributions in accordance with Section 6.16(f) shall reduce the “Available Equity Contribution Amount” on a dollar for dollar basis.

“Available Tenor” is defined in Schedule 1.1.

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-in Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” means all amounts owing by any Loan Party to any of the Lenders, or any Affiliates of such Lenders, with respect to (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from deposit accounts of any such Loan Party now or hereafter maintained with any of the Lenders or their Affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and (c) any other deposit, disbursement, and cash management services afforded to any such Loan Party by any of such Lenders or their Affiliates.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Base Rate” means, for any day, a rate of interest per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) the Daily SOFR Rate on such day plus 1.00% per annum; provided that the Base Rate shall at no time be less than the Floor. If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, respectively.

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“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Margin” is defined in the definition of Applicable Margin.

“Benchmark” is defined in Schedule 1.1.

“Benchmark Replacement” is defined in Schedule 1.1.

“Benchmark Replacement Adjustment” is defined in Schedule 1.1.

“Benchmark Replacement Conforming Changes” is defined in Schedule 1.1.

“Benchmark Replacement Date” is defined in Schedule 1.1.

“Benchmark Transition Event” is defined in Schedule 1.1.

“Benchmark Unavailability Period” is defined in Schedule 1.1.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowers” means each of (i) CL Holdings, LLC, a Georgia limited liability company, (ii) Jefferson Capital Systems, LLC, a Georgia limited liability company, (iii) JC International Acquisition, LLC, a Georgia limited liability company, (iv) CFG Canada Funding, LLC, a Delaware limited liability company and (v) each other Person that at any time after the Fourth Amendment Effective Date becomes a party hereto as a borrower in accordance with the terms hereof.

“Borrower Representative” is defined in Article 18.

“Borrowing Base Amount” (i) with respect to the Borrowers other than Foreign Currency Borrowers, means, as of any date of determination, an amount equal to the sum of:

(a)            thirty-five percent (35%) of the Estimated Remaining Collections of Eligible Distressed Pools; plus

(b)            thirty-five percent (35%) of the Estimated Remaining Collections of Eligible Payment Rewards Pools; plus

(c)            fifty-five percent (55%) of the Estimated Remaining Collections of Eligible Insolvency Pools; plus

(d)            sixty-five percent (65%) of Eligible Credit Card Receivables;

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(ii) with respect to JCIA, means, as of any date of determination, an amount (the “UK Borrowing Base Amount”) equal to the sum of:

(a)            thirty-five percent (35%) of the Estimated Remaining Collections of Eligible UK Distressed Pools; plus

(b)            fifty-five percent (55%) of the Estimated Remaining Collections of Eligible UK Insolvency Pools;

and (iii) with respect to CFG Canada, means, as of any date of determination, an amount (the “Canadian Borrowing Base Amount”) equal to the sum of:

(a)            thirty-five percent (35%) of the Estimated Remaining Collections of Eligible Canadian Distressed Pools; plus

(b)            fifty-five percent (55%) of the Estimated Remaining Collections of Eligible Canadian Insolvency Pools;

in each case as determined by the Administrative Agent in its Permitted Discretion by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders pursuant to the terms of this Agreement.

“Borrowing Base Certificate” means a certificate, in the form of Exhibit G attached hereto, to be signed by an Authorized Officer of the Borrower Representative, on its own behalf and on behalf of Borrowers, setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to Administrative Agent, and certifying to the accuracy of the Borrowing Base Amount.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.2.2.

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close; provided, however, that (a) when used in connection with any borrowing in Dollars or any borrowing or payment in British Pounds Sterling, the term “Business Day” shall also exclude any day on which banks generally are not open in London, England, for the conduct of substantially all of their commercial lending activities, and (b) when used in connection with a Foreign Currency Loan denominated in Canadian Dollars, the term “Business Day” shall also exclude any day on which commercial banks ~~are not open for dealings in Canadian Dollar deposits in the Toronto interbank market.~~in Toronto are authorized or required by law to remain closed.

“Calculation Date” means (a) the date of delivery of each Borrowing Notice, (b) the date of issuance, extension or renewal of any Letter of Credit denominated in an Alternative Currency, (c) the date of continuation of any Borrowing denominated in an Alternative Currency, or (d) the last Business Day of each calendar quarter.

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“Canaccede Companies” means, collectively, Canaccede U.S. Parent, Canaccede Topco Holdings and its Subsidiaries.

“Canaccede Distribution” means (i) the distribution by CL Holdings of 100% of the issued and outstanding equity interests of Canaccede U.S. Parent to Holdings, its sole member, and (ii) the distribution by Holdings of 100% of the issued and outstanding equity interests of Canaccede U.S. Parent to Jefferson Capital Holdings, LLC, its sole member.

“Canaccede Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of January 18, 2021, by and among, inter alia, Bank of Montreal, as the account bank, Canaccede Servicer, and the Intercreditor Parties (as defined therein) party thereto, as amended, modified or supplemented from time to time, including by the Canaccede Intercreditor Party Supplement.

“Canaccede Intercreditor Party Supplement” means that certain Intercreditor Party Supplement dated as of the Second Amendment Effective Date by and among, inter alia, Bank of Montreal, as the account bank, Canaccede Servicer, Citizens Bank, N.A., as collateral agent, and the other Intercreditor Parties (as defined therein) party thereto.

“Canaccede Restructuring” means (a) the formation of Canaccede U.S. Parent as a direct Subsidiary of CL Holdings, (b) the transfer of 100% of the equity interests of Canaccede Topco Holdings from CL Holdings to Canaccede U.S. Parent, (c) the transfer from CL Holdings to Canaccede U.S. Parent of all of CL Holdings’ rights to the accounts receivable under an interest-bearing loan made by CL Holdings (acting as lender) to Canaccede Topco Holdings (acting as borrower), (d) the Canaccede Distribution and (e) any other transactions incidental to the foregoing.

“Canaccede Servicer” means Canaccede International Management Ltd., a federally incorporated Canadian corporation.

“Canaccede Topco Holdings” means Canaccede Topco Holdings Ltd., a British Columbia corporation.

“Canaccede U.S. Parent” means Canaccede U.S. Holdings LLC, a Delaware limited liability company.

“Canadian Borrowing Base Amount” has the meaning specified in the definition of Borrowing Base Amount.

“Canadian Dollars” and “C$” means the lawful currency of Canada.

“Canadian Sublimit” means an amount equal to the Canadian Borrowing Base Amount, up to a maximum amount of $85,000,000. The Canadian Sublimit is part of, and not in addition to, the Foreign Currency Commitment.

“Capital Expenditures” by a Person means all expenditures by such Person (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of such Person, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) with equity, (d) with proceeds of fixed asset sales or (e) by third parties (such as landlords).

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“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital One” means Capital One, N.A

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent or an L/C Issuer, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. Derivatives of such term have corresponding meanings.

~~“CDOR Rate” means a rate per annum equal to the greater of (a) the CDOR Screen Rate and (b) the Floor.~~

~~“CDOR Loan” shall mean a Loan that bears interest at a rate based on the CDOR Screen Rate.~~

~~“CDOR Screen Rate” means the interest rate per annum (the “CDOR Rate”), as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of one percent (1%) (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, three (3) Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.~~

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFG Canada” means CFG Canada Funding, LLC, a Delaware limited liability company.

“CFG Canada Acquisition” means the acquisition of CFG Canada by CL Holdings pursuant to that Purchase and Sale Agreement, made and entered into as of February 28, 2022, by and among CL Holdings and CFG Canada Funding Intermediate, LLC, a Delaware limited liability company.

“CFPB” means the federal Consumer Financial Protection Bureau, or any United States federal Governmental Authority succeeding to any of its principal functions.

“Change in Control” means an event or series of events by which (a) the Permitted Holders fail to, directly or indirectly, own and control, 51% or more of the equity ownership interests in each Loan Party, (b) Holdings fails to, directly or indirectly, own and control, free and clear of all Liens or other encumbrances (except for Liens in favor of the Administrative Agent under the Collateral Documents), 51% or more of the membership interests of CL Holdings, or (c) CL Holdings fails to, directly or indirectly, own and control, free and clear of all Liens or other encumbrances (except for Liens in favor of the Administrative Agent under the Collateral Documents), 100% of the equity ownership interests of each other Loan Party (other than Holdings); in each case, other than pursuant to or as a result of the sale, disposition, merger or liquidation of a Loan Party to the extent permitted hereunder. As used herein, “control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citizens” means Citizens Bank, N.A.

“CL Holdings” means CL Holdings, LLC, a Georgia limited liability company.

“Closing Date” means May 21, 2021.

“Co-Documentation Agents” means (i) as of the Closing Date, ING Capital LLC, First Horizons Bank (f/k/a First Tennessee Bank National Association), and East West Bank, (ii) with respect to the Third Amendment, ING Capital LLC, First Horizons Bank (f/k/a First Tennessee Bank National Association), and Citibank N.A. and (iii) with respect to the Fourth Amendment, ING Capital LLC, Citibank, N.A., and First Horizon Bank (f/k/a First Tennessee Bank National Association).

“Co-Syndication Agents” means (i) as of the Closing Date, Citizens, Capital One and Regions Capital Markets, a division of Regions Bank, (ii) with respect to the Third Amendment, Citizens, Capital One, Regions Capital Markets, a division of Regions Bank, DNB (UK) Limited and Synovus Bank and (iii) with respect to the Fourth Amendment, Citizens, Capital One, Regions Capital Markets, a division of Regions Bank, DNB (UK) Limited, Synovus Bank and Truist Bank.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means all collateral pledged to secure the Obligations pursuant to the Collateral Documents. For the avoidance of doubt, the equity of Canaccede U.S. Parent and the Canaccede Companies shall not be included in the Collateral.

“Collateral Documents” means each security agreement, pledge agreement and any other agreement or instrument pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Lenders.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to the Borrower in an aggregate amount not exceeding the amount set forth opposite such Lender’s name on Schedule 2.1 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.3, as such amount may be modified from time to time pursuant to the terms hereof.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 13.1, including through the Platform.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Holdings and its restricted subsidiaries calculated on a consolidated basis for such period and determined in accordance with GAAP.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Control Agreement” means, with respect to any deposit account, any securities account, or any commodity account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable Uniform Commercial Code) over such account to the Administrative Agent to the extent required by this Agreement and the other Collateral Documents.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Holdings or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“CORRA” is defined in Schedule 1.1.

“CORRA Determination Date” is defined in Schedule 1.1.

“CORRA Rate Day” is defined in Schedule 1.1

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.15.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount of its Loans or Advances denominated in Dollars outstanding at such time plus the Dollar Equivalent of the aggregate principal amount of its Loans or Advances denominated in Alternative Currencies outstanding at such time plus its Pro Rata Share of the L/C Obligations.

“Credit Extension” means an Advance and/or L/C Credit Extension as applicable.

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“Credit Parties” means the Administrative Agent, the L/C Issuers and the Lenders.

“Cumulative Credit” means, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to 50% of Consolidated Net Income (calculated on a pro forma basis) as of the last day of the most recently ended calendar quarter on or prior to such date, commencing with the quarter ending June 30, 2021, as such amount may be reduced from time to time to the extent that all or a portion of the Cumulative Credit is applied to consummate transactions to the extent permitted under Section 6.13 or Section 6.16.

“Cure Amount” is defined in Section 6.19.

“Cure Right” is defined in Section 6.19.

“Daily Simple CORRA” is defined in Schedule 1.1.

“Daily Simple CORRA Adjustment” is defined in Schedule 1.1.

“Daily Simple SOFR” is defined in Schedule 1.1.

“Daily Simple SONIA” is defined in Schedule 1.1.

“Daily Simple SONIA Loan” is defined in Schedule 1.1.

“Daily SOFR Rate” is defined in Schedule 1.1.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article 7.

“Default Rate” is defined in Section 2.5.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due unless subject to a good faith dispute or unless such failure has been cured, (b) has notified the Borrower Representative and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has (other than via an Undisclosed Administration) (i) become the subject of a bankruptcy or insolvency proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest or demonstrable error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower Representative and each Lender.

“Discharge of Obligations” is defined in Section 10.15.

“Dollar Equivalent” means, on any date of determination, with respect to any amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount, determined by Administrative Agent pursuant to Section 1.6 using the applicable Spot Rate with respect to such currency at the time in effect.

“Dollars” or “$” or “U.S. Dollars” means lawful currency of the United States of America.

“Domestic Subsidiary” means a Subsidiary of a Person incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, but excluding (i) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC and (ii) any Domestic Subsidiary that has no material assets other than the equity interests of one or more Foreign Subsidiaries that are CFCs.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Eligible Asset Pools” means those existing Asset Pools acceptable to the Lenders on the Closing Date, and newly acquired Asset Pools (including from a Permitted Acquisition) of the Borrowers acquired after the Closing Date from Portfolio Sellers not affiliated with any Loan Party (other than portfolio companies of J.C. Flowers & Co. and its Affiliates, including Jefferson Capital Topco, LLC, a Delaware limited liability company, and its Subsidiaries (other than Holdings and its Subsidiaries)), so long as such sales are at arm’s length), and, in each case:

(a)            the Borrower owns the Receivables, or economic rights thereto, and Assets in such Asset Pool;

(b)            the Receivables and the Assets in such Asset Pool are subject to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Lenders and are not subject to any other Liens (other than Permitted Liens);

(c)            the Receivables in such Asset Pool, taken as a whole, comply in all material respects with all applicable laws, rules and regulations, including without limitation truth in lending and credit disclosure laws and regulations;

(d)            since the acquisition of such Asset Pool by the Borrower, no sale of any Receivable within such Asset Pool has occurred except arm’s length sales;

(e)            such Eligible Distressed Pools, Eligible Insolvency Pools, Eligible Payment Rewards Pools, Eligible UK Distressed Pools, Eligible UK Insolvency Pools, Eligible Canadian Distressed Pools and Eligible Canadian Insolvency Pools, on a quarterly aggregate basis, have a Progress Ratio of 80% or more for the most recently ended calendar quarter, provided that any Eligible Insolvency Pool, Eligible UK Insolvency Pool or Eligible Canadian Insolvency Pool with respect to which the Borrower has collected less than 4% of its original forecasted projected collections shall be deemed to satisfy this clause (e);

(f)             the Receivables in such Asset Pool are payable in United States dollars, or (i) with respect to the Receivables in the Eligible UK Distressed Pool and Eligible UK Insolvency Pool are payable in British Pounds Sterling and (ii) with respect to the Receivables in the Eligible Canadian Distressed Pool and Eligible Canadian Insolvency Pool are payable in Canadian Dollars; and

(g)            for any Asset Pool acquired after September 30, 2020, it does not contain any Payday Loans or Predatory Lending Loans.

An Asset Pool which is at any time an Eligible Asset Pool but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Asset Pool, until such time as it once again, based on a newly delivered Borrowing Base Certificate, meets all of the foregoing requirements. The amount of Eligible Asset Pools shall be determined by the Administrative Agent in its Permitted Discretion from the Borrowing Base Certificate and supporting reports delivered to the Administrative Agent and the Lenders pursuant to the terms of this Agreement. Any Asset Pools that are not Eligible Asset Pools shall nevertheless be part of the Collateral.

“Eligible Canadian Distressed Pools” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of Canada and (c) not bankrupt at the time of CFG Canada’s acquisition of such Asset Pool.

“Eligible Canadian Insolvency Pool” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of Canada and subject to the jurisdiction of the courts of Canada and (c) subject to an insolvency proceeding under the Bankruptcy and Insolvency Act of 1985 at the time of the Borrower’s acquisition of such Asset Pool (other than an immaterial portion of such Account Debtors who may not be so subject).

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“Eligible Credit Card Receivables” means, as of any date of determination, an amount equal to the gross receivables owing to the Borrower under the credit cards issued to consumers by the Borrower in its “Payment Rewards” program (but specifically excluding the portion of the balance transferred to such credit cards under the “Payment Rewards” program), which credit card receivables are payable in United States dollars and satisfy the criteria set forth below. A credit card receivable shall be an Eligible Credit Card Receivable if:

(a)            the Borrower owns such receivable or, if the receivable relates to closed Majestic/Embrace credit card accounts, the Borrower has economic rights in such receivable;

(b)            such receivable is subject to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Lenders at the time it comes into existence and continues to meet the same until it is collected in full and is not subject to any other Liens (other than Permitted Liens);

(c)            the Account Debtor for such receivable is an individual resident of the United States or United States territories;

(d)            such receivable is not more than 90 days past due (provided, however, in no event shall any receivable which had previously been past due more than 90 days but is reflected as current on the Borrower’s books as a result of any skipped payments authorized by the Borrower, any revised payment terms or any other action to “refresh” or make “current” a past due account, be included herein until such time as the Account Debtor with respect to such receivable has made minimum monthly payments for three consecutive months);

(e)            the Account Debtor for such receivable has not received the benefit of any skipped payment, revised payment terms or any other action to “refresh” or make “current” such receivable more than twice in any calendar year;

(f)             the Account Debtor for such receivable has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such receivable (but the portion of the receivable of such Account Debtor in excess of the amount at any time and from time to time owed or claimed owed by the Borrower to such Account Debtor shall be deemed eligible);

(g)            there are no facts, events or occurrences known to the Borrower which would impair the validity, enforceability or collectability of such receivable or reduce the amount payable or delay payment thereunder;

(h)            such receivable was originated in accordance with, and complies (in all respects except to the extent any noncompliance is immaterial and would not adversely affect the collectability or amount of such receivable) with, all applicable laws, rules and regulations, including without limitation the following to the extent applicable: usury laws, all lending and other licensure requirements applicable thereto, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, Regulations B and Z of the Board of Governors of the Federal Reserve System, the Credit Card Accountability and Disclosure Act, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable;

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(i)             the Borrower has not received notice of any proceedings or actions which are threatened or pending against the Account Debtor obligated on such receivable which might result in any material adverse change in any such Account Debtor’s financial condition (including, without limitation, any bankruptcy or similar proceeding); and

(j)             such receivable is owed by a creditworthy Account Debtor.

A credit card receivable which is at any time an Eligible Credit Card Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Credit Card Receivable, until such time as it once again, based on a newly delivered Borrowing Base Certificate, meets all of the foregoing requirements. The amount of Eligible Credit Card Receivables shall be determined by the Administrative Agent in its Permitted Discretion from the Borrowing Base Certificate and supporting reports delivered to the Administrative Agent and the Lenders pursuant to the terms of this Agreement. Any credit card receivables that are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral. For the avoidance of doubt, Eligible Credit Card Receivables shall not include any receivables included in the determination of Estimated Remaining Collections.

“Eligible Distressed Pool” means an Eligible Asset Pool (other than an Eligible Payment Rewards Pool) where the applicable Account Debtors are (a) individuals, (b) residents of the United States or United States territories and (c) not bankrupt at the time of the Borrower’s acquisition of such Asset Pool.

“Eligible Insolvency Pool” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of the United States or United States territories or otherwise subject to the jurisdiction of the United States bankruptcy court and (c) subject to a Chapter 13 or Chapter 7 bankruptcy proceeding or a court-ordered Chapter 13 bankruptcy plan or dismissal or Chapter 7 bankruptcy dismissal or conversion to Chapter 13 at the time of the Borrower’s acquisition of such Asset Pool (other than an immaterial portion of such Account Debtors who may not be so subject).

“Eligible Payment Rewards Pool” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of the United States or United States territories, (c) have elected to participate in the Borrower’s “Payment Rewards” program to obtain a new credit card in exchange for paying all or a portion of the Receivables in the Asset Pool provided, however, in no event shall the balances of the new credit granted to consumers under the program be included in such Eligible Asset Pool and (d) not bankrupt at the time of the Borrower’s acquisition of such Asset Pool.

“Eligible UK Distressed Pools” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of the United Kingdom and (c) not bankrupt at the time of JCIA’s acquisition of such Asset Pool.

“Eligible UK Insolvency Pool” means an Eligible Asset Pool where the applicable Account Debtors are (a) individuals, (b) residents of the United Kingdom and subject to the jurisdiction of the courts of the United Kingdom and (c) subject to an insolvency proceeding under the United Kingdom Insolvency Act of 1986 at the time of the Borrower’s acquisition of such Asset Pool (other than an immaterial portion of such Account Debtors who may not be so subject).

“Emblem Accounts” means the deposit accounts listed on Schedule 2.2 to this Agreement.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of environmental hazards on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Erroneous Payment” has the meaning assigned to such term in Section 10.20(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 10.20 (d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 10.20 (d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 10.20 (d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 10.20 (d).

“Estimated Remaining Collections” means, as of any date of determination, the aggregate gross remaining cash collections which the Borrower anticipates receiving from an Asset Pool , as calculated by the Borrower in a manner consistent with past practice and with the methodology employed in the reporting of Estimated Remaining Collections in the Borrower’s financial statements; provided, however, (a) the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained by the Borrower to the Administrative Agent and each Lender in full detail upon the Administrative Agent’s request, (b) any material deviation from the method and assumptions used in computing Estimated Remaining Collections on the Closing Date must be acceptable to the Required Lenders in their Permitted Discretion, (c) the Estimated Remaining Collections with respect to Eligible Insolvency Pools, Eligible UK Insolvency Pools and Eligible Canadian Insolvency Pools with an estimated collection time in excess of seventy-two (72) months following acquisition thereof by the Borrower shall not exceed 3.0% of the Borrower’s aggregate Estimated Remaining Collections (calculated after giving effect to such acquisition), (d) the Estimated Remaining Collections with respect to Eligible Asset Pools (other than Eligible Insolvency Pools, Eligible UK Insolvency Pools and Eligible Canadian Insolvency Pools) with an estimated collection time in excess of ninety-six (96) months following acquisition thereof by the Borrower shall not exceed 6.0% of the Borrower’s aggregate Estimated Remaining Collections (calculated after giving effect to such acquisition), (e) the Estimated Remaining Collections of the Receivables in any Asset Pool with a purchase price greater than $4,000,000 that are out of statute at the time of purchase shall not exceed 20% of the Estimated Remaining Collections of all Receivables in such Asset Pool without the prior written consent of the Administrative Agent, and (f) the Estimated Remaining Collections of the Receivables that are out of statute shall not exceed 7% of the Estimated Remaining Collections of all Receivables included within the Borrowing Base Amount without the prior written consent of the Administrative Agent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“Excluded Account” means any account (a) which contains cash consisting solely of funds (i) exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, or (ii) exclusively used or to be used to pay all Taxes required to be collected, remitted or withheld by any Loan Party, (b) which is a trust or reserve account or otherwise in which any Loan Party holds as an escrow or fiduciary for the benefit of another person that is not an Affiliate of such Loan Party (including, without limitation, (i) any accounts exclusively used or to be used to hold cash of any of the Loan Parties’ customers and (ii) the Emblem Accounts (so long as such accounts continue to satisfy the criteria set forth in this clause (b))), (c) which is a zero balance account, (d) which is not located in the United States and/or (e) with an aggregate amount on deposit at any one time not to exceed, for all such accounts under this clause (e), the greater of (i) $1,500,000 or (ii) 20% of the prior month’s total collections of the Loan Parties.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of any guaranty (including any Guaranty) of such Guarantor of, or the grant by the Guarantor of a Lien to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 6.20 and any other “keepwell”, support or other agreements for the benefit of such Guarantor) at the time that such guaranty or grant becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or grant is or becomes illegal or unlawful.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, (a) any Taxes imposed on its overall net income (however denominated), franchise Taxes, branch profits Taxes or any similar Taxes imposed on it, in each case, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized, (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located, or (iii) as the result of any other present or former connection between such party and the jurisdiction imposing such Tax (other than connections arising from such party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any of its rights under any Loan Document, or sold or assigned an interest in any Loan, any participation in any Loan Document); (b) in the case of any Non-U.S. Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or such Lender changes its lending office (other than a change pursuant to a Borrower request pursuant to Section 3.6), except to the extent that amounts with respect to such taxes were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 3.5(d) or Section 3.5(e); or (d) any Taxes imposed by FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility Termination Date” means the date that is the earliest to occur of (i) April 26, 2028, (ii) the date that is 91 days in advance of the earliest final scheduled maturity date of notes issued under the Notes Indenture, if any such notes are outstanding under the Notes Indenture on such date, and (iii) the date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations thereunder or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the United States Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds Effective Rate; provided, however, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion and (b) 0.00%.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means (i) the fee letter dated May 20, 2021, among the Borrowers, the Administrative Agent and Citizens, (ii) the fee letter dated May 20, 2021, among the Borrowers and Capital One, (iii) the fee letter dated May 20, 2021, among the Borrowers and Regions Bank, (iv) the Second Amendment Fee Letter, (v) the Third Amendment Fee Letter and (vi) the Fourth Amendment Fee Letter.

“Field Audit” is defined in Section 6.9.

“Fifth Amendment” means the Amendment No. 5 to Credit Agreement, dated as of June 3, 2024, by and among the Borrowers and the Administrative Agent.

“Financial Covenant” is defined in Section 6.19.

“Financial Covenant Default” means a Default as a result of the failure by Borrower to comply with any of the covenants set forth in Section 6.19.

“First Amendment” means the Amendment No. 1 to Credit Agreement, dated as of December 28, 2021, entered into among the Borrower and the Administrative Agent.

“First Amendment Effective Date” means the date all of the conditions precedent in the First Amendment are satisfied.

“Fixed Charge Coverage Ratio” means, as of the end of the last day of each calendar quarter and calculated for a trailing twelve month period, with respect to Holdings and its restricted subsidiaries, on a consolidated basis, the ratio of: (a) total cash collected, less the sum of the following without duplication (i) total cash collection costs, (ii) total cash operating expenses, (iii) unfinanced cash Capital Expenditures, (iv) income taxes paid in cash, (v) all Tax Distributions paid in cash, (vi) any other dividends, redemptions and distributions (excluding tax distributions) paid in cash to JCAP Holdings the proceeds of which are distributed by JCAP Holdings to its equity holders, and (vii) Investments made in cash in Unrestricted Subsidiaries, to (b) the sum of (i) Interest Expense paid in cash, (ii) to the extent not already included, cash interest expense of JCAP Holdings on JCAP Holdings Funded Debt (including the cash interest expense related to the JCAP Holdings Debt but excluding all interest expense related to non-recourse debt), and (iii) any actual principal payments on Subordinated Indebtedness paid in cash (other than any such payment on Subordinated Indebtedness constituting payment in full of the outstanding principal amount of such Subordinated Indebtedness).

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“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Documents” is defined in Section 10.16.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Insurance Policies” has the meaning set forth in Section 6.6(b).

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means an area identified by the Federal Emergency Management Agency (or any successor agency) as a “Special Flood Hazard Area” with respect to which flood insurance has been made available under Flood Insurance Laws.

“Floor” is defined in Schedule 1.1.

“Foreign Currency Borrowers” means JCIA and CFG Canada.

“Foreign Currency Commitment” means the Commitment of the Foreign Currency Lenders to provide Loans under the Foreign Currency Subfacility in an aggregate amount not to exceed $135,000,000, as increased or decreased from time to time pursuant to the terms hereof. For the avoidance of doubt, the Foreign Currency Commitment is part of, and not in addition to, the Aggregate Commitment.

“Foreign Currency Lenders” means the Lenders listed on Schedule 2.01 with a Foreign Currency Commitment, and any other Lender with a Foreign Currency Commitment that shall have become a party hereto pursuant to Section 12.3.

“Foreign Currency Loan” means any Loan made by the Foreign Currency Lenders under the Foreign Currency Subfacility.

“Foreign Currency Subfacility” means an amount equal to the lesser of (i) the sum of the UK Sublimit and the Canadian Sublimit, and (ii) the Foreign Currency Commitment.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means the Amendment No. 4 to Credit Agreement, dated as of the Fourth Amendment Effective Date, entered into among the Borrowers, the Guarantors signatory thereto, the Increasing Lenders (for this purpose only, as defined in the Fourth Amendment) and the other Lenders signatory thereto and the Administrative Agent.

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“Fourth Amendment Effective Date” means September 29, 2023.

“Fourth Amendment Fee Letter” means the fee letter, dated as of September 29, 2023, entered into among the Borrowers and Citizens Bank.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, in respect of any Person, all of such Person’s Indebtedness for borrowed money as determined on a consolidated basis and in accordance with GAAP.

“FX Hedging Obligations” means all amounts owing by any Loan Party to any of the Lenders, or any Affiliates of such Lenders, under any foreign exchange agreement, currency swap agreement, currency option agreement or other agreement or arrangement with respect to foreign exchange or currency risk.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4. Notwithstanding the foregoing, Holdings and its Subsidiaries may switch from the “perfect hindsight” methodology to the “effective yield” methodology.

“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group(s)” with respect to Loans is defined in Section 2.2.1.

“Guarantor(s)” means each of Holdings; each existing and future direct and indirect Domestic Subsidiary of Holdings (other than the Borrowers), including on the Fourth Amendment Effective Date (i) Majestic Capital Holdings, LLC, a Georgia limited liability company; (ii) JCIA Holdings, LLC, a Georgia limited liability company; (iii) Credit Link Account Recovery Solutions Limited, a limited company organized under the laws of England and Wales; (iv) FMT Services, LLC, a Delaware limited liability company; and (v) JCIA Servicing Company LLC, a Delaware limited liability company; and any other Person at any time executing a Guaranty; or any one or more of them; provided that in no event shall an Unrestricted Subsidiary be a Guarantor.

“Guaranty(ies)” means any one or more of those certain Guaranties executed by the Guarantors and delivered to the Administrative Agent and the Lenders guaranteeing the Obligations hereunder, as each may be amended, modified, supplemented, restated or replaced from time to time.

“Holdings” means JCAP Intermediate LLC, a Delaware limited liability company.

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“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) Contingent Obligations, (h) obligations with respect to any interest rate swap, cap, collar or option agreement, or any other agreement pursuant to which such Person hedges interest rate risk, and (i) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Interest Expense” means for any period the interest expense of Holdings and its Subsidiaries calculated on a consolidated basis for such period and determined in accordance with GAAP (including all imputed interest on Capital Leases).

“Interest Period” means, with respect to (i) any SOFR Loan in Dollars, the period commencing on the date such Loan is borrowed or continued as, or converted into, a SOFR Loan and ending on the date one or three months thereafter as selected by the Borrower Representative pursuant to Section 2.2.2 or 2.2.3, as the case may be, and (ii) any ~~CDOR~~Term CORRA Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a ~~CDOR~~Term CORRA Loan and ending on the date one~~, two~~ or three months thereafter as selected by the Borrower Representative pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(i)             if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)           the Borrower may not select any Interest Period which would extend beyond the scheduled Facility Termination Date.

“Investment” of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“JCap” means Jefferson Capital Systems, LLC, a Georgia limited liability company (f/k/a CreditLogistics, LLC, a Georgia limited liability company, as successor-by-merger to Jefferson Capital Systems, LLC, a Georgia limited liability company).

“JCAP Holdings” means Jefferson Capital Holdings, LLC, a Delaware limited liability company.

“JCAP Holdings Debt” means Indebtedness for borrowed money incurred by JCAP Holdings after the Closing Date, in one or more public or private transactions, on arms’ length terms provided by an unaffiliated institutional lender or a syndicate of unaffiliated institutional lenders.

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“JCAP Holdings Debt Service Distributions” means cash distributions made by CL Holdings to Holdings so that Holdings and any Parent Company of Holdings may make further distributions to JCAP Holdings, in each case solely to the extent necessary, without duplication, to fund scheduled cash interest payments on JCAP Holdings Debt.

“JCAP Holdings Distributable Cash” means, as of any date of determination, all distributable cash and cash equivalents of JCAP Holdings and its Subsidiaries (other than Holdings and its restricted subsidiaries).

“JCAP Holdings Funded Debt” means all Funded Debt of JCAP Holdings and its Subsidiaries (other than (a) any such Indebtedness of Holdings and its restricted subsidiaries, (b) Indebtedness of the Canaccede Companies, (c) Indebtedness of JCAP Funding Intermediate, LLC and its subsidiaries and (d) any such Indebtedness constituting non-recourse Indebtedness (it being expressly understood and agreed that any customary “bad boy” guarantees or representations shall be disregarded in determining JCAP Holdings Funded Debt)).

“JCIA” means JC International Acquisition, LLC, a Georgia limited liability company.

“Joint Lead Arrangers” means (i) as of the Closing Date, Citizens, Capital One and Regions Capital Markets, a division of Regions Bank, (ii) with respect to the Third Amendment, Citizens, Capital One, Regions Capital Markets, a division of Regions Bank, DNB (UK) Limited and Synovus Bank and (iii) with respect to the Fourth Amendment, Citizens, Capital One, Regions Capital Markets, a division of Regions Bank, DNB (UK) Limited, Synovus Bank and Truist Securities, Inc.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an Advance.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“L/C Draw Date” is defined in Section 2.15.3(a).

“L/C Expiration Date” means the day that is five days prior to the Facility Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee Rate” is defined in the definition of Applicable Margin.

“L/C Issuer” means Citizens, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all L/C Unreimbursed Amounts, including all L/C Borrowings.

“L/C Sublimit” means an amount equal to $5,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitment.

“L/C Unreimbursed Amounts” is defined in Section 2.15.3(a).

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to Section 2.1.2 or Section 12.3, other than any such Person that ceases to be a party hereto pursuant to Article 12.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.10.

“Letter of Credit” and “Letters of Credit” means all letters of credit issued by the L/C Issuer upon the execution and delivery by the Borrower and the acceptance by the L/C Issuer of a L/C Application and, if required by the L/C Issuer, a Letter of Credit Agreement.

“Letter of Credit Documents” means, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any L/C Application and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral for such obligations.

“Leverage Ratio” means, as of the end of the last day of each calendar quarter, the ratio of (a) the sum of (i) JCAP Holdings Funded Debt plus (ii) Funded Debt of Holdings and its restricted subsidiaries minus (iii) cash and cash equivalents on hand of JCAP Holdings and Holdings and its restricted subsidiaries in excess of $2,000,000 in the aggregate, to (b) the sum of (i) JCAP Holdings Distributable Cash plus (ii) Adjusted JCAP Holdings Cash EBITDA for the trailing twelve months ended on such date.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Liquidity Buffer” means cash on hand at the Loan Parties plus “net availability” as reflected in the most recently delivered Borrowing Base Certificate.

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 or Section 2.17, as the case may be.

“Loan Documents” means this Agreement, any Notes, the Fee Letters, the Guaranties, the Collateral Documents, each Letter of Credit Application, the Canaccede Intercreditor Agreement, the Canaccede Intercreditor Party Supplement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15.7.

“Loan Limit” means, at any time, an amount equal to the lesser of (a) the Aggregate Commitment, (b) 95% of the Net Book Value of Eligible US, UK and Canadian Receivables Portfolios as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent on or prior to such time, and (c) the Borrowing Base Amount as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent on or prior to such time.

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“Loan Maturation/Interest Payment Date” means, in the case of a Loan, each date upon which interest on Loans of such Type is specified to be payable pursuant to Section 2.8.

“Loan Party” or “Loan Parties” means the Borrowers and the Guarantors, or any one or more of them. For the avoidance of doubt, in no event shall an Unrestricted Subsidiary be a Loan Party.

“Material Adverse Effect” means a material adverse change in, or material adverse effect upon, (a) the business, Property, financial condition, or results of operations of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $2,000,000 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“MIRE Event” means if there are any mortgaged properties at any time, any increase, extension of the maturity or renewal of any of the Commitments or Loans (including any incremental credit facility hereunder, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit).

“Multiemployer Plan” means a multiemployer Plan, within the meaning of Section 4001(a)(3) of ERISA, to which any Loan Party or any member of the Controlled Group may have any liability.

“Net Book Value of Eligible US, UK and Canadian Receivables Portfolios” means, as of the date of determination, an amount equal to the aggregate net book value of the Eligible Credit Card Receivables, Eligible Distressed Pools, Eligible Insolvency Pools, Eligible Payment Rewards Pools, Eligible UK Distressed Pools, Eligible UK Insolvency Pools, Eligible Canadian Distressed Pools and Eligible Canadian Insolvency Pools.

“New Cash Equity Contributions” means cash equity contributions made to Holdings by its members (or equivalent equity holders) substantially contemporaneously with the planned use thereof.

“Non-U.S. Lender” is defined in Section 3.5(d).

“Non-Use Fee Rate” is defined in the definition of Applicable Margin.

“Note” is defined in Section 2.7(c).

“Notes Indenture” means that certain indenture, dated as of August 4, 2021, among JCAP Holdings, as notes issuer, U.S. Bank National Association, as trustee, and JCap Funding Intermediate LLC, Canaccede U.S. Holdings LLC and CFG Canada Funding Intermediate LLC as guarantors, pursuant to which JCAP Holdings issued $300,000,000 of its 6.000% Senior Notes due August 15, 2026.

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“Notice of Conversion/Continuation” is defined in Section 2.2.3(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans (including, for the avoidance of doubt, any Loans (plus any accrued and unpaid interest thereon) held by the Administrative Agent as a result of an Erroneous Payment Deficiency Assignment in accordance with Section 10.20(d)), the L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the L/C Issuer or any indemnified party, in each case, arising under the Loan Documents, the Rate Protection Obligations, the Bank Product Obligations, or the FX Hedging Obligations, in each case whether now existing or hereafter created or incurred, and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding. Notwithstanding the foregoing, the Obligations with respect to any particular Guarantor shall not include Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Operating Lease” of a Person means any lease of Property by such Person as lessee which is not a Capitalized Lease.

“Original Projections” means, with respect to any Asset Pool, the original collection, timing and internal rate of return projections for such Asset Pool as of the date such Asset Pool was acquired by the Borrower.

“Other Taxes” is defined in Section 3.5(b).

“Parent Company” means (a) JCAP Holdings and (b) any other Person of which Holdings is a direct or indirect wholly-owned Subsidiary.

“Participants” is defined in Section 12.2.1.

“Payday Loans” means Receivables arising out of loans or advances that can be characterized or classified by the CFPB as a “payday loan”, a “cash advance loan”, a “check loan”, a “title loan” or a “short term personal loan”.

“Payment Condition” shall be deemed to be satisfied in connection with a transaction restricted by this Agreement if: (a) no Default has occurred and is continuing or would result immediately after giving effect to such transaction; (b) the “Liquidity Buffer” on a pro forma basis giving effect to the subject transaction (and over the prior 30-day period on a pro forma basis assuming such transaction occurred on the first day of such 30-day prior period) is at least 15% of the Loan Limit at such time; and (c) the Senior Leverage Ratio, determined on a pro forma basis after giving effect to such transaction, recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are available, does not exceed 1.50 to 1.

“Payment Recipient” has the meaning assigned to such term in Section 10.20(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

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“Permitted Acquisition” means any Acquisition by the Borrower or any Wholly-Owned Domestic Subsidiary where:

(a)            the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Closing Date, or business substantially related thereto;

(b)            immediately before and after giving effect to such Acquisition, no Default or Unmatured Default shall exist;

(c)            [reserved];

(d)            immediately after giving effect to such Acquisition, Borrower is in pro forma compliance with all Financial Covenants set forth in Section 6.19;

(e)            in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;

(f)             substantially contemporaneously with the consummation of such Acquisition, Administrative Agent shall have received complete executed or final copies of each material document, instrument and agreement to be executed in connection with such Acquisition;

(g)            for any Acquisition involving consideration in excess of $5,000,000, not fewer than 10 Business Days prior to the consummation of such Acquisition, the Borrower Representative shall have caused to be delivered to the Administrative Agent (i) an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information), operating results (including financial statements for the most recent 12-month period to the extent they are available), and the terms and conditions, including economic terms, of such proposed Acquisition, (ii) a Projected Collections and Expense Report for any Asset Pools obtained in such Acquisition, and (iii) the Borrower Representative’s calculation of pro forma Adjusted Cash EBITDA (which calculation shall be in accordance with the “Adjusted Cash EBITDA” definition);

(h)            within sixty (60) days following the consummation of such Acquisition (or such later date as the Administrative Agent may agree in its reasonable discretion), the target company (if such Acquisition is structured as a purchase of equity) or the Loan Party (if such Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) executes and delivers to Administrative Agent the documents contemplated by Section 6.18 to the extent required thereby;

(i)             if the Acquisition is structured as a merger, a Borrower or a Wholly-Owned Domestic Subsidiary of a Borrower that is a Loan Party is the surviving entity; and

(j)             if the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with the Acquisition is greater than $4,000,000, the Estimated Remaining Collections of the receivables to be acquired through such Acquisition that are out of statute at the time of purchase is not greater than 20% of the Estimated Remaining Collections of all receivables to be acquired through such Acquisition.

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“Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Administrative Agent (if the determination is made by the Administrative Agent) or the Required Lenders (if the determination is made by the Required Lenders), as applicable, for comparable asset-based lending transactions.

“Permitted Holders” means J.C. Flowers & Co. and any other affiliated investment funds which are managed or controlled thereby, advised thereby or an Affiliate thereof (other than portfolio companies thereof).

“Permitted Liens” means Liens specified in Sections 6.14(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and (p).

“Permitted Priority Liens” means Liens specified in Sections 6.14(a), (b), (c), (d), (e), (f), (i), (j), (k), (l), (m), (n) and (o).

“Permitted Purposes” means (a) with respect to the initial Advance on the Closing Date, to repay and terminate the Existing Credit Agreement (as defined in the Credit Agreement as in effect as of the Closing Date) and (ii) repay up to an aggregate of not less than $40,000,000 of outstanding Indebtedness under the Second Lien Credit Facility (as defined in the Credit Agreement as in effect as of the Closing Date), (b) to finance the purchase after the Closing Date of Eligible Asset Pools and Permitted Acquisitions, (c) for general working capital purposes and general corporate purposes, (d) to fund distributions by Holdings and its Subsidiaries to the extent permitted in Section 6.16(a), Section 6.16(b), Section 6.16(d) and Section 6.16(e) and (e) to fund Investments to the extent permitted in Section 6.13 (excluding, for the avoidance of doubt, Investments permitted in Section 6.13(u)).

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Loan Party has any liability (including on account of any member of the Controlled Group).

“Pool” means an Eligible Distressed Pool, Eligible Insolvency Pool, Eligible Payment Rewards Pool, Eligible Canadian Distressed Pool, Eligible Canadian Insolvency Pool, Eligible UK Distressed Pool, or Eligible UK Insolvency Pool, as applicable.

“Portfolio Report” means a report or series of reports, in a form reasonably acceptable to the Administrative Agent, which taken together list all of the following with respect to the Asset Pools (other than Asset Pools acquired prior to 2013) on an aggregated per line of business basis: (a) all domestic and international (broken down by country) portfolios owned (legally or beneficially); (b) the asset class, including, whether it is consumer or commercial; (c) the acquisition date; (d) the original purchase price, (e) any adjustments or put-backs with respect to the purchase price or Portfolio Sellers, (f) the percentage of the original purchase price to face value, (g) the estimated transaction costs, (h) the all-in purchase price, (i) original gross and net collection projections, (j) current gross and net collection projections, (k) the adjustments to the projections since they were first delivered, (l) actual cash received to date; (m) internal rate of return for such aggregated Asset Pools; (n) rollforward and collections performance; (o) monthly vintage details (line of business and asset class); and (p) vintage details (line of business and asset class).

“Portfolio Seller” means a Person who sells one or more Asset Pools to a Borrower.

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“Predatory Lending Loans” means Receivables that would be characterized or classified by the CFPB (or, in the case of the Foreign Currency Subfacilities, the equivalent United Kingdom or Canadian regulatory body, as applicable) as a “predatory lending loan” (or, in the case of the Foreign Currency Subfacilities, the United Kingdom or Canadian equivalent, as applicable).

“Prime Rate” means, for any day, the rate per annum in effect for such day as publicly announced from time to time by Citizens or its parent company as its prime rate (whether or not such rate is actually charged by Citizens), which is not intended to be Citizens’ lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by Citizens shall take effect at the opening of business on the day specified in the public announcement of such change.

“Progress Ratio” means, for the Pools determined on an aggregate basis as of the last day of a calendar quarter, the ratio expressed as a percentage of (a) the amount of the actual gross cash collections for such Pools for such calendar quarter to (b) the Estimated Remaining Collections for such Pools as set forth in the Asset Pools Report delivered to the Administrative Agent for the period ending on the last day of such calendar quarter.

“Projected Collections and Expense Report” shall mean the Borrower’s monthly or quarterly projections with respect to each Asset Pool, including Estimated Remaining Collections and expenses with respect thereto. The Projected Collections and Expense Report shall be in the form of Exhibit I or otherwise reasonably acceptable to the Administrative Agent.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means:

(a)            at any time prior to the Aggregate Commitment being terminated or reduced to zero, and with respect to a Lender and such Lender’s obligation to make advances, or right to receive payments of principal and interest and fees, with respect to Loans (other than Foreign Currency Loans to be made or outstanding under the Foreign Currency Commitment), or its obligation to make L/C Advances or right to receive payments with respect thereto, or its obligation to purchase interests and participations in Letters of Credit, or its right to share in Letter of Credit fees, and without limiting the foregoing for all other purposes of Section 2.15, and for purposes of Section 11.2(a), a fraction (expressed as a percentage in no more than nine (9) decimal places), determined by dividing (i) such Lender’s Commitment (minus its Foreign Currency Commitment, if any), by (ii) the Aggregate Commitment (minus the Foreign Currency Commitment);

(b)            at any time prior to the Aggregate Commitment being terminated or reduced to zero, and with respect to a Foreign Currency Lender and its obligation to make advances, or right to receive payments of principal and interest and fees, with respect to Foreign Currency Loans to be made or outstanding under the Foreign Currency Commitment, a fraction (expressed as a percentage in no more than nine (9) decimal places), determined by dividing (i) such Foreign Currency Lender’s Foreign Currency Commitment, by (ii) the Foreign Currency Commitment;

(c)            at any time prior to the Aggregate Commitment being terminated or reduced to zero, and with respect to a Lender and such Lender’s rights or obligations under Sections 2.1.2(b), 2.3(b), 10.5, 10.8 or 11.2(b), a fraction (expressed as a percentage in no more than nine (9) decimal places), determined by dividing (i) such Lender’s Commitment, by (ii) the Aggregate Commitment; and

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(d)            at any time from and after the time the Aggregate Commitment has been terminated or reduced to zero, and with respect to a Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), determined by dividing (i) the aggregate unpaid principal amount of such Lender’s Credit Exposure by (ii) the Aggregate Credit Exposure.

“Purchasers” is defined in Section 12.3.1.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.15.

“Rate Protection Agreement” means any interest rate swap, cap, collar or option agreement, or any other agreement pursuant to which the Borrower hedges interest rate risk with respect to a portion of the Obligations, entered into by the Borrower with a Rate Protection Provider.

“Rate Protection Obligations” means the liabilities, indebtedness and obligations of the Borrower, if any, to any Rate Protection Provider under a Rate Protection Agreement.

“Rate Protection Provider” means any Lender, or any Affiliate of any Lender, that is the counterparty of the Borrower under any Rate Protection Agreement.

“Receivable” has the meaning specified in the definition of Asset Pool.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stock applicable to member banks of the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” is defined in Schedule 1.1.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6.

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“Required Lenders” means Lenders in the aggregate having at least fifty-one percent (51%) of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least fifty-one percent (51%) of the Aggregate Credit Exposure; provided that the Commitment and Credit Exposure held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and any amounts denominated in an Alternative Currency shall be translated into Dollars at the Dollar Equivalent in effect on the most recent Calculation Date; and provided further that for purposes of Section 2.15, the Foreign Currency Commitment and the Foreign Currency Lenders’ Credit Exposure relating to the Foreign Currency Subfacility shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” is defined in Section 6.16.

“Restricted Subsidiaries” with respect to Holdings, means CL Holdings and each Subsidiary of CL Holdings (other than any Unrestricted Subsidiary).

“Revised Projections” means, with respect to any Asset Pool regardless of when acquired, the revised collection, timing and internal rate of return projections for such Asset Pool that are reduced to match any internal impairment determinations. In each case, for avoidance of doubt, projections may only be revised for periods in the future.

“RFR Margin” is defined in the definition of Applicable Margin.

“RFR Rate Day” is defined in Schedule 1.1.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EEA Member Country, (b) any Person or group operating, organized or resident in a Sanctioned Country to the extent such Person is subject to Sanctions, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic, financial or trade sanctions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Second Amendment” means the Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, entered into among the Borrowers, the Administrative Agent, the Foreign Currency Lenders and the other Lenders party thereto.

“Second Amendment Fee Letter” means the fee letter dated as of January 28, 2022, entered into among CL Holdings, JCap, JCIA, and Citizens Bank.

“Second Amendment Effective Date” means February 28, 2022.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Party” has the meaning assigned to such term in the Security Agreement.

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“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among Holdings, the Borrowers, each of the Guarantors party thereto and Citizens Bank, N.A., as collateral agent.

“Senior Debt” means all of the Funded Debt of Holdings and its restricted subsidiaries other than (a) Subordinated Indebtedness, (b) secured Indebtedness that is secured by Liens which are junior to the Liens securing the Obligations and (c) to the extent not otherwise covered by clause (a), all other unsecured Indebtedness.

“Senior Leverage Ratio” means, as of the end of the last day of each calendar quarter, the ratio of (a) Senior Debt minus cash and cash equivalents on hand of the Loan Parties in excess of $2,000,000, to (b) TTM Adjusted Cash EBITDA.

“Single Employer Plan” means a Plan maintained by any Loan Party or with respect to which any Loan Party has any liability (including on account of any member of the Controlled Group).

“SOFR” is defined in Schedule 1.1.

“SOFR Administrator” is defined in Schedule 1.1.

“SOFR Administrator’s Website” is defined in Schedule 1.1.

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate” and the definition of “Daily SOFR Rate”.

“SOFR Margin” is defined in the definition of Applicable Margin.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is generally paying its debts as they become due (unless such debts are the subject of a bona fide dispute) and is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value (taken as a going concern) of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (e) the present fair salable value (taken as a going concern) of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” is defined in Schedule 1.1.

“SONIA Administrator” is defined in Schedule 1.1.

“SONIA Administrator’s Website” is defined in Schedule 1.1.

“Spot Rate” is defined in Section 2.17.7.

“Spread Adjusted SONIA” means, with respect to any Business Day, a rate per annum equal to the sum of (a) SONIA plus (b) 0.0326% (3.26 basis points).

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“Student Loans” means Receivables arising out of student loans.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations pursuant to a written agreement in form and substance reasonably acceptable to the Administrative Agent.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Substantial Portion” means, with respect to the Property of a Person, Property which represents more than 25% of the assets of such Person or Property which is responsible for more than 25% of the net income of such Person, in each case, as would be shown in the financial statements of such Person as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supported QFC” has the meaning specified in Section 9.15.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under or with respect to any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tangible Net Worth” means, at any time, the total of all assets appearing on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP, after deducting all proper reserves (including reserves for depreciation and amortization) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, (ii) any amounts due from shareholders, Affiliates, officers or employees of Holdings and its Subsidiaries, and (iii) all liabilities of Holdings and its Subsidiaries that would be shown as such on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP, and excluding non-cash gains or losses related to marking to market Swap Obligations. For the avoidance of doubt, it is expressly understood and agreed that “Tangible Net Worth” as of December 31, 2022 is equal to $114,177,523.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Distributions” means, for any taxable period ending after the Closing Date for which CL Holdings is disregarded as an entity separate from a partnership for U.S. federal income tax purposes, distributions by CL Holdings to Holdings, and distributions by Holdings to its direct and indirect members, to make distributions to its direct and indirect members in an aggregate amount equal to the product of (i)(x) the taxable income of CL Holdings for such taxable period (determined as though CL Holdings were a partnership), reduced by (y) any taxable loss of CL Holdings (determined as though CL Holdings were a partnership) with respect to all prior taxable periods ending after the Closing Date to the extent such prior losses have not previously been taken into account pursuant to this clause (y) in determining amounts distributable for a prior taxable period and are of a character that would permit such losses to be deducted against income or gain of the such taxable period, multiplied by (ii) the highest combined marginal effective rate of U.S. federal, state and local income Tax applicable to a corporation or single individual resident in New York, New York. For purposes of the foregoing, (i) and (ii) shall be determined by taking into account net investment income Taxes under Section 1411 of the Code and, to the extent applicable, the deductibility of state and local income Taxes for U.S. federal income tax purposes, the deduction for qualified business income pursuant to Section 199A of the Code, and the character of the taxable income in question (e.g., long term capital gain, qualified dividend income), and without regard to any adjustment under Sections 734 or 743 of the Code; provided, that the amount of any Tax Distributions shall be reduced by the amount of any U.S. federal, state, and/or local income Taxes paid or payable by CL Holdings and its Subsidiaries directly to taxing authorities on behalf of such members.

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“Term CORRA” is defined in Schedule 1.1.

“Term CORRA Administrator” is defined in Schedule 1.1.

“Term CORRA Borrowing” is defined in Schedule 1.1.

“Term CORRA Loan” is defined in Schedule 1.1.

“Term CORRA Reference Rate” is defined in Schedule 1.1.

“Term SOFR” is defined in Schedule 1.1.

“Term SOFR Adjustment” is defined in Schedule 1.1.

“Term SOFR Administrator” is defined in Schedule 1.1.

“Term SOFR Determination Day” is defined in Schedule 1.1.

“Term SOFR Reference Rate” is defined in Schedule 1.1.

“Third Amendment” means Amendment No. 3 to Credit Agreement, dated as of the Third Amendment Effective Date, entered into among the Borrowers, the Guarantors signatory thereto, the Lenders signatory thereto, and the Administrative Agent.

“Third Amendment Effective Date” means April 26, 2023.

“Third Amendment Fee Letter” means the fee letter dated as of March 15, 2023, entered into among the Borrowers and Citizens Bank.

“Transferee” is defined in Section 12.4.

“TTM Adjusted Cash EBITDA” means, as of any date of determination, Adjusted Cash EBITDA for the trailing twelve months ended on such date as determined in accordance with GAAP.

“Type” with respect to Loans is defined in Section 2.2.1.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time.

“UK Borrowing Base Amount” has the meaning specified in the definition of Borrowing Base Amount.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Sublimit” means an amount equal to the UK Borrowing Base Amount, up to a maximum amount of $50,000,000. The UK Sublimit is part of, and not in addition to, the Foreign Currency Commitment.

“Unadjusted Benchmark Replacement” is defined in Schedule 1.1.

“Undisclosed Administration” means in relation to a Lender or a Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined on a funding basis as of the then most recent valuation date for such Plans.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Subsidiary” means an entity of which 100% of the equity ownership interests are owned, collectively, by any of JCap, any Permitted Holder or any third party acceptable to the Administrative Agent (the Administrative Agent’s determination as to the acceptability of such third party not to be unreasonably delayed or withheld); provided that (i) JCap’s equity ownership does not exceed 20% of all equity ownership interests of such Unrestricted Subsidiary, (ii) JCap’s Investment in such Unrestricted Subsidiary was permitted by Section 6.13(s) at the time such Investment was made, and (iii) JCap provides prompt notice to the Administrative Agent of the formation or acquisition of any such Unrestricted Subsidiary, and the amount of JCap’s Investment in such Unrestricted Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries.

“USA PATRIOT ACT” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“US/UK/Canadian Assets” is defined in Section 5.30.

“Wholly-Owned Domestic Subsidiary” of a Person means (a) any Domestic Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Domestic Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Domestic Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.2	Other Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)            The term “including” is not limiting and means “including without limitation.”

(d)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)             This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)            This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Administrative Agent, the Borrower, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

(h)            Unless otherwise specified herein, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

(i)             [Reserved].

(j)             For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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1.3           Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.4 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower Representative or the Required Lenders may by notice to the Lenders and the Borrower Representative, respectively, require that the Lenders and the Borrower Representative negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of Holdings and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower Representative or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower Representative shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the Closing Date. For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

1.4           Certain Tests. Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), to the extent that the terms of this Agreement require (a) compliance with any financial covenant or test or (b) the absence of a Default or Unmatured Default as a condition to the consummation of a Permitted Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, either at (i) the date of execution of the definitive agreement with respect to such Permitted Acquisition or (ii) the date of consummation of such Permitted Acquisition; provided, that, notwithstanding the foregoing or any other provision of this Agreement to the contrary, if the Borrower elects to test compliance with any financial covenant at the date of execution of the definitive agreement with respect to a Permitted Acquisition and at the date of consummation of such Permitted Acquisition a Financial Covenant Default is continuing such Financial Covenant Default shall be cured by the exercise of the Cure Right within five Business Days following the consummation of such Permitted Acquisition.

1.5           [Reserved].

1.6           [Reserved].

1.7          Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 2

THE CREDITS

2.1           Commitments.

2.1.1        Loan Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrowers in Dollars for Permitted Purposes, provided that after giving effect to any Loan: (a) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment; (b) no Lender’s Credit Exposure shall exceed its Commitment; (c) the Aggregate Credit Exposure shall not exceed the Loan Limit; and (d) the Aggregate Credit Exposure (excluding the Credit Exposure under the Foreign Currency Commitment) shall not exceed the Aggregate Commitment (minus the Foreign Currency Commitment). Loans which are repaid may be re-borrowed again. The Commitments to extend credit hereunder shall expire on the Facility Termination Date. Each Advance hereunder shall consist of Loans made from the several Lenders ratably based upon their Pro Rata Share.

2.1.2        Increases in the Aggregate Commitment.

(a)            Increases. Provided there exists no Default or Unmatured Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower Representative may from time to time request increases in the Aggregate Commitment; provided, that (i) any such request for an increase shall be in a minimum amount of $5,000,000, and (ii) the Aggregate Commitment shall not exceed $850,000,000. At the time of sending such notice, the Borrower Representative (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to Lenders, unless a shorter time is acceptable to the Lenders providing such increase and the other Lenders have expressly declined to participate in such increase).

(b)           Lender Elections to Increase; Additional Lenders. Each Lender shall notify the Administrative Agent within the time period specified in Section 2.1.2(a) whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower Representative may invite additional Persons (and the Administrative Agent, with the Borrower Representative’s prior consent, may also invite additional Persons) to become Lenders under this Agreement.

(c)            Effective Date and Allocations. If the Aggregate Commitment is increased in accordance with this Section, the Administrative Agent and the Borrower Representative shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the final allocation of such increase and the Increase Effective Date, and deliver an updated Schedule 2.1 to the Borrower Representative and the Lenders.

(d)           Conditions to Effectiveness of Increase. As a condition precedent to any such increase, the Borrower Representative shall deliver to the Administrative Agent a certificate of the Borrowers (in sufficient copies for each Lender), (i) each dated as of the Increase Effective Date and signed by an Authorized Officer of the Borrower Representative, (ii) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article 5 and the other Loan Documents are true and correct (and with respect to Section 5.8 are true and correct in all material respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (and with respect to Section 5.8 are true and correct in all material respects) as of such earlier date, and except that for purposes of this Section 2.1.2, the representations and warranties contained Section 5.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1, and (iv) certifying that, before and after giving effect to such increase, no Default or Unmatured Default exists. In addition, any new Lender shall join this Agreement by executing such joinder documents as may be reasonably required by the Administrative Agent.

2.2           Borrowing Procedures.

2.2.1        Various Types of Loans. Each Loan shall be divided into tranches which are either a Base Rate Loan, a Daily Simple SONIA Loan, ~~CDOR~~Term CORRA Loan or a SOFR Loan (each a “Type” of Loan), as the Borrower Representative shall specify in the related Borrowing Notice or Notice of Conversion/Continuation pursuant to Section 2.2.2 or 2.2.3. SOFR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans, Daily Simple SONIA Loans, ~~CDOR~~Term CORRA Loans and SOFR Loans may be outstanding at the same time, provided that not more than eight (8) Groups of SOFR Loans shall be outstanding at any time. All borrowings, conversions and repayments of Loans shall be effected so that each Lender will have a ratable share (based upon their Pro Rata Share) of all Types and Groups of Loans.

2.2.2        Borrowing Procedures. The Borrower Representative shall give written notice (each such written notice, a “Borrowing Notice”) or telephonic notice (followed immediately by a Borrowing Notice) to the Administrative Agent of each proposed borrowing not later than:

(a)            in the case of a Base Rate Loan, noon, New York time, at least one Business Day prior to the proposed date of such borrowing; and

(b)           in the case of a SOFR Loan in Dollars, noon, New York time, at least three Business Days prior to the proposed date of such borrowing.

Each Borrowing Notice shall be substantially in the form of Exhibit C, shall be effective upon receipt by the Administrative Agent, and shall specify or include, as applicable, the date, amount (which shall be in Dollars) and type of borrowing and, in the case of a SOFR Loan, the initial Interest Period therefor. Each Base Rate Loan shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000, and each SOFR Loan shall be in an aggregate amount of at least $500,000 and an integral multiple of at least $250,000 thereafter. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 2:00 P.M., New York time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Article 4 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Borrower on the requested borrowing date. Each borrowing shall be on a Business Day.

2.2.3        Conversion and Continuation Procedures.

(a)           Subject to Section 2.2.1 and to the other provisions of this Section 2.2.3, the Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(i)        elect, as of any Business Day, to convert any Loan (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) into Loans of any other then-available Type; or

(ii)       elect, as of the last day of the applicable Interest Period, to continue any SOFR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $250,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each SOFR Loan shall be at least $500,000 and an integral multiple of $250,000.

(b)           The Borrower shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than noon, New York time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(i)        the proposed date of conversion or continuation;

(ii)       the aggregate amount of Loans to be converted or continued; and

(iii)      the duration of the requested Interest Period therefor.

(c)            If upon the expiration of any Interest Period applicable to SOFR Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such SOFR Loans, the Borrower shall be deemed to have elected to continue such SOFR Loans into another SOFR Loan for the same Interest Period, effective on the last day of such Interest Period.

(d)           The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section or, if no timely notice is provided by the Borrower, of the details of any automatic continuation.

(e)           Any conversion of a SOFR Loan on a day other than a Loan Maturation/Interest Payment Date shall be subject to Section 3.4.

2.2.4        Funding of Loans. No portion of any Loan will be funded with “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA or the Loans will not constitute or result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code because the applicable Lender, with respect to such Loan, is relying on an available “prohibited transaction exemption” from Section 406 of ERISA and Section 4975 of the Code, all of the conditions of which are satisfied.

2.3           Required Payments; Termination.

(a)            Required Payments. The Aggregate Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date. In the event that the Aggregate Credit Exposure exceeds the Loan Limit at any time, the Borrowers shall, within three (3) Business Days after notice from the Administrative Agent, make such repayments of the Loans and/or Cash Collateralize the L/C Obligations or take such other actions as are satisfactory to the Administrative Agent as shall be necessary to eliminate such excess.

(b)           Termination or Reduction of Commitments. The Borrower Representative may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than noon, New York time, five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower Representative shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Aggregate Credit Exposure would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

(c)            All payments herein are subject to the funding indemnification set forth in Section 3.4.

2.4           Interest Rate. The Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)            at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Base Rate Margin;

(b)           at all times while such Loan is a SOFR Loan, at a rate per annum equal to the sum of Term SOFR for the Interest Period in effect for such Loan plus the SOFR Margin;

(c)           at all times while such Loan is a Daily Simple SONIA Loan, at a rate per annum equal to the sum of the Daily Simple SONIA applicable to such Loan plus the RFR Margin; and

(d)           at all times while such Loan is a ~~CDOR~~Term CORRA Loan, at a rate per annum equal to the ~~CDOR Rate applicable to~~sum of Adjusted Term CORRA for the Interest Period in effect for such Loan plus the RFR Margin.

2.5            Default Rate. Upon the occurrence and during the continuance of a Default, each Loan shall bear interest at the interest rate applicable to each Loan (as set forth in Section 2.4) plus 2% per annum (the “Default Rate”), unless the Required Lenders otherwise elect not to impose such Default Rate.

2.6            Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower Representative, by noon (local time) on the date when due and shall (except as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

2.7            Loan Account; Notes.

(a)            The Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (i) all Advances and disbursements made by the Lenders to the Borrowers pursuant to this Agreement, (ii) all payments made by the Borrowers on all such Loans and Advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees, charges and expenses. All entries in the Loan Account shall be made in accordance with the Administrative Agent’s customary accounting practices as in effect from time to time. All amounts recorded in the Loan Account shall be, absent manifest or demonstrable error, conclusive and binding evidence of (i) the principal amount of the Loans advanced hereunder, (ii) any accrued and unpaid interest owing on the Loans, and (iii) all amounts repaid on the Loans; provided, however, the failure to record any such amount or any error in recording such amounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement to repay the principal amount of the Loans, together with all interest accruing thereon. The Administrative Agent shall bill the Borrower Representative for such unrecorded amounts/amounts in error, in which case such unrecorded amounts/amounts in error shall be immediately due and payable with interest thereon as provided herein. Upon request, the Administrative Agent shall provide the Borrower Representative with a loan statement showing the Loan balances owed to each Lender as reflected in the Loan Account. Notwithstanding the foregoing, the parties acknowledge and agree that the Administrative Agent shall solely be responsible for the loan account with respect to the Foreign Currency Loans, as provided in Section 2.17.8.

(b)           In addition, each Lender may maintain in accordance with its usual practice an account or accounts in which shall be recorded (i) all Advances and disbursements made by such Lender to the Borrowers pursuant to this Agreement, (ii) all payments made by the Borrowers to such Lender and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees, charges and expenses.

(c)           Any Lender may request that its Loans be evidenced by a revolving note in substantially the form of Exhibit F (a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.8           Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan shall be payable quarterly, on the last day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Facility Termination Date. Interest accrued on each SOFR Loan and ~~CDOR~~Term CORRA Loan shall be payable on the last day of each Interest Period relating to such Loan, upon a prepayment of such Loan and at the Facility Termination Date. Interest payable on each Daily Simple SONIA Loan shall be payable monthly, on the last day of each month, commencing with the first such date to occur after the First Amendment Effective Date, and on the Facility Termination Date. After the Facility Termination Date, and at any time a Default exists, accrued interest on all Loans shall be payable on demand. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). For the purposes of calculating interest on the Loans, interest shall be payable for the day an Advance is made and funds that reduce the outstanding Loans shall be deemed to reduce the outstanding Loans on the Business Day of such application. If any payment of principal of or interest on the Loans shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. The applicable Base Rate, Term SOFR, Term SOFR Reference Rate, ~~CDOR Rate, CDOR Screen~~ Adjusted Term CORRA, Term CORRA Reference Rate and SONIA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

2.9            Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Notice of Conversion/Continuation, Aggregate Commitment reduction notice, and repayment notice received by it hereunder. The Administrative Agent will give each Lender prompt notice of each change in the Base Rate.

2.10          Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article 13, designate replacement or additional Lending Installations through which Loans will be made by it.

2.11          Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.12         Replacement of Lender. If (i) the Borrower is required pursuant to Section 3.1, 3.2, 3.3 or 3.5 to make any additional payment to any Lender (any Lender so affected an “Affected Lender”), or (ii) any Lender is a Defaulting Lender, the Borrower may elect to replace such Affected Lender (if such amounts continue to be charged) or such Defaulting Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender or Defaulting Lender pursuant to an assignment substantially in the form of Exhibit E and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender or Defaulting Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender or Defaulting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender or Defaulting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5.

2.13         Limitation of Interest. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Obligation, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by Lender holding an interest in such Loan or L/C Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Obligation hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or L/C Obligation but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or L/C Obligations or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

2.14          Fees.

2.14.1      Non-Use Fee. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders (other than any Defaulting Lender), a non-use fee from the Closing Date to the Facility Termination Date in an amount equal to the Non-Use Fee Rate in effect from time to time multiplied by the total of (a) the Aggregate Commitment (minus the Foreign Currency Commitment), minus (b) the daily average of the Aggregate Credit Exposure (excluding the Credit Exposure with respect to the Foreign Currency Commitment). The non-use fee shall be (i) calculated on the basis of a year consisting of 360 days, (ii) paid for the actual number of days elapsed, and (iii) payable quarterly in arrears on the last day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Facility Termination Date. For the avoidance of doubt, no fees shall accrue under this Section 2.14.1 in favor of any Defaulting Lender for so long as it remains a Defaulting Lender; and no fees shall accrue under this Section 2.14.1 in favor of the Foreign Currency Lenders with respect to the Foreign Currency Commitment (it being the intent of the parties that the Foreign Currency Lenders be instead entitled to the fees provided in Section 2.17.6 with respect to the Foreign Currency Commitment).

2.14.2      Fee Letters. The Borrowers agree to pay to the Administrative Agent, for the Administrative Agent’s own account or the Lenders, as applicable, such fees as are mutually agreed to from time to time by the Borrowers and the Administrative Agent, including the fees set forth in the Fee Letters.

2.15         Letters of Credit.

2.15.1       Letter of Credit Commitment.

(a)            Subject to the terms and conditions set forth herein and upon the execution by the Borrower and L/C Issuer of the Letter of Credit Agreement, (i) the L/C Issuer agrees, from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below; and (ii) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower, and any drawings thereunder; provided that (A) after giving effect to any L/C Credit Extension, the Aggregate Credit Exposure shall not exceed the Aggregate Commitment; (B) after giving effect to any L/C Credit Extension, no Lender’s Credit Exposure shall exceed its Commitment; (C) after giving effect to any L/C Credit Extension, the Aggregate Credit Exposure shall not exceed the Loan Limit; (D) after giving effect to any L/C Credit Extension, the L/C Obligations shall not exceed the L/C Sublimit; and (E) after giving effect to any L/C Credit Extension, the Aggregate Credit Exposure (excluding the Credit Exposure under the Foreign Currency Commitment) shall not exceed the Aggregate Commitment (minus the Foreign Currency Commitment). Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.

(b)           The L/C Issuer shall not issue any Letter of Credit, if (i) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension (other than pursuant to any automatic renewal), unless the Required Lenders have approved such expiry date, or (ii) the expiry date of such requested Letter of Credit would occur after the date that is 364 days after the Facility Termination Date, unless either (x) all the Lenders have approved such expiry date, or (y) such Letter of Credit is Cash Collateralized.

(c)            The L/C Issuer shall be under no obligation to issue any Letter of Credit if: (i) any condition contained in Sections 4.1 or 4.2 shall not have been satisfied; (ii) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (iii) except as otherwise agreed by Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000; (iv) such Letter of Credit is to be denominated in a currency other than United States dollars; (v) a default of any Lender’s obligations to fund under Section 2.1 exists, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or (vi) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder. The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof. The L/C Issuer shall be under no obligation to amend any Letter of Credit if (x) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in Article 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it as fully as if the term “Administrative Agent” as used in Article 10 included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

2.15.2       Letter of Credit Procedures.

(a)            Each Letter of Credit shall be issued or amended, as the case may be, upon the Borrower’s completion of an L/C Application delivered to the L/C Issuer (with a copy to Administrative Agent) and a Borrowing Notice delivered to the Administrative Agent, each appropriately completed and signed by an Authorized Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and Administrative Agent not later than noon, New York time, at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (vii) the purpose and nature of the requested Letter of Credit; and (viii) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the L/C Issuer may require. Additionally, the Borrower Representative shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documents, as the L/C Issuer or Administrative Agent may require.

(b)            Promptly after receipt of any L/C Application, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Person, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article 4 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(c)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.15.3       Drawings and Reimbursements; Funding of Participations.

(a)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than noon, New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, a “L/C Draw Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the L/C Draw Date, the amount of the unreimbursed drawing (the “L/C Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested an Advance of Base Rate Loans to be disbursed on the L/C Draw Date in an amount equal to the L/C Unreimbursed Amount, without regard to the minimum and multiples but subject to conditions precedent set forth in Article 4 (other than the delivery of a Borrowing Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.15.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)           Each Lender shall upon any notice pursuant to Section 2.15.3(a) make funds available to Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the L/C Unreimbursed Amount not later than 2:00 P.M., New York time, on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.15.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

(c)           With respect to any L/C Unreimbursed Amount that is not fully refinanced by an Advance because the conditions set forth in Article 4 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the L/C Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.15.3(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.15.

(d)           Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.15.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(e)            Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.15.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.15.3 is subject to the conditions set forth in Section 4.2 (other than delivery by Borrower of a Borrowing Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(f)            If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.15.3 by the time specified in Section 2.15.3(b), the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the L/C issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest or demonstrable error.

2.15.4      Repayment of Participations.

(a)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.15.3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related L/C Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(b)            If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.15.3(a) is required to be returned under any of the circumstances (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of Lenders under this clause (b) shall survive the payment in full of the Obligations and the termination of this Agreement.

2.15.5       Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (a) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (b) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (d) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any bankruptcy or insolvency law; or (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

2.15.6      Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (b) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction); or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 2.15.5; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by the L/C Issuer’s gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.15.7      Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) if a Default exists, the Borrower shall, in each case, immediately Cash Collateralize all L/C Obligations.

2.15.8      Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

2.15.9       Conflict with Letter of Credit Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Documents, the terms hereof shall control.

2.15.10     Letter of Credit Fees.

(a)             L/C Fees. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, a fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time multiplied by the daily amount available to be drawn under such Letter of Credit, which fee shall be (i) calculated on the basis of a year consisting of 360 days, (ii) paid for the actual number of days elapsed, and (iii) payable quarterly in arrears on the last day of each March, June, September and December, and on the L/C Expiration Date. Notwithstanding anything to the contrary contained herein, while any Default exists, all L/C Fees shall be increased by 2.0%, unless the Required Lenders otherwise elect not to impose such increased rate.

(b)            Fronting Fee and Documentary and Processing Charges. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect. Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

2.16         [Reserved].

2.17         Foreign Currency Subfacility.

2.17.1       Foreign Currency Commitment. Notwithstanding any provision herein to the contrary, the parties agree that (i) the Foreign Currency Subfacility is for the sole use of the Foreign Currency Borrowers, and no other Borrower can request Advances under the Foreign Currency Subfacility; (ii) the UK Borrowing Base Amount and the Canadian Borrowing Base Amount may be used solely for purposes of Advances under the Foreign Currency Subfacility, and the Borrowing Base Amount attributable to all Borrowers other than Foreign Currency Borrowers (that is, the sum of clauses (i)(a) through (i)(e) of the “Borrowing Base Amount” definition) cannot be used for purposes of Advances under the Foreign Currency Subfacility; and (iii) only a Foreign Currency Lender has the right and obligation to make Foreign Currency Loans under the Foreign Currency Subfacility. Prior to the Facility Termination Date, each Foreign Currency Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Foreign Currency Loans (which shall be Daily Simple SONIA Loans (for loans denominated in British Pounds Sterling) or ~~CDOR~~Term CORRA Loans (for loans denominated in Canadian Dollars); provided that each such Foreign Currency Loan shall be for Permitted Purposes and, after giving effect to any such Foreign Currency Loan: (a) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment; (b) no Lender’s Credit Exposure shall exceed its Commitment; (c) the Aggregate Credit Exposure under the Foreign Currency Subfacility shall not exceed the Foreign Currency Commitment; (d) the Dollar Equivalent outstanding principal balance of all Foreign Currency Loans denominated in British Pounds Sterling shall not exceed the UK Sublimit; (e) the Dollar Equivalent outstanding principal balance of all Foreign Currency Loans denominated in Canadian Dollars shall not exceed the Canadian Sublimit; and (f) the Aggregate Credit Exposure shall not exceed the Loan Limit.

Each request by a Foreign Currency Borrower for a Foreign Currency Loan shall be deemed to be a representation by the Borrowers that the Loan so requested complies with the conditions set forth in the proviso to the preceding sentence. Foreign Currency Loans which are repaid may be re-borrowed again. The Foreign Currency Commitments to extend credit hereunder shall expire on the Facility Termination Date. Each Advance under the Foreign Currency Subfacility shall consist of Foreign Currency Loans made by the several Foreign Currency Lenders ratably based upon their Pro Rata Share.

2.17.2      Increases/Decreases. Provided there exists no Default or Unmatured Default, upon 21 days’ advance notice to the Foreign Currency Lenders (with a copy to the Administrative Agent, which shall promptly notify the other Lenders), the Borrower Representative may from time to time, request an increase or decrease the Foreign Currency Commitment; provided, that (i) any such increase or decrease shall take effect on a Business Day, (ii) any such increase shall be in a minimum amount of $1,000,000, and (iii) any such decrease shall be in a minimum amount of $500,000 (and if the then outstanding principal balance of Foreign Currency Loans exceeds the resulting Foreign Currency Subfacility, the Borrowers shall pay such excess to the Administrative Agent for application to the Foreign Currency Loans); provided, further, that no Foreign Currency Lender nor any other Lender shall be obligated to provide any such increase. Any decrease in the Foreign Currency Commitment shall be applied to the Foreign Currency Commitment of each Foreign Currency Lender according to its Pro Rata Share. Upon the effectiveness of any increase or decrease in the Foreign Currency Commitment, the Administrative Agent shall deliver an updated Schedule 2.1 to the Borrower Representative and the Lenders, and shall provide an accounting to the Lenders of the current outstanding balance of all Loans and each Lender’s Pro Rata Share thereof, and shall make such allocations as may be necessary to give effect to Section 2.17.9 below, and the Lenders shall pay such amounts as set forth in such accounting to the Administrative Agent by 2:00 P.M., New York time on the date following receipt of such accounting, and thereafter the Administrative Agent shall make such distributions to the Lenders as set forth in such accounting.

2.17.3      Borrowing Procedures. Any requests by a Foreign Currency Borrower for Foreign Currency Loans shall be made by a Borrowing Notice or telephonic notice (followed immediately by a Borrowing Notice) to the Administrative Agent not later than noon, New York time, at least four Business Days prior to the proposed date of such borrowing. Each Borrowing Notice shall be substantially in the form of Exhibit C, shall be effective upon receipt by the Administrative Agent, and shall specify the date (which shall be a Business Day), amount (which shall be expressed in British Pounds Sterling or Canadian Dollars, as applicable), the Type of Loan requested (which shall be Daily Simple SONIA Loans for loans denominated in British Pounds Sterling or ~~CDOR~~Term CORRA Loans for loans denominated in Canadian Dollars) and the initial Interest Period for the requested Foreign Currency Loan. Each such Loan shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $250,000 thereafter. Promptly upon receipt of such notice, the Administrative Agent shall advise each Foreign Currency Lender thereof. Not later than 2:00 P.M., New York time, on the date of a proposed borrowing, each Foreign Currency Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Foreign Currency Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Article 4 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the applicable Foreign Currency Borrower on the requested borrowing date. Each borrowing shall be on a Business Day.

2.17.4      Continuation Procedures. Each Foreign Currency Borrower may, upon irrevocable written notice to the Administrative Agent, elect, as of the last day of the applicable Interest Period, to continue any Foreign Currency Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $250,000) for a new Interest Period. Each Notice of Continuation (which shall be substantially in the form of Exhibit D) or telephonic notice (followed immediately by a Notice of Continuation) to the Administrative Agent of each proposed continuation of Foreign Currency Loans not later than noon, New York city time, at least four Business Days prior to the proposed date of such continuation, specifying in each case: (i) the proposed date of continuation; (ii) the aggregate amount (which shall be expressed in British Pounds Sterling or Canadian Dollars, as applicable) of the Foreign Currency Loans to be continued; and (iii) the duration of the requested Interest Period therefor. The Administrative Agent will promptly notify each Foreign Currency Lender of its receipt of a Notice of Continuation pursuant to this Section. If upon the expiration of any Interest Period applicable to any Foreign Currency Loan, any Foreign Currency Borrower has failed to select timely a new Interest Period to be applicable to such Foreign Currency Loans, such Foreign Currency Borrower shall be deemed to have elected to continue such Foreign Currency Loans for the same Interest Period, effective on the last day of such Interest Period.

2.17.5      Payments.

(a)            Method. Notwithstanding the provisions of Section 2.6, all payments of the principal balance of and accrued interest on the Foreign Currency Loans, and all accrued and unpaid fees and expenses relating to the Foreign Currency Commitment, shall be made by the Borrowers, without setoff, deduction, or counterclaim, in immediately available funds directly to Administrative Agent at the address specified pursuant to Article 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall (except as otherwise specifically required hereunder) be applied by the Administrative Agent to the Obligations related to the Foreign Currency Subfacility.

(b)            Required. The Foreign Currency Loan and all other unpaid Obligations with respect to the Foreign Currency Subfacility shall be paid in full by the Borrowers on the Facility Termination Date. In the event that the Dollar Equivalent outstanding principal balance of all Foreign Currency Loans exceeds the Foreign Currency Subfacility at any time, or the Dollar Equivalent outstanding principal balance of all Foreign Currency Loans denominated in British Pounds Sterling exceeds the UK Sublimit, or the Dollar Equivalent outstanding principal balance of all Foreign Currency Loans denominated in Canadian Dollars exceeds the Canadian Sublimit, the Borrowers shall, within three (3) Business Days after notice from any affected Foreign Currency Lender, make such repayments of the applicable Foreign Currency Loans or take such other actions as are satisfactory to the Foreign Currency Lenders as shall be necessary to eliminate such excess.

(c)            Other. All payments hereunder are subject to the funding indemnification set forth in Section 3.4.

2.17.6       Facility Fee. The Borrowers agree to pay the Administrative Agent (for the account of the Foreign Currency Lenders), a facility fee in the form of a non-use fee from the Closing Date to the Facility Termination Date in an amount equal to the Non-Use Fee Rate in effect from time to time multiplied by the total of (a) the Foreign Currency Commitment, minus (b) the daily average of the Credit Exposure with respect to the Foreign Currency Commitment. The facility fee shall be (i) calculated on the basis of a year consisting of 360 days, (ii) paid for the actual number of days elapsed, and (iii) payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with June 30, 2021, and on the Facility Termination Date.

2.17.7      Currency Amounts. All Foreign Currency Loans, and all payments of interest and fees and repayments of principal with respect thereto, shall be made in British Pounds Sterling or Canadian Dollars, as applicable. Any amount specified in this Agreement or any of the other Loan Documents in relation to the Foreign Currency Commitment, the Foreign Currency Subfacility (including calculations of the UK Borrowing Base Amount and Canadian Borrowing Base Amount and availability thereunder) or Foreign Currency Loans to be in U.S. Dollars or $ shall also include the equivalent of such amount in British Pounds Sterling or £ or Canadian Dollars or C$, as applicable, such equivalent amount thereof to be determined by the Administrative Agent at any time on the basis of the Spot Rate. As used herein, the “Spot Rate” for a currency means the rate determined by the Administrative Agent (in consultation with the Borrower Representative) to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately noon, local time, on the date two Business Days prior to the date as of which the computation is made; provided that the Administrative Agent (in consultation with the Borrower Representative) may obtain such spot rate from another financial institution if the Administrative Agent does not have as of such date a spot buying rate for any such currency. All such computations made by the Administrative Agent hereunder shall be conclusive and binding absent manifest or demonstrable error.

2.17.8      Foreign Currency Loan Account. The Administrative Agent shall maintain a loan account (the “Foreign Currency Loan Account”) on its books in which shall be recorded (a) all Foreign Currency Loans made by the Foreign Currency Lenders to Foreign Currency Borrowers under the Foreign Currency Subfacility, (b) all payments made by Foreign Currency Borrowers on all such Foreign Currency Loans and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Foreign Currency Commitment and the Foreign Currency Loans, including, without limitation, all interest, fees, charges and expenses. All entries in the Foreign Currency Loan Account shall be made in accordance with the Administrative Agent’s customary accounting practices as in effect from time to time. All amounts recorded in the Foreign Currency Loan Account shall be, absent manifest or demonstrable error, conclusive and binding evidence of (i) the principal amount of the Foreign Currency Loans, (ii) any accrued and unpaid interest owing on the Foreign Currency Loans, and (iii) all amounts repaid on the Foreign Currency Loans; provided, however, the failure to record any such amount or any error in recording such amounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement to repay the principal amount of the Foreign Currency Loans, together with all interest accruing thereon. The Administrative Agent, on behalf of the Foreign Currency Lenders, shall bill the Borrower Representative for such unrecorded amounts/amounts in error, in which case such unrecorded amounts/amounts in error shall be immediately due and payable with interest thereon as provided herein. Upon request, the Administrative Agent shall provide the Borrower Representative with a loan statement (expressed in Dollars, in British Pounds Sterling and in Canadian Dollars) showing the Foreign Currency Loan balances owed to the Foreign Currency Lenders as reflected in the Foreign Currency Loan Account.

2.17.9      Foreign Currency Lenders’ Commitment as to other Loans. The parties acknowledge and agree that the Foreign Currency Lenders will be the sole providers of the Foreign Currency Commitment and the Foreign Currency Loans. In the event that any Foreign Currency Lender agrees to increase its Foreign Currency Commitment as provided in Section 2.17.2, then such Foreign Currency Lender’s portion of its Commitment to be available for Loans to be made in Dollars shall decrease on a dollar for dollar basis. In the event that the Foreign Currency Commitment is decreased as provided in Section 2.17.2, then each Foreign Currency Lender’s portion of its Commitment to be available for Loans to be made in Dollars shall increase pro rata on a dollar for dollar basis.

2.17.10    Other Provisions. Except as may otherwise be expressly provided in this Section 2.17, the Foreign Currency Loans shall be subject to all other provisions of this Agreement applicable to Advances/Loans generally.

2.17.11    Conversion to Dollars. Notwithstanding the first sentence of Section 2.17.7, during the existence of a Default, the Foreign Currency Lenders may demand that any or all of the then outstanding Foreign Currency Loans be redenominated into Dollars in the amount of the Dollar Equivalent thereof.

2.18         Inability to Determine Rates.

(a)            (i)           With respect to ~~CDOR~~Term CORRA Loans or Daily Simple SONIA Loans, subject to Section 2.18(b), if on or prior to the commencement of any Interest Period for a ~~CDOR~~Term CORRA Loan, or if on or with respect to an RFR Rate Day:

(x)         the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the CDOR Rate or the CDOR Screen Rate, as applicable,~~Adjusted Term CORRA for such Interest Period or Daily Simple SONIA in accordance with the definition thereof for such RFR Rate Day; or

(y)         the Administrative Agent is advised by the Required Lenders that ~~the CDOR Rate or the CDOR Screen Rate, as applicable,~~Adjusted Term CORRA for such Interest Period, or Daily Simple SONIA in accordance with the definition thereof for such RFR Rate Day, will not adequately and fairly reflect the cost of making or maintaining the corresponding Loan;

then the Administrative Agent shall promptly notify the Borrower Representative and Lenders in writing and, until the Administrative Agent (upon the instruction of the Required Lenders) notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, all such ~~CDOR~~Term CORRA Loans or all such Daily Simple SONIA Loans, as the case may be, that are the subject of such notice shall be repaid in full;

(ii)            With respect to SOFR Loans, subject to Section 2.18(b), if on or prior to the commencement of any Interest Period for any SOFR Loan:

(x)         the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof; or

(y)        the Required Lenders reasonably determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall promptly notify the Borrower Representative and Lenders in writing and, upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower Representative to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (ii)(y) above, at the instruction of the Required Lenders) revokes such notice. Upon the Borrower Representative’s receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower Representative shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.4. Subject to Section 2.18(b), if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

(b)           Benchmark Replacement Setting.

(i)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(1) or (c)(1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a) or (b)(2) or (c)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document with respect to each class of Loans or Commitments in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (other than Benchmark Replacement Conforming Changes made in accordance with clause (ii) below) so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Simple CORRA, as applicable, all interest payments will be payable on a monthly basis.

(ii)        Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)      Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (y) the commencement or conclusion of any Benchmark Unavailability Period, provided that the failure to give such notice under this clause (y) shall not affect the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.18(b).

(iv)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)       Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of a notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any pending request for an Advance of, conversion to or continuation of any Loans to be made, converted or continued with respect to the then-current Benchmark during any Benchmark Unavailability Period and, failing that, (i) each Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the then current Interest Period therefor. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, (i) the obligation of Lenders to make or maintain Loans with respect to such Benchmark shall be suspended, (ii) any request for an Advance of, conversion to or continuation of Loans with respect to such Benchmark shall be ineffective and will be deemed to have been a request for an Advance of or conversion to Base Rate Loans and (iii) the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

ARTICLE 3

YIELD PROTECTION; TAXES

3.1           Yield Protection; Increased Costs.

(a) If, on or after the date of this Agreement, any Change in Law:

(i.)            subjects any Lender or any applicable Lending Installation to any taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes, Other Taxes or the indemnification for Taxes to the extent governed by Section 3.5) in respect of its Loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(ii.)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Loans), or

(iii.)          subjects any Lender or any applicable Lending Installation to any taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes, Other Taxes or the indemnification for Taxes to the extent governed by Section 3.5) in respect of its Loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iv.)          imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans or Commitment, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender or applicable Lending Installation first made demand therefor; provided that if the Change in Law giving rise to such increased cost or reduction in return received is retroactive, then the 180 day period referred to above shall be extended for the retroactive period.

(b)            Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender (for purposes of this Section 3.1(b), the term “Lender” shall include any Lender and office or branch where any Lender or any corporation or bank controlling such corporation makes or maintains any SOFR Loans) to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower Representative (through the Administrative Agent), (a) any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower Representative shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

3.2            Changes in Capital Adequacy Regulations. If any Lender determines that any Change in Law affecting such Lender, any Lending Installation of such Lender or any corporation controlling such Lender, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of any corporation controlling such Lender, as a consequence of this Agreement, the Credit Exposure of such Lender, or the Commitments of such Lender, to a level below that which such Lender or any corporation controlling such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of any corporation controlling such Lender with respect to capital adequacy), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender or any corporation controlling such Lender for any such reduction suffered; provided, however, no Lender may request any amounts under this Section if such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor; provided that if the Change in Law giving rise to such reduction in the rate of return is retroactive, then the 180 day period referred to above shall be extended for the retroactive period.

3.3            Match Funding. If any Lender determines that maintenance of its SOFR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligation of such Lender to make or continue SOFR Loans, or to convert Base Rate Loans to SOFR Loans, shall be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. If the Required Lenders determine that deposits of a type and maturity appropriate to match fund Loans are not available, then, within 30 days of demand by the Required Lenders, the Borrowers shall pay the Lenders such additional amount or amounts as will compensate such Lenders for such increased cost or reduction in amount received.

3.4            Funding Indemnification. In the event of (a) the payment or prepayment of any principal of any Loan (other than a Base Rate Loan) other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of a Default), (b) the conversion of any SOFR Loan or ~~CDOR~~Term CORRA Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default), (c) the failure to borrow, convert, continue or prepay any Loan (other than a Base Rate Loan) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked), or (d) the assignment of any Loan (other than a Base Rate Loan) other than on the last day of the Interest Period applicable thereto or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.12, then, in any such event, the Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. Absent manifest error, the Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

3.5           Taxes.

(a)            All payments by the Borrowers to or for the account of any Lender or the Administrative Agent under any Loan Document shall be made free and clear of and without deduction for any and all Taxes. If any applicable withholding agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from or in respect of any sum payable under any Loan Document, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or, in the case of any amount recurred by the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) if any Loan Party makes any payment of taxes to any authority pursuant to this Section 3.5, such Loan Party shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b)           In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise from the receipt or perfection of a security interest under, or with respect to, any Loan Document (“Other Taxes”).

(c)            The Borrowers hereby agree to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) payable or paid by the Administrative Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in any Loan Document and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant authority, provided that the Administrative Agent or such Lender makes written demand therefor within 180 days after payment thereof. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes written demand therefor pursuant to Section 3.6; provided that if the Borrowers reasonably believe that such Taxes were not correctly or legally asserted, the Lender or the Administrative Agent, as the case may be, will use reasonable efforts to cooperate with the Borrowers to obtain a refund of such Taxes so long as such efforts would not, in the sole good faith determination of such Lender or the Administrative Agent, result in any additional costs, expenses or risks or be otherwise disadvantageous to it.

(d)           Each Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in this Section 3.5, no Lender shall be required to provide any documentation that it is not legally eligible to provide.

(e)            Without limiting the generality of Section 3.5(d), above:

(i)             Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two duly completed and properly executed original copies of a United States Internal Revenue Form W-9 and certify that it is entitled to an exemption from United States backup withholding tax.

(ii)            Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two duly completed and properly executed original copies of whichever of the following is applicable:

(A)            in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding tax pursuant to such tax treaty;

(B)            United States Internal Revenue Service Form W-8ECI;

(C)            in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower as described in Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and that no payments under any Loan Document are effectively connected with such Non-U.S. Lender’s conduct of a U.S. trade or business, and (y) United States Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable;

(D)           to the extent a Non-U.S. Lender is not the beneficial owner, United States Internal Revenue Service Form W-8IMY, accompanied by United States Internal Revenue Service Form W-8ECI, Form W-8BEN, Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, United States Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the Form of Exhibit K-4 on behalf of each such direct and indirect partner;

(iii)           any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and properly executed original copies of any other form prescribed by applicable law as a basis for claiming exemption from or reduction in any United States federal withholding tax on payments received under any Loan Document, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction, if any, required to be made; and

(iv)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the times prescribed by law and at such times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)            Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.5(d) or Section 3.5(e).

(g)            [Reserved].

(h)            If any Lender reasonably determines in good faith that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.5, such Lender shall promptly notify the Borrowers of such refund and pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such Lender, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Borrowers, upon the request of such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant governmental authority) to such Lender in the event such Lender is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 3.5(h), in no event will any Lender be required to pay any amount to any Borrower pursuant to this Section 3.5(h) the payment of which would place such Lender in an less favorable net after-tax position than such Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This Section 3.5(h) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.6            Mitigation of Circumstances; Lender Statements. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s reasonable judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, any obligation by the Borrower to pay any amount pursuant to Sections 3.1, 3.2, 3.3 or 3.5 (and, if any Lender has given notice of any such event described in Sections 3.1, 3.2, 3.3 or 3.5 and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrower and the Administrative Agent). Without limiting the foregoing, to the extent reasonably possible, each Lender shall, upon reasonable request by the Borrowers, designate an alternate Lending Installation with respect to its SOFR Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2, 3.3 and 3.5(c), so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.3, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest or demonstrable error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining Term SOFR applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.

3.7           Replacement of Lender. If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 3.1, 3.2, 3.3 or 3.5, such Borrower may designate another bank which is acceptable to the Administrative Agent and the L/C Issuer in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption, such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

3.8           Survival of Indemnity. The obligations of the Borrowers and the Lenders under Article 3 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE 4

CONDITIONS PRECEDENT

4.1            Effectiveness of this Agreement. This Agreement shall not become effective unless the Borrowers have furnished to the Administrative Agent and the Lenders the following items (capitalized terms in this Section 4.1 having the meanings set forth in the Credit Agreement as in effect as of the Closing Date):

(a)            This Agreement. This Agreement and any Notes requested by Lenders, in each case duly executed and delivered by each Borrower.

(b)            Guaranties and Collateral Documents; Intercreditor Agreement. Each of the Guaranties and Collateral Documents duly executed and delivered by the applicable Loan Parties and the Intercreditor Agreement duly executed and delivered by the Second Lien Agent.

(c)            Secretary’s Certificate. A certificate of the Secretary (or other appropriate representative) of each Loan Party with certified copies of the following: (i) its organizational documents, (ii) its operating agreement or bylaws, (iii) resolutions of its governing body authorizing the execution, delivery and performance by such party of the Loan Documents to which such Person is a party, and (iv) the names of the officer or officers of such entity authorized to sign the Loan Documents to which such Person is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and the Lenders may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

(d)            Good Standing Certificates. Certificates of good standing, existence or its equivalent with respect to each Loan Party, certified as of an acceptable date by the appropriate governmental authorities of the state of incorporation or organization, and each state where the Loan Party is conducting business and required to be qualified, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)            Insurance. Evidence satisfactory to the Administrative Agent of the existence of insurance required to be maintained pursuant to Section 6.6, together with evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all related property and liability insurance policies.

(f)             Search Results, Payoff Letters and Releases. UCC, federal and state tax lien, pending litigation, judgment, lien and bankruptcy searches for each Loan Party, along with acceptable lien releases and a payoff letter from CIBC Bank USA, in form and substance acceptable to the Administrative Agent as may be necessary to release all Liens (other than Permitted Liens) and other rights of any Person in any Collateral.

(g)            Identity of Loan Party. At least three Business Days prior to the Closing Date (i) all documentation and information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including by the USA PATRIOT ACT and (ii) if any of the Borrowers qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary beneficial ownership certification in respect of each such Borrower.

(h)           Second Lien Amendment. A fully-executed copy of an amendment to the Second Lien Credit Agreement duly executed by the parties thereto and in form and substance acceptable to the Administrative Agent.

(i)            Possessory Collateral. Certificates, if any, representing the certificated equity of each Subsidiary of Holdings constituting Collateral accompanied by undated stock powers executed in blank.

(j)             UCC-1 Financing Statements. Evidence that all UCC-1 financing statements in the appropriate jurisdiction or jurisdictions for each Loan Party that the Administrative Agent may deem reasonably necessary shall have been provided for, and arrangements for the filing thereof in a manner reasonably satisfactory to the Administrative Agent shall have been made.

(k)            Perfection Certificate; Unrestricted Subsidiaries. (a) a Perfection Certificate substantially in the form of Exhibit J, and (b) a list of each Subsidiary of CL Holdings that identifies each Subsidiary as a restricted subsidiary or an Unrestricted Subsidiary as of the Closing Date.

(l)             Solvency Certificate; Financial Officer Certificate. (x) A solvency certificate from a Financial Officer of Borrower Representative certifying as to the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby, and (y) a certificate, dated the Closing Date and signed by a Financial Officer of Borrower Representative confirming that the conditions set forth in Section 4.2 are satisfied.

(m)           Canaccede Restructuring. Confirmation (in the form of an officer’s certificate) that the Canaccede Restructuring either (i) has been consummated prior to the Closing Date or (ii) will be consummated on the Closing Date substantially concurrently with the consummation of this Agreement.

(n)            Audited Financial Statements. Audited financial statements of CL Holdings and its Subsidiaries as of and for the fiscal year ended December 31, 2020.

(o)            Field Audit. A 2020 Field Audit, the results of which are acceptable to the Administrative Agent.

(p)            Legal Opinions. Customary legal opinions from New York, Georgia and any other applicable local U.S. counsels to the Loan Parties with respect to such customary matters as the Administrative Agent may reasonably request.

(q)            Borrowing Notice. A Borrowing Notice with respect to any Advances to be made on the Closing Date duly executed by an Authorized Officer of Borrower Representative and delivered not later than noon, New York time, at least (i) one Business Day prior to the Closing Date (if the loans requested on the Closing Date are Base Rate Loans) or (ii) three Business Days prior to the Closing Date (if the loans requested on the Closing Date are LIBOR Loans).

(r)            Fees; Expenses. Payment of fees and expenses due on the Closing Date to the Joint Lead Arrangers (provided that the expenses of the Joint Lead Arrangers shall be limited to those of a single legal counsel for the Joint Lead Arrangers taken together) and the Administrative Agent, and the Lenders, in the case of expenses and legal fees to the extent invoiced at least one business day prior to the Closing Date.

(s)            Other. Such other documents as the Administrative Agent may reasonably request.

4.2           Each Advance. The Lenders shall not be required to make any Advances unless on such date:

(a)            There exists no Default or Unmatured Default (and none will result immediately after giving effect to such Advance).

(b)            The Aggregate Credit Exposure (immediately after giving effect to such Advance) will not exceed the Loan Limit.

(c)            The representations and warranties contained in Article 5 of this Agreement and in each Loan Document are true and correct in all material respects on and as of such date; provided that to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d)            No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by each Borrower that the conditions contained in Sections 4.1 and 4.2 have been satisfied.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

5.1            Existence and Standing. Each Loan Party is a limited liability company duly and properly organized and validly existing under the laws of its jurisdiction of organization. Each Loan Party is (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to be in good standing or so authorized could not reasonably be expected to have a Material Adverse Effect.

5.2           Authorization, Validity and Binding Nature. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper company proceedings, and the Loan Documents to which each Loan Party is a party constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3           No Conflict; Approvals. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Loan Party or (b) such Loan Party’s organizational documents, limited liability agreement, or operating agreement, as the case may be, or (c) the provisions of any indenture, material instrument or material agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Loan Party pursuant to the terms of any such indenture, material instrument or material agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body, department, agency, instrumentality or authority, or any subdivision thereof, nor any approval or consent of any other Person, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except for any such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

5.4           Financial Statements. The audited financial statements of CL Holdings and its Subsidiaries for the year ending December 31, 2020 were prepared in accordance with GAAP and fairly present the consolidated financial condition and operations of CL Holdings and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The financial statements of CL Holdings and its Subsidiaries as at any time delivered to the Lenders by CL Holdings after the Closing Date pursuant to Section 6.1 will be prepared in accordance with GAAP and fairly present the consolidated financial condition and operations of CL Holdings and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of quarterly financial statements, to the absence of footnotes and year-end adjustments.

5.5            No Material Adverse Effect. Since December 31, 2020, there has been no change in the business, Property, financial condition or results of operations of (i) the Loan Parties, taken as a whole, or (ii) Holdings and its Subsidiaries, taken as a whole, which in either case, could reasonably be expected to have a Material Adverse Effect.

5.6           Taxes. Holdings and each of its Subsidiaries have filed all United States federal and state income tax returns and all other material tax returns which are required to be filed, and have paid all material taxes due, including any interest, penalties and additions to tax related thereto, and whether or not such taxes are shown any such tax return, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. No material tax Liens have been filed and no claims are being asserted with respect to any such material taxes or assessments. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of any material taxes or other governmental charges are adequate.

5.7            Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Loan Parties which could reasonably be expected to have a Material Adverse Effect. Holdings and its Subsidiaries have no material Contingent Obligations which are not provided for or disclosed in the financial statements referred to in Section 5.4, or otherwise permitted under Section 6.10(f).

5.8           Subsidiaries. As of the Closing Date (after giving effect to the Canaccede Restructing), Schedule 5.8 (as such Schedule may be updated by the Borrowers from time to time as provided in Section 6.13(b) or Section 6.13(c)) contains an accurate list of all Subidiaries of Holdings, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interests owned by Holdings or its Subsidiaries. All of the issued and outstanding ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9           Intellectual Properties; Licenses. The Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

5.10         Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

5.11          No Default or Unmatured Default. No Default or Unmatured Default exists or would result after giving effect to the making of any Loan or the issuance of any Letter of Credit hereunder.

5.12          ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed $500,000. Neither Holdings nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate. Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan complies in all respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Holdings nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.13          Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U), and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

5.14         Material Agreements. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.15         Compliance With Laws. The Loan Parties have complied and are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except to the extent any such noncompliance (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Without in any way limiting the generality of the foregoing, the Loan Parties have complied and are in compliance with the rules and regulations of the Federal Trade Commission and the Consumer Financial Protection Bureau, except to the extent any such noncompliance (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

5.16         Ownership of Properties. The Loan Parties have good title, free of all Liens other than those permitted by Section 6.14, to all of the Property and assets reflected in Holdings’ most recent consolidated financial statements provided to the Administrative Agent as owned by the Loan Parties.

5.17          Plan Assets. Holdings is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

5.18         Environmental Matters. In the ordinary course of their business, the Loan Parties consider the effect of Environmental Laws on the business of the Loan Parties, and identify and evaluate potential risks and liabilities accruing to the Loan Parties due to Environmental Laws. On the basis of this consideration, the Loan Parties have concluded as of the Closing Date that Environmental Laws could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Loan Party has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or is the subject of any federal or state investigation evaluating whether any remedial action by it is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.19          Investment Company Act; Public Utility Holding Company Act. No Loan Party is required to be registered as an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is a “holding company” or a “subsidiary company” of a holding company or an “affiliate” of a holding company or of a subsidiary company of a holding company, in each case within the meaning of the Public Utility Holding Company Act of 2005, as amended.

5.20         Insurance. Set forth on Schedule 5.20 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (and any Certificate of Insurance at any time submitted by the Borrowers to the Administrative Agent shall correctly state the names of all insurers, policy numbers, expiration dates, amounts and types of coverage). Each Loan Party and its Properties are insured with financially sound and reputable insurance companies which are not Affiliates, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses in similar geographic regions and owning similar properties.

5.21         Solvency. Each Borrower individually is, and the Loan Parties taken as a whole are, Solvent, both before and immediately after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including without limitation, the making of each Loan and the issuance of each Letter of Credit hereunder.

5.22         Collection Agencies. Schedule 5.22 contains an accurate list of all collection agencies (including without limitation law firms or attorneys engaged to make collections) that have been retained by the Borrowers as of the Closing Date, setting forth their full name, addresses and contact representatives. If there are written agreements with such collection agencies, law firms or attorneys, the Borrowers hereby grant the Administrative Agent the right to inspect, copy and extract such agreements upon reasonable notice to the Borrower Representative.

5.23          Deposit Account. Schedule 5.23 contains an accurate list of all bank deposit accounts that the Loan Parties maintain as of the Closing Date.

5.24          Limited Operations of Holdings. Each of Holdings and CL Holdings does not conduct any business (other than related to or incidental to its status as a holding company for its Subsidiaries and maintenance of its company existence), own any assets (other than cash and cash equivalents and equity interests in its Subsidiaries) or have any liabilities (other than liabilities under this Agreement and the other Loan Documents, guarantees of obligations of its Subsidiaries to the extent permitted by this Agreement, other Indebtedness permitted by this Agreement, or as otherwise disclosed in a schedule to this Agreement).

5.25          Complete Information. This Agreement, the other Loan Documents and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information (other than general industry data or general economic data) heretofore or contemporaneously herewith furnished in writing by the Borrowers to the Administrative Agent and the Lenders for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Borrowers to the Administrative Agent and the Lenders pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any fact necessary to make such information not materially misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Borrower are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results).

5.26          Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)             The Borrowers, the Loan Parties and, to the knowledge of the Borrowers their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Loan Party, nor, to the knowledge of the Borrowers, any of their respective directors, officers or employees is a Sanctioned Person. No use of the proceeds of any Advances hereunder or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)            Neither the making of the Advances hereunder nor the use of the proceeds thereof will violate the USA PATRIOT ACT, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Loan Parties are in compliance in all material respects with the USA PATRIOT ACT.

5.27          Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.28          Covered Entities. No Loan Party is a Covered Entity.

5.29          Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.30          No Adverse Selection. The US/UK/Canadian Assets acquired by the Borrowers and constituting Collateral under this Agreement have not been subject to any selection procedures that would result in adverse selection for the Lenders when compared to (x) the aggregate US/UK/Canadian Assets acquired by JCAP Holdings and its Subsidiaries and (y) US/UK/Canadian Assets included in asset pools and constituting collateral under any other debt financing of JCAP Holdings or any of its Subsidiaries. “US/UK/Canadian Assets” mean the Asset Pools eligible for inclusion in the Borrowing Base Amount, UK Borrowing Base Amount and Canadian Borrowing Base Amount.

ARTICLE 6

COVENANTS

Until the Discharge of Obligations, unless the Required Lenders shall otherwise consent in writing:

6.1            Reporting. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, and the Borrowers will furnish to the Administrative Agent for distribution to the Lenders ( except as otherwise specified herein):

(a)            Audited Financial Statements. Promptly when available and in any event within 120 days after the close of each fiscal year, a copy of the annual audit report of CL Holdings and its Subsidiaries for such fiscal year, including therein consolidated and consolidating balance sheets and statements of earnings and cash flows of CL Holdings and its Subsidiaries as at the end of such fiscal year, certified without adverse reference to going concern value and without qualification (other than qualification due solely to the impending maturity of (i) the Loans in the last year prior to the Facility Termination Date or (ii) any other Indebtedness in the last year prior to the maturity thereof) by independent auditors of recognized standing selected by the Borrower and reasonably acceptable to the Administrative Agent. The consolidating statements referred to in this clause (a) shall be on an entity basis.

(b)            Quarterly Financial Statements. Promptly when available and in any event within 45 days after the end of each calendar quarter, consolidated and consolidating balance sheets of CL Holdings and its Subsidiaries as of the end of such quarter, together with consolidated and consolidating statements of earnings and cash flows for such quarter and for the period beginning with the first day of such fiscal year and ending on the last day of such quarter, certified by an Authorized Officer. The consolidating statements referred to in this clause (b) shall be on a United States and United Kingdom basis.

(c)            [Reserved].

(d)           Borrowing Base Certificates; Projected Collections and Expense Reports.

(i)                 Promptly when available and in any event within 30 days after the end of each month:

(A)	an internal rate of return report in substantially the form of Exhibit A, which, for the avoidance of doubt, may be presented on an aggregated annual vintage basis, along with a reconciliation to the Borrowing Base Certificate and the financial statements delivered contemporaneously with the report; and

(B)	a Borrowing Base Certificate (and an Asset Pools Report) provided, however, that the Borrowers shall be permitted to deliver an updated Borrowing Base Certificate at any time and from time to time which includes an Eligible Asset Pool that a Borrower is concurrently acquiring with proceeds of the Loans.

(ii)                 At least two (2) Business Days prior to the proposed acquisition of any Asset Pool where the purchase price paid for such Asset Pool is greater than $15,000,000, the Borrower shall give written notice to the Administrative Agent with the following information:

(A)	the identity of such Asset Pool;

(B)	the type of Asset Pool;

(C)	the Portfolio Seller;

(D)	the aggregate purchase price of the applicable Asset Pool;

(E)	a Projected Collections and Expense Report for such Asset Pool; and

(F)	such other information as the Administrative Agent may reasonably request.

(iii)           Promptly when available and in any event within 45 days after the end of each quarter, a Portfolio Report to the Administrative Agent (and not for further distribution); provided, however, the Borrower shall also deliver to the Administrative Agent (and not for further distribution) a duly completed Portfolio Report at least one (1) Business Day prior to any Advance used to purchase an Eligible Asset Pool.

(iv)          Promptly when available (and in any event within 45 days) after the first four calendar quarters ending after the acquisition of any Asset Pool to be included in clause (xiii) of the definition of Adjusted Cash EBITDA in such quarter, a Projected Collections and Expense Report for such Asset Pool, to the extent not previously delivered under clause (ii) or (iii) above; provided that, at the election of the Borrower, the information required in this clause (iv) may be provided in the Compliance Certificate delivered in respect of the applicable calendar quarter pursuant to Section 6.01(e).

(v)           Promptly when available and in any event prior to an Advance to the extent not previously provided, the following information with respect to each Asset Pool: (A) the name of such Asset Pool, (B) the asset mix, (C) the aggregate purchase price, (D) the Original Projections, and (E) any other information reasonably requested by the Administrative Agent or the Lenders (other than the names of Portfolio Sellers). In addition, the Borrower will provide the names of Portfolio Sellers by annual vintage for at least 70% of the purchased portfolio in the vintage year.

(e)            Compliance Certificates. Promptly when available and in any event within 45 days after the end of each calendar quarter and contemporaneously when the audit report pursuant to Section 6.1(a) is delivered, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated as of such date and signed by an Authorized Officer, containing (i) (x) a computation of each of the financial ratios and restrictions set forth in Section 6.19 and (y) commencing with the first such compliance certificate delivered under this Section 6.1(e) after the Fourth Amendment Effective Date, with respect to compliance certificates delivered in connection with quarterly financial statements delivered pursuant to Section 6.1(b), the amount of distributions available to be made under Section 6.16(f) as of the end of such calendar quarter (ii) a certification to the effect that such officer has not become aware of any Default or Unmatured Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, and (iii) a written supplement substantially in the form of Schedules 1-5, as applicable, to the Security Agreement with respect to any additional assets and property acquired by any Loan Party after the Closing Date, all in reasonable detail.

(f)            Budget. Promptly when available and in any event within 90 days after the start of each of its fiscal years, consolidated operating budget for Holdings and its Subsidiaries for such fiscal year.

(g)            Reports to SEC and Equity Owners. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of Holdings or any of its Subsidiaries filed with the Securities Exchange Commission, and copies of all proxy statements or other communications made to equity owners generally.

(h)           Collection Agencies. On each yearly anniversary of the Closing Date, or within 10 days after the written request of the Administrative Agent, an updated list of all collection agencies used by the Borrower, setting forth their full name, address and a contact representative for such collection agency.

(i)             Policies and Procedures. Promptly, and in any event within fifteen (15) days after any change thereto, copies of each policy and procedure for the acquisition and collection of any Asset Pools.

(j)             Reserved.

(k)            Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act.

(l)             Beneficial Ownership. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

(m)           JCAP Holdings Information. Concurrently with each delivery of annual and quarterly financial statements pursuant to Sections 6.1(a) and 6.1(b), respectively, unaudited consolidated financial statements for JCAP Holdings for the corresponding period, in each case certified by an Authorized Officer of JCAP Holdings.

(n)            Other Information. Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by any Loan Party with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.

6.2           Use of Proceeds.The Borrowers will use the proceeds of the Advances solely for Permitted Purposes. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, use any of the proceeds of the Advances to purchase or carry any margin stock (as defined in Regulation U).

6.3           Notices of Default; Litigation; Violations and Adverse Developments. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect. Without in any way limiting the generality of the foregoing, the Borrower will, and will cause each other Loan Party and each of their respective Subsidiaries to, (i) give prompt notice in writing to the Lenders of the commencement of any litigation, arbitration, governmental investigation or proceeding against or affecting any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and (ii) promptly when available, deliver to the Lenders a copy of any notice alleging any violation of any federal, state or local law or regulation by any Loan Party or any of its Subsidiaries, which, in either case, in the reasonable judgment of any Loan Party, could be expected to have a Material Adverse Effect.

6.4            Conduct of Business; Existence. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and reasonable extensions thereof, in each case, relating to the origination, purchase, sale or servicing of consumer receivables. The Borrower will do all things necessary to remain an organization duly organized and validly existing in its jurisdiction of organization. The Borrower will cause each other Loan Party and each of its Subsidiaries to do all things necessary to remain an organization duly organized and validly existing in its jurisdiction of organization, except to the extent any dissolution could not reasonably be expected to have a Material Adverse Effect. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, do all things necessary to be (to the extent such concept applies to such entity) in good standing as an organization in its jurisdiction of organization, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent failure to be in good standing or so authorized could not reasonably be expected to have a Material Adverse Effect.

6.5            Payment of Taxes and Claims. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, file all tax returns and reports which are required by law to be filed by it (subject to applicable extensions of time to file) and pay before they become delinquent all taxes, assessments and governmental charges and levies, including any interest, penalties, and additions to tax updated thereto, imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, would result in the creation of a Lien upon its Property; provided, that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as its use of such Property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in accordance with GAAP, or for which such failure to pay or resulting Lien could not reasonably be expected, individually and in the aggregate, to have a Material Adverse Effect.

6.6           Insurance. (a) The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, maintain with responsible insurance companies, such insurance as may be required by any law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies engaged in similar businesses in similar geographic regions and owning similar properties, including, but not limited to Errors and Omissions and Commercial General Liability insurance policies for at least $1,000,000; and, upon request of the Administrative Agent, furnish to Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by each Loan Party and each of its Subsidiaries. The Borrower shall cause each issuer of a property or casualty insurance policy insuring a Loan Party to provide the Administrative Agent with an endorsement (i) naming the Administrative Agent as an additional insured with respect to each such policy of insurance and as loss payee with respect to any property insurance, as the Administrative Agent may direct from time to time, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy, except that only 10 days’ notice will be required prior to cancellation for non-payment of premiums, and (iii) reasonably acceptable in all other respects to the Administrative Agent.

(b)            With respect to improvements located on any portion of any mortgaged property that is located in a Flood Zone within a community participating in the Flood Program, Loan Parties will, and will cause any applicable Loan Party to, maintain through the Flood Program or through private insurance policies, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the mortgaged property of any Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, Loan Parties shall promptly replace such insurance company with a financially sound and reputable insurance company), (A) such flood insurance coverage under policies issued pursuant to and in compliance with the Flood Insurance Laws (“Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for such mortgaged property under Flood Insurance Laws, subject only to deductibles consistent in scope and amount with those permitted under the Flood Program, and (B) such additional coverage available at commercially reasonable rates as may be required by Administrative Agent, if any, under supplemental private insurance policies which when added to the coverage provided under the Flood Insurance Policies required under the foregoing clause (A), is not less than 100% of the insurable replacement cost of the improvements on such Mortgaged Property.

(c)            UNLESS THE BORROWER PROVIDES THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE BORROWER’S EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT EACH LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE LOAN PARTIES MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE LOAN PARTIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

6.7            Compliance with Laws. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, materially comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all applicable Environmental Laws, and all binding rules and regulations of the Federal Trade Commission and the Consumer Financial Protection Bureau, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided that allegations by a federal or state governmental or regulatory agency or authority of any Loan Party’s or any of its Subsidiaries’ noncompliance, which such Loan Party or such Subsidiary is contesting in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Loan Party’s or such Subsidiary’s books, shall not constitute a breach of this Section.

6.8           Maintenance of Properties. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear and casualty and condemnation losses excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9            Inspection; Field Audits. The Borrowers shall permit, and shall cause each other Loan Party and each of their respective Subsidiaries to permit, the Administrative Agent, or any Person designated by the Administrative Agent, to call at such Loan Party’s or such Subsidiary’s places of business at any reasonable times and upon reasonable prior notice, and, without unreasonable hindrance or delay, to inspect such Loan Party’s or such Subsidiary’s property, equipment or other tangible assets and to inspect, audit, check and make extracts from such Loan Party’s or such Subsidiary’s books, records, journals, orders, receipts and any correspondence and other data relating to such Loan Party’s or such Subsidiary’s businesses, assets or any transactions between the parties hereto, and shall have the right to make such verification concerning such Loan Party’s or such Subsidiary’s businesses as the Administrative Agent determines, in each case in a manner, frequency (in any event, not less than once every 18 months) and scope consistent with past practice (collectively, a “Field Audit”). The Borrower Representative authorizes the Administrative Agent to discuss the affairs, finances and business of any Loan Party or any of their respective Subsidiaries with any officers, employees or directors of such Loan Party or such Subsidiaries, and to discuss the financial condition of such Loan Party or such Subsidiaries with such Loan Party’s or such Subsidiaries’ independent public accountants (provided that the Authorized Officers of such Loan Party or such Subsidiaries are given an opportunity to be present during such discussions with the accountants). Any such discussions shall be without liability to any Lender or the Administrative Agent. The Borrowers shall pay to the Administrative Agent all customary fees and all costs and out-of-pocket expenses incurred by the Lenders and the Administrative Agent in the exercise of their rights hereunder, and all of such fees, costs and expenses shall constitute obligations hereunder, shall be payable on demand and, unless paid within 30 days of the date the invoice therefor is received by the Borrower, shall bear interest at the highest rate then applicable to any Loan, provided, however, that so long as no Default or Unmatured Default exists, (a) the Administrative Agent shall not conduct more than two Field Audits in any calendar year unless the Administrative Agent in good faith reasonably believes that there has been a material adverse change in circumstances involving any Loan Party, its business and/or its operations, and (b) the Borrowers shall not be required to reimburse the Administrative Agent or Lenders for more than $50,000 per Field Audit.

6.10         Indebtedness. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, create, incur or suffer to exist any Indebtedness or guaranty the Indebtedness of any Person, except:

(a)            The Obligations (including, without limitation, the Rate Protection Obligations, the Bank Product Obligations, and the FX Hedging Obligations).

(b)            Indebtedness arising from any interest rate swap, cap, collar or option agreement, or any other agreement pursuant to which a Loan Party hedges interest rate risk, incurred in the ordinary course of business for bona fide hedging purposes and not for speculation.

(c)            Indebtedness described on Schedule 6.10 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased.

(d)            Indebtedness in the nature of trade accounts payable which are within their terms.

(e)            Contingent Obligations incurred in the ordinary course of business which are not material and which do not, in the aggregate, exceed $2 million at any time outstanding.

(f)             Contingent Obligations relating to the purchase and sale of Asset Pools in the ordinary course of business.

(g)            Contingent Obligations incurred in the ordinary course of business which are disclosed in the financial statements referred to in Section 5.4.

(h)            Indebtedness incurred in connection with Liens permitted by Sections 6.14(a), (b) , (c), (e) and (f).

(i)             Indebtedness incurred in connection with a Permitted Acquisition in the nature of subordinated debt owed to the seller(s) (so long as a written subordination agreement in form and substance reasonably acceptable to the Administrative Agent is in effect) and earnouts payable to the seller(s).

(j)             Capitalized Leases and purchase money Indebtedness not to exceed $2,000,000 in the aggregate outstanding at any one time.

(k)            Indebtedness owed to insurance companies incurred in the ordinary course of business for due but unpaid premiums.

(l)             intercompany Indebtedness incurred in the ordinary course of business by a Loan Party to another Loan Party.

(m)           intercompany Indebtedness to the Foreign Subsidiaries to fund Investments permitted under Section 6.13(j).

(n)            Indebtedness incurred in connection with customary banking services.

(o)            Indebtedness in the nature of performance bonds, surety bonds and appeal bonds, in each case incurred in the ordinary course of business, provided that such Indebtedness shall not exceed $3,000,000 in the aggregate outstanding at any one time.

(p)            unsecured Subordinated Indebtedness owed to former or current officers, directors or employees to finance the redemption of equity interests of Holdings or its Parent Company held by such officers, directors or employees (so long as a written subordination agreement in form and substance reasonably acceptable to the Administrative Agent is in effect).

(q)           other unsecured Indebtedness not to exceed $1,000,000 in the aggregate outstanding at any one time.

(r)            Indebtedness arising from any Swap Obligation pursuant to which a Loan Party hedges currency exchange rate risk, incurred in the ordinary course of business for bona fide hedging purposes and not for speculation.

(s)            Reserved.

(t)             intercompany Indebtedness constituting Investments permitted under Sections 6.13(v) or 6.13(w).

6.11         Merger; Acquisitions. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, merge or consolidate with or into any other Person, or purchase or otherwise acquire all or substantially all of the assets or equity interests of any other Person, except:

(a)            any of CL Holdings’ Subsidiaries that is a Loan Party may merge or consolidate with or into, or transfer its assets to, CL Holdings or a Wholly-Owned Domestic Subsidiary of CL Holdings that is a Loan Party;

(b)           the Foreign Subsidiaries may make Acquisitions with the proceeds received from the Investments made under Section 6.13(j) and/or with cash on hand generated from the Foreign Subsidiaries’ business operations in the ordinary course; and

(c)           Permitted Acquisitions and other Investments (including, but not limited to, acquisitions of Asset Pools) in each case to the extent permitted under Section 6.13.

6.12         Sale of Assets. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, sell or otherwise dispose of (with or without recourse) (i) all or substantially all of its Property, except as permitted pursuant to Section 6.11, or (ii) any of its credit card receivables or any of its Asset Pools, except for any sales to third parties where the aggregate sale price is for fair value.

6.13          Investments and Acquisitions. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(a)            Asset Pools purchased in the ordinary course of business; provided however in no event shall any Loan Party or any of its Subsidiaries purchase any Asset Pool where (i)(x) the purchase price paid for such Asset Pool is greater than $4,000,000, and (y) the Estimated Remaining Collections of the Receivables in such Asset Pool that are out of statute at the time of purchase is greater than 20% of the Estimated Remaining Collections of all Receivables in such Asset Pool, without the prior written consent of the Administrative Agent, or (ii) on a pro forma basis after giving effect to such purchase, the Estimated Remaining Collections of all Student Loans in all Asset Pools would be greater than 10% of the Estimated Remaining Collections of all Receivables in all Asset Pools.

(b)           Investments in existing Subsidiaries as of the Closing Date as listed on Schedule 5.8, and creation of additional Wholly-Owned Domestic Subsidiaries so long as the Borrower delivers to the Administrative Agent (i) an updated Schedule 5.8 listing such Subsidiary and (ii) in the case of Wholly-Owned Domestic Subsidiaries, a Guaranty and a Security Agreement, each in form and substance reasonably acceptable to the Administrative Agent, duly executed by such Subsidiary as contemplated in Section 6.18 to the extent required thereby.

(c)            Permitted Acquisitions (and if the Permitted Acquisition involves the acquisition of an additional Subsidiary, so long as the Borrower delivers to the Administrative Agent (i) an updated Schedule 5.8 listing such Subsidiary and (ii) a Guaranty and a Security Agreement, each in form and substance reasonably acceptable to the Administrative Agent, duly executed by such Subsidiary as contemplated in Section 6.18).

(d)           Investments in joint ventures, provided that after giving pro forma effect to each such Investment, (i) the Loan Parties are in compliance with Section 6.19, and (ii) no Default or Unmatured Default exists, and provided further that such Investments, in the aggregate, shall not at any time exceed the sum, without duplication, of (A) 5% of the book value of the assets of the Loan Parties, taken as a whole, plus (B) the New Cash Equity Contributions used for such joint ventures.

(e)            Intercompany loans in the ordinary course of business made by (i) a Loan Party to a Loan Party, (ii) a Foreign Subsidiary to a Loan Party to the extent such Indebtedness is permitted under Section 6.10, or (iii) a Loan Party to a Foreign Subsidiary to the extent such Investment is permitted under clause (j) below.

(f)            Deposits at the Administrative Agent or any Lender.

(g)           Bank deposits in the ordinary course of business; provided that following the 180th day after the Closing Date (or such later date as the Administrative Agent may reasonably agree) the aggregate amount of all such deposits (excluding deposits in accounts specified on Schedule 6.17) which are maintained with any bank other than any Lender shall not at any time exceed $1,500,000 or 20% of the prior month’s total collections, whichever is greater.

(h)            Trust accounts, payroll accounts and employee benefits accounts established for the benefit of third parties, or as may be required by law or regulation in the performance of the Borrower’s business in the ordinary course.

(i)            Deposits at Bank of Missouri (formerly MidAmerica Bank & Trust Company) and/or other financial institutions in connection with the issuance of the “Payment Rewards” credit cards in the ordinary course of the Borrowers’ business.

(j)             Investments in Foreign Subsidiaries (and the Foreign Subsidiaries’ use of the proceeds of such Investments to fund Acquisitions); provided that the aggregate amount of such Investments shall not exceed $2,500,000 at any one time.

(k)            Loans and advances to its employees, if the proceeds of such loans and advances are used (i) solely by such employees to purchase equity interests of the top tier Parent Company of Holdings pursuant to an equity interest ownership or purchase plan or compensation plan, or (ii) for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, provided that such loans and advances under clause (ii) hereof shall not at any time exceed $250,000 in the aggregate.

(l)             Investments resulting from Rate Protection Obligations, FX Hedging Obligations, or other hedging products permitted pursuant to Section 6.10(a) or Section 6.10(b) or Section 6.10(r).

(m)           Investments consisting of purchases and acquisitions of supplies, materials and equipment in the ordinary course of business.

(n)           Accounts owed and deposits made in connection with the purchase price of goods and services incurred in the ordinary course of business.

(o)           Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

(p)           Investments consisting of any deferred portion of the sales price received by the Borrower in connection with any asset sale permitted under Section 6.12.

(q)           Acquisitions by the Foreign Subsidiaries with the proceeds of Investments made in the Foreign Subsidiaries under clause (j) above and/or cash on hand generated from the Foreign Subsidiaries’ business operations in the ordinary course.

(r)            Deposits of JCIA at Barclays or any Lender, provided that not later than the date that is 180 days after the Closing Date (or such later date as may be reasonably agreed by the Administrative Agent), such deposit accounts are subject to Deposit Account Control Agreements in favor of the Administrative Agent for the benefit of the Lenders to secure the Obligations, in form and substance reasonably acceptable to the Administrative Agent.

(s)            Investments in Unrestricted Subsidiaries, provided that (i) no Default or Unmatured Default exists or would immediately result from such Investment, (ii) after giving pro forma effect to each such Investment, the Loan Parties are in compliance with Section 6.19, (iii) such Investments in the aggregate shall not at any time exceed the sum of (A) $30,000,000 plus (B) $10,000,000 in each calendar year beginning with the calendar year ended December 31, 2021, and (iv) immediately after giving effect to any such Investments, the Borrower has a Liquidity Buffer of not less than $5,000,000.

(t)            To the extent constituting Investments or Acquisitions, (i) the transactions required to effect the Canaccede Restructuring on the Closing Date, and (ii) the transactions required to effect the CFG Canada Acquisition on the Second Amendment Closing Date.

(u)           Investments (excluding Asset Pools which would not be permitted by Section 6.13(a)) in an aggregate outstanding amount not to exceed, the Available Equity Contribution Amount; provided that to the extent that any Investment made pursuant to this clause (u) constitutes an Acquisition, such Investment shall only be permitted so long as (i) immediately after giving pro forma effect to such Acquisition, the Borrower has caused Holdings to be in compliance with Section 6.19, (ii) immediately before and after giving effect to such Acquisition, no Default or Unmatured Default shall exist, (iii) reasonably prior to such Acquisition, the Administrative Agent shall have received complete executed or final copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Administrative Agent may reasonably require to evidence the termination of Liens on the assets or business to be acquired, (iv) (A) consents have been obtained in favor of the Administrative Agent to the collateral assignment of rights and indemnities under the related acquisition documents (to the extent such acquisition documents are not otherwise specifically assignable to the Administrative Agent) or (B) the collateral assignment of rights and indemnities is reflected in the acquisition documents, and (v) within 60 days of the closing of such Acquisition, the target company (if such Acquisition is structured as a purchase of equity) or the Loan Party (if such Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) executes and delivers to the Administrative Agent the documents contemplated by Section 6.18 to the extent required thereby.

(v)           Investments (excluding Asset Pools which would not be permitted by Section 6.13(a)) in an aggregate amount outstanding not to exceed the Cumulative Credit available as of the date of consummation of such Investment.

(w)           Investments to the extent the Payment Condition is satisfied at the time of such Investments.

6.14          Liens. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on any of their respective Property, except:

(a)            Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(b)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c)            Liens securing performance bonds, surety bonds and appeal bonds, in each case to the extent permitted by Section 6.10(o).

(d)           Liens arising from precautionary UCC financing statements regarding Operating Leases and in connection with the sale of Asset Pools by Borrower in the ordinary course of its business.

(e)            Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(f)            Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(g)           Liens in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

(h)           Liens described on Schedule 6.14.

(i)             Customary bankers’ liens and rights of set off arising with respect to deposit accounts.

(j)             Liens on assets securing purchase money Indebtedness and Capitalized Leases permitted by Section 6.10(j), provided that such Liens attach only to the assets being acquired.

(k)            Judgment Liens which do not constitute a Default hereunder.

(l)             Any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by it in the ordinary course of its business and covering only the assets so leased, licensed or subleased.

(m)           Contractual setoff rights in agreements entered into in the ordinary course of business.

(n)           Rights of setoff of insurance companies incurred in the ordinary course of business against insurance proceeds for due but unpaid premiums.

(o)           Liens not otherwise permitted by this Section 6.14 so long as the aggregate outstanding principal amount of the Indebtedness secured thereby does not exceed $250,000 at any one time.

(p)            Reserved.

6.15          Affiliates. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than transactions between or among Holdings, CL Holdings and its Domestic Subsidiaries that are Loan Parties), except:

(a)            in connection with (i) the Canaccede Restructuring on the Closing Date and/or (ii) the CFG Canada Acquisition on the Second Amendment Effective Date;

(b)           (i) in connection with servicing arrangements among Holdings and its restricted subsidiaries to the extent necessary for the conduct of the respective businesses, and (ii) servicing arrangements between CFG Canada and the Canaccede Servicer to the extent necessary for the conduct of their respective businesses upon fair and reasonable terms;

(c)            in connection with the provision of shared services and intellectual property (including, without limitation, administrative, back-office and information technology services) among Holdings and its Subsidiaries; provided that a Loan Party or a wholly-owned Restricted Subsidiary shall at all times retain ownership of intellectual property owned by them that is necessary for the continued operation of the Loan Parties and their wholly-owned Restricted Subsidiaries;

(d)            to the extent expressly permitted hereunder; or

(e)            pursuant to the reasonable requirements of the Borrower’s or such other Loan Party’s or Subsidiary’s business upon fair and reasonable terms no less favorable to the Borrower or such other Loan Party or Subsidiary than the Borrower or such other Loan Party or Subsidiary would obtain in a comparable arms-length transaction.

6.16          Distributions. The Borrowers will not, and will not permit any of the other Loan Parties or any of their respective Subsidiaries to, (i) make any cash distribution or cash dividend, to any of its members, (ii) purchase or redeem any of its membership interests or any warrants, options or other rights in respect thereof, (iii) pay any management fees or similar fees to any of its members or any Affiliate thereof (except in exchange for bona fide services rendered pursuant to the reasonable requirements of the Borrower’s or such other Loan Party’s or Subsidiary’s business and in compliance with the provisions of Section 6.15), or (iv) make any prepayment of interest on, principal of, premium, if any, on, or any early redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or other prepayment in respect of any Subordinated Indebtedness or Indebtedness that is expressly subordinated in lien priority to the liens securing the Obligations (clauses (i), (ii), (iii) and (iv), collectively, “Restricted Payments”), except:

(a)            any Subsidiary of CL Holdings may pay dividends or make other distributions to CL Holdings or any Loan Party (other than Holdings);

(b)            Tax Distributions;

(c)            CL Holdings may make distributions to Holdings so that Holdings may make distributions to allow any Parent Company to, redeem from former officers, directors and employees (or their estates, spouses, heirs, former spouses, family planning vehicles or family members) equity interests held by any of the foregoing in connection with termination of their employment, in the amount not to exceed $2,000,000 in any fiscal year and $4,000,000 in the aggregate during the period commencing on the Third Amendment Effective Date and ending on the Facility Termination Date (not including any such amounts funded with New Cash Equity Contributions);

(d)            Restricted Payments to the extent the Payment Condition is satisfied;

(e)            CL Holdings may make distributions to Holdings so that Holdings may make distributions to any Parent Company so that such Parent Company may pay or make distributions to pay necessary and reasonable general administrative costs and expenses (including audit fees and independent director fees of Holdings and/or any Parent Company thereof), and franchise taxes and similar fees and expenses, required to maintain the organizational existence of Holdings and/or any Parent Company thereof, in an aggregate amount not to exceed $750,000 in any calendar year;

(f)            so long as no Default (other than any Default under Section 7.8, Section 7.9 or Section 7.11) has occurred and is then continuing, CL Holdings may make distributions to Holdings so that Holdings may make distributions to any Parent Company in an aggregate amount determined on a cumulative basis equal to the aggregate amount of cash or cash equivalents received by CL Holdings or any of its Subsidiaries on and after April 1, 2023 from (i) proceeds of common equity contributions (other than proceeds of common equity contributions made by CL Holdings or any Subsidiary of CL Holdings) and (ii) proceeds of the issuance of common equity and qualified preferred equity (other than proceeds of common equity and qualified preferred equity issued to CL Holdings or any Subsidiary of CL Holdings); provided, that, for the avoidance of doubt, amounts received in connection with the Cure Right shall not be considered in calculating such cumulative amount; provided, further, that the proceeds of such distributions shall be used by JCAP Holdings or any other Parent Company to fund Investments in any direct or indirect Subsidiary of JCAP Holdings and pay fees and expenses related thereto;

(g)           so long as no Default or Unmatured Default is then continuing, CL Holdings may make Restricted Payments with an amount under this clause (g) for any transaction not to exceed the Cumulative Credit available as of the date of consummation of such transaction;

(h)           so long as (i) on a pro forma basis determined as of the date of such distribution, no Default under Section 7.1, Section 7.2(i) (solely with respect to Section 6.19) or Section 7.6 has occurred and is continuing or would immediately result from such distribution, and (ii) as of the date of such distribution, 100% of the equity interests of CL Holdings are owned, directly or indirectly, by JCAP Holdings, CL Holdings may make JCAP Holdings Debt Service Distributions.

6.17         Banking Relationship, Deposit Accounts and Securities Accounts.

(a)            Except for the accounts specified on Schedule 6.17, the Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, at all times following the 180th day after the Closing Date (or such later date as the Administrative Agent may reasonably agree) (i) utilize one or more Lenders as their primary bank for financial services and (ii) maintain its main operating accounts with one or more Lenders.

(b)            The Borrowers will, and will cause each other Loan Party to, deliver to the Administrative Agent (or its designee), a Control Agreement with respect to any deposit account, securities account or commodity accounts of such Loan Party (other than Excluded Accounts), duly executed by the parties thereto (a) if reasonably requested by the Administrative Agent as to any such accounts with the Administrative Agent or one of its Affiliates, and (b) with respect to any such account with any other Person; provided that, notwithstanding the foregoing or any other provision hereof or of any other Loan Document to the contrary, no Control Agreement shall be required to be delivered prior to the date that is 180 days after the Closing Date (or such later date as the Administrative Agent may reasonably agree).

6.18          Pledge of Collateral; Guaranties; Further Assurances. (a) The Borrowers will take, and will cause each other Loan Party and each of their respective Subsidiaries to take, such actions as are necessary or as the Administrative Agent may reasonably request from time to time to ensure that the Obligations:

(i)             are secured by a first priority perfected Lien (subject only to Permitted Priority Liens) on substantially all assets of each Loan Party (other than Credit Link Account Recovery Solutions Limited, a limited company organized under the laws of England and Wales), including a pledge of 100% of the equity interests in each of its Domestic Subsidiaries and, in the case of equity interests of Foreign Subsidiaries, pledges of (A) 100% of the non-voting equity interests in such Foreign Subsidiaries and (B) 65% of the voting equity interests in such Foreign Subsidiaries;

(ii)           are guaranteed by Holdings and all of the Domestic Subsidiaries of any Loan Party (to the extent such Subsidiary is not a Borrower); and

(iii)           are secured by a first priority perfected Lien (subject only to Permitted Priority Liens) on substantially all assets of the Domestic Subsidiaries of any Loan Party.

Notwithstanding the foregoing, (i) in no event shall the Obligations be (a) secured by (1) the assets or equity of any Unrestricted Subsidiary or (2) more than 65% of the voting equity interests of any Foreign Subsidiary, or (b) guaranteed by any Unrestricted Subsidiary and (ii) it is understood and agreed that (A) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of deliverables with respect to, particular assets or the provision of any Guaranty by any Subsidiary, and each Lender hereby consents to any such extension of time, (B) any Lien required to be granted from time to time pursuant to this Section 6.18 shall be subject to the exceptions and limitations set forth in the Collateral Documents and (C) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the Administrative Agent in its sole discretion, in consultation with the Borrower Representative, determines that the burden or cost of obtaining a Lien, or perfecting such Lien, outweighs the benefit to the Administrative Agent and the Lenders afforded thereby.

(b)            The Borrower Representative will take, and will cause each other Loan Party and each of their respective Subsidiaries to take, such actions as are necessary such that all Subsidiaries of such Person (other than Unrestricted Subsidiaries or joint ventures permitted by the terms of this Agreement) are wholly-owned Subsidiaries (in the case of any Foreign Subsidiary, disregarding any director’s owned shares or other minimum required third party ownership requirements under applicable law).

(c)            Upon the acquisition by Holdings, the Borrowers or any other Loan Party of any fee interest in any real property with a fair market value (determined by reference to an appraisal or the Borrower Representative’s good-faith estimate of the current value of such real property) in excess of $500,000, the Borrower Representative will promptly provide the Administrative Agent with written notice of such acquisition, setting forth a description of the real property acquired and the location thereof. The Administrative Agent will thereafter notify the Borrower Representative whether it intends to require a mortgage (and any related title insurance policy, survey, zoning report and environmental site assessment report reasonably requested by the Administrative Agent) with respect to such real property. Upon receipt by the Borrower Representative of such notice from the Administrative Agent requesting a mortgage (and any other related agreements, instruments and other documents), the Loan Party that acquired such real property shall promptly furnish the same to the Administrative Agent. The Borrower Representative shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.18(c). Notwithstanding the foregoing, Administrative Agent shall not enter into any such mortgage in favor of the Administrative Agent in respect of any improved real property acquired by any Loan Party after the Closing Date or to be mortgaged in favor of the Administrative Agent in connection with a MIRE Event unless Administrative Agent has provided to Lenders:

(A)           if such mortgage relates to improvements located on an improved real property not located in a Flood Zone, a completed Flood Certificate from a third party vendor at least 10 days prior to entering into such mortgage; or

(B)           if such mortgage relates to improvements located on an improved real property located in a Flood Zone, the following documents with respect to such improved real property at least 30 days prior to entering into such mortgage: (i) a Flood Certificate from a third party vendor; (ii) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available, (iii) evidence of the receipt by the applicable Loan Party of such notice; and (iv) if required by the Flood Program, evidence of required flood insurance;

provided that Administrative Agent may enter into any such mortgage prior to the end of any notice period set forth above if Administrative Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction.

6.19         Financial Covenants.

6.19.1       Maximum Senior Leverage Ratio. Commencing with the calendar quarter ending June 30, 2021, as of the end of the last day of each calendar quarter, Holdings shall not permit the Senior Leverage Ratio to exceed 2.50 to 1.

6.19.2      Maximum Leverage Ratio. Commencing with the calendar quarter ending June 30, 2021, as of the end of the last day of each calendar quarter, Holdings shall not permit the Leverage Ratio to exceed 3.25 to 1.

6.19.3      Minimum Fixed Charge Coverage Ratio. Commencing with the calendar quarter ending June 30, 2021, as of the end of the last day of each calendar quarter, Holdings shall maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.

6.19.4      Minimum Tangible Net Worth. Commencing with the calendar quarter ending June 30, 2021, as of the end of the last day of each calendar quarter, Holdings and its restricted subsidiaries shall maintain a Tangible Net Worth in an amount not less than $56,000,000, plus fifty percent (50%) of Consolidated Net Income of Holdings and its restricted subsidiaries earned during each calendar quarter, commencing with the calendar quarter ending on June 30, 2021 (provided that solely for purposes of determining such Consolidated Net Income, such Consolidated Net Income shall be reduced by the amount of any JCAP Holdings Debt Service Distributions).

6.19.5       Minimum Actual Collections. Commencing with the calendar quarter ending June 30, 2021, as of the end of the last day of each calendar quarter, Holdings and its restricted subsidiaries actual gross collections during the twelve month period ending on such date from all of its Asset Pools in the aggregate shall exceed 85% of the projected gross collections for such period as determined by the Applicable Projections.

In the event that Holdings fails to comply with any of the covenants set forth in this Section 6.19 (the “Financial Covenants”), Holdings and its members (or equivalent equity holders) shall have the right until the expiration of the fifteenth Business Day subsequent to the date the applicable financial statements are required to be delivered to receive cash equity contributions from its members (or equivalent equity holders) in an aggregate amount equal to, but not greater than, the amount necessary to cure the relevant Financial Covenant (hereinafter, the “Cure Right”), and upon the receipt by Holdings and its members (or equivalent equity holders) of such cash pursuant to such exercise by Holdings or its members (or equivalent equity holders) of such Cure Right, such amount shall within such 15-Business Day period referred to above be contributed as equity capital by Holdings to CL Holdings (the “Cure Amount”) and paid directly to the Administrative Agent (for application to the Loans), and the Financial Covenants shall then be recalculated giving effect to the following pro forma adjustments: (a) Adjusted Cash EBITDA and total cash collected shall be increased for the applicable quarter and for the subsequent three (3) consecutive quarters, solely for the purpose of measuring the Financial Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount paid over to the Administrative Agent for application to the Loans; (b) the application to the Loans made with respect to such Cure Amount shall serve as a reduction to the Holdings and its restricted subsidiaries Funded Debt solely for purposes of calculating the Tangible Net Worth covenant, but shall not serve as a reduction to Holdings and its restricted subsidiaries Funded Debt for purposes of calculating any other Financial Covenants until such time as the Cure Amount is no longer included in Adjusted Cash EBITDA; and (c) if, after giving effect to the foregoing recalculations, the Loan Parties shall then be in compliance with the requirements of all Financial Covenants, the Loan Parties shall be deemed to have been in compliance with the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Default of the Financial Covenants that had occurred shall be deemed not to have occurred for this purpose of the Agreement. Notwithstanding anything herein to the contrary, in no event shall (i) Holdings be permitted to exercise the Cure Right hereunder (x) more than four (4) times in the aggregate during the term of this Agreement or (y) more than two (2) times in any rolling 4-quarter period, and (ii) the Cure Amount exceed in respect of each exercise of the Cure Right, the amount required for purposes of complying with the Financial Covenants.

6.20          Keepwell. Each Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents to which it is a party with respect to Swap Obligations that would, in the absence of the agreement in this Section 6.20, otherwise constitute Excluded Swap Obligations as to such Guarantor (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrower’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Borrower under this Section 6.20 shall remain in full force and effect until the Guarantors’ Obligations have been indefeasibly paid and performed in full. The Borrowers intend this Section 6.20 to constitute, and this Section 6.20 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act.

6.21          Anti-Corruption Laws; Sanctions. The Borrowers will, and will cause each other Loan Party and each of their respective Subsidiaries to, maintain in effect policies and procedures designed to promote compliance by the Loan Parties, their respective Subsidiaries, and their respective directors, officers and employees, and agents with Anti-Corruption Laws. The Borrowers will not, and will not permit any other Loan Party or any of their respective Subsidiaries to, directly, or knowingly indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (b) in any other manner that would result in a violation of Sanctions or Anti-Corruption Laws by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).

6.22          Reserved.

6.23          No Adverse Selection. In no event shall the US/UK/Canadian Assets acquired by the Borrowers and constituting Collateral under this Agreement be subject to any selection procedures that would result in adverse selection for the Lenders when compared to (x) the aggregate US/UK/Canadian Assets acquired by JCAP Holdings and its Subsidiaries and (y) the US/UK/Canadian Assets included in asset pools and constituting collateral under any other debt financing of JCAP Holdings or any of its Subsidiaries.

6.24          Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6.24 or such later date as the Administrative Agent reasonably agrees to in writing, the Borrowers and each other Loan Party shall deliver the documents or take the actions specified on Schedule 6.24.

Notwithstanding any of the foregoing provisions of this Article 6 or any other provision of any Loan Document, the transactions required to effect the Canaccede Restructuring on the Closing Date shall be permitted.

ARTICLE 7

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1           Non-Payment. Nonpayment of (i) any principal of any Loan when and as due, whether at maturity (including any springing maturity) or otherwise, or (ii) any interest, commitment fee or other obligations under any of the Loan Documents, in the case of this clause (ii), within five Business Days after the same becomes due.

7.2           Breach. The breach by the Borrowers of (including, for the avoidance of doubt, to the extent applicable, the failure by the Borrowers to cause any other Loan Party or any Subsidiary to comply with) any of the terms or provisions, as applicable, of (i) Section 6.1(a), 6.1(b), 6.1(e), 6.2, 6.3, 6.4, 6.9 through 6.16, or 6.23 (in each case with no cure period), or 6.19 (subject to the Cure Right, it being expressly understood and agreed that for purposes hereof no Default under Section 6.19 shall occur until the fifteen (15) Business Day period following a breach of Section 6.19 referenced therein shall have elapsed without exercise of the Cure Right), (ii) Section 6.1(d) or 6.1(f) which is not remedied within ten (10) Business Days after written notice from the Administrative Agent or any Lender, or (iii) any of the other terms or provisions of this Agreement (other than a breach which constitutes a Default under another Section of this Article 7) or any other Loan Document which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

7.3           Misrepresentation. Any representation or warranty made or deemed made by any Loan Party to the Lenders or any Agent under this Agreement or any other Loan Document, or any certificate or documents delivered in connection with this Agreement or any other Loan Document, shall be incorrect or misleading in any material respect when taken as a whole.

7.4           Default Under Other Material Indebtedness. Failure of any Loan Party or any of its Subsidiaries to pay when due any Material Indebtedness (unless it is being contested by such Loan Party or such Subsidiary in good faith by appropriate proceedings and adequate reserves with respect thereto have been set aside in accordance with GAAP); or the default by any Loan Party or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date (unless it is being contested by such Loan Party or such Subsidiary in good faith by appropriate proceedings and adequate reserves with respect thereto have been set aside in accordance with GAAP); or any Material Indebtedness of any Loan Party or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof (unless it is being contested by such Loan Party or such Subsidiary in good faith by appropriate proceedings and adequate reserves with respect thereto have been set aside in accordance with GAAP).

7.5           Split-up of the Loan Parties.  Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Loan Parties and their Subsidiaries which, when taken together with all other Property of the Loan Parties and their Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.6           Bankruptcy; Insolvency. Any Loan Party or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or a Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7           Liquidation. Without the application, approval or consent of any Loan Party or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or such Subsidiary or a Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against any Loan Party or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8           Judgments. Any Loan Party or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $1,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate (excluding any amounts covered by insurance where the insurer has not denied the claim), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.9           Pension Plans.  The Unfunded Liabilities of all Plans shall exceed in the aggregate $1,000,000 or any Reportable Event (which could reasonably be expected to result in a cost to the Loan Parties in an aggregate amount in excess of $1,000,000) shall occur in connection with any Plan.

7.10         Invalidity of Loan Documents, etc. Any Collateral Document shall for any reason fail to create a valid and perfected (to the extent that applicable Collateral can be perfected under applicable law) first priority security interest in any material Collateral or a material portion of the Collateral purported to be covered thereby, except for Permitted Priority Liens or as otherwise permitted by the terms of any Collateral Document, or any material Loan Document, intercreditor agreement or subordination agreement shall fail to remain in full force or effect (other than in accordance with its terms or with the consent of the Administrative Agent) or any action shall be taken by or on behalf of any Loan Party to discontinue or to assert the invalidity or unenforceability of any Loan Document.

7.11         Change in Control. Any Change in Control shall occur.

ARTICLE 8

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1           Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder, or (b) declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

8.2           Waivers and Amendments. Except as otherwise provided in Section 2.18(b) and this Section 8.2, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, (a) that increases in the Aggregate Commitment pursuant to Section 2.1.2 shall not require the consent of the Required Lenders, and increases in the Foreign Currency Commitment pursuant to Section 2.17.2 shall not require the consent of the Required Lenders, (b) that any amendment to the definition of Borrowing Base Amount, or any definitions of any terms used therein, or any advance rates set forth therein, in any manner that results in more availability to the Borrowers, requires the consent of Lenders in the aggregate having not less than two-thirds of the Aggregate Commitment and, any amendment to the definition of UK Borrowing Base Amount or Canadian Borrowing Base Amount or any definitions of any terms used therein, or any advance rates set forth therein, in any manner that results in more availability to the Foreign Currency Borrowers, requires the consent of Foreign Currency Lenders in the aggregate having not less than two-thirds of the Foreign Currency Commitment, and (c) that no such supplemental agreement shall, without the consent of all of the Lenders:

(a)           Extend the final maturity or springing maturity of any Loan, or forgive all or any portion of the principal amount thereof or all or any portion of any reimbursement obligation with respect to a L/C Disbursement, or reduce the rate or amount (other than waiver of the Default Rate as provided in Section 2.5 or waiver of the higher L/C Fees rate as provided in Section 2.15.10) or extend the time of payment of interest or fees thereon.

(b)          Reduce the percentage specified in the definition of Required Lenders or in any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify this Agreement.

(c)           Extend the Facility Termination Date (including by extending, waiving or removing the springing maturity clause or any other clause in the definition of Facility Termination Date) or reduce the amount or extend the payment date for the mandatory payments required under Section 2.3(a), 2.16.2 or 2.17.5(b), or increase the Commitment of any Lender hereunder (except in accordance with Section 2.1.2 or Section 2.17.2), or permit the Borrower to assign its rights under this Agreement.

(d)	Amend this Section 8.2, Section 8.4 or Section 12.3.1.

(e)           Except as provided in the Collateral Documents or permitted by this Agreement, release any Guarantor or release all or substantially all of the Collateral.

(f)           Amend this Agreement to join or add as a “Borrower” any person that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

In addition, no amendment or modification of any provision of this Agreement or any other Loan Document may (i) increase the L/C Sublimit without the consent of the L/C Issuers; (ii) modify the pro rata treatment under Section 2.3(b) or change the currency in which any Commitment or Loan is, or is to be, denominated, Letters of Credit are to be issued or payment under the Loan Documents is to be made without, in each case, the written consent of each Lender directly and adversely affected thereby; or (iii) subordinate the Liens securing the Obligations to Liens securing any other Indebtedness without the written consent of each Lender.

No amendment of any provision of this Agreement or any other Loan Document relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.3.

Notwithstanding anything in this section to the contrary, if the Administrative Agent and the Borrower Representative shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by Required Lenders to Administrative Agent within 10 Business Days following receipt of notice thereof.

8.3           Preservation of Rights; Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations (other than contingent indemnity obligations) have been paid in full.

8.4           Application of Funds. Anything contained herein to the contrary notwithstanding (but subject to the provisions of Section 2.6), after the exercise of remedies (or after acceleration as provided in Section 8.1), all payments, collections and amounts received on account of or in respect of the Obligations (including under any Guaranty), and all proceeds of the Collateral received, by the Administrative Agent or any of the Lenders shall be remitted to the Administrative Agent and shall be applied by the Administrative Agent in the following order:

First, to the payment of any outstanding costs and expenses incurred by the Administrative Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a like character which the Borrower has agreed to pay the Administrative Agent (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

Second, to the payment of outstanding costs and expenses owing to the Lenders and the L/C Issuer under the Loan Documents, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

Third, to the payment of any outstanding interest and fees due under the Loan Documents, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

Fourth, to the payment of principal on the Loans, the L/C Borrowings, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 2.15.7 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount owed to the Rate Protection Providers with respect to Rate Protection Obligations under Rate Protection Agreements being terminated, the aggregate amount owed by any Loan Party with respect to FX Hedging Obligations under agreements being terminated, and Bank Product Obligations, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

Fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of any Loan Party secured by the Loan Documents, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

Last, to the Borrower or whoever else may be lawfully entitled thereto.

Amounts used to Cash Collateralize the L/C Obligations pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.5           Limitation on Application of Payments.  Notwithstanding anything herein to the contrary, if and to the extent the Administrative Agent has received notice or other evidence that any amount claimed as an Obligation is or could reasonably be determined to be an Excluded Swap Obligation, amounts received from any Guarantor or its assets shall not be applied to such Excluded Swap Obligation, and such adjustments shall be made with respect to amounts received from other Loan Parties and their assets as the Administrative Agent may determine, in consultation with or at the direction of the Lenders, to be equitable (which adjustments may include, without limitation, the purchase and sale of participation interests) so that, to the maximum extent practical, the benefit of all amounts received from the Loan Parties and their assets are shared in accordance with the allocation of recoveries set forth above that would apply if the applicable Swap Obligations were not Excluded Swap Obligations. Each Loan Party (by executing this Agreement or a Guaranty) acknowledges and consents to the foregoing.

ARTICLE 9

GENERAL PROVISIONS

9.1           Survival of Representations.  All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Advances herein contemplated.

9.2           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3           Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.5           Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns permitted hereby.

9.6	Expenses; Indemnification.

(a)          The Borrowers shall pay or reimburse the Administrative Agent for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses of outside legal counsel for the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, and administration of the Loan Documents, and any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated). The Borrowers also agree to pay or reimburse the Administrative Agent and the Lenders for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses of outside legal counsel for the Administrative Agent and the Lenders, which shall be limited to one outside law firm, except in the cases of conflicts) paid or incurred by the Administrative Agent, any L/C Issuer or any Lender in connection with the collection and enforcement of the Loan Documents and to pay or reimburse the L/C Issuers for any reasonable and documented out-of-pocket costs and expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. Expenses being reimbursed by the Borrowers under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledge that from time to time the Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrowers’ assets for internal use by the Administrative Agent from information furnished to it by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement.

(b)          The Borrowers hereby further agrees to indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each L/C Issuer, their respective Affiliates and Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, any Lender or any Affiliate is a party thereto) which any Indemnitee may pay or incur or which may be asserted against any Indemnitee by any third party or by any Loan Party arising out of or relating to (i) this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, any Loan or Letter of Credit (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, (ii) any actual or alleged presence or release of hazardous materials at, on, under or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any environmental claim or environmental liability related in any way to any Loan Party or any of its Subsidiaries, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, or (iv) any government investigation, audit, hearing or enforcement action resulting from any Loan Party’s or any of its Affiliate’s noncompliance (or purported noncompliance) with any applicable Sanctions, other Anti-Terrorism Laws or Anti-Corruption Laws (it being understood and agreed that the Indemnitees shall be entitled to indemnification pursuant to this clause (including indemnification for fines, penalties and other expenses) regardless of whether any adverse finding is made against any Loan Party or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent such losses, claims, damages, penalties, judgments, liabilities and expenses (x) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s or its Related Parties’ obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the extent that the indemnity set forth above in this paragraph shall be held to be unenforceable in whole or in part because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by Indemnitees or any of them. The obligations of the Borrowers under this Section 9.6 shall survive the termination of this Agreement.

(c)           To the extent that the Borrowers for any reason fail to pay any amount required under paragraph (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender).

(d)          To the fullest extent permitted by applicable law, no Loan Party or Indemnitee shall assert, and each Loan Party and each Indemnitee hereby waives, any claim against any Loan Party or Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           All amounts due under this Section shall be payable promptly and in no event later than 30 days after demand therefor.

9.7           Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8           Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.9           Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10        No Fiduciary Duty. Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co-Syndication Agents, the other Credit Parties and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of Administrative Agent, the Joint Lead Arrangers, the Co-Documentation Agents, the Co-Syndication Agent, the other Credit Parties or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

9.11         Confidentiality. Each Lender agrees to hold any information which it may receive from the Borrowers in connection with this Agreement in confidence, except that such information may be disclosed (a) to its Affiliates and to other Lenders and their respective Affiliates (other than private equity affiliates), (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) as permitted by Section 12.4, (h) to rating agencies if requested or required by such agencies in connection with rating any Loan Party, its Subsidiaries or the credit facilities, and to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities, (i) to the extent such information is or becomes publicly available other than as a result of breach of this Section 9.11, (j) to the extent such information becomes available to any Lender on a nonconfidential basis from a source other than the Borrowers, (k) to credit and political risk insurance providers and brokers, and/or (l) with the prior written consent of the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about the Loan Documents to (i) market data collectors, league table providers and other similar service providers to the lending industry and (ii) service providers to the Administrative Agent or any Lender. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the credit facilities contemplated hereby (including, without limitation, the amount and type of facility) using the name, logos or trademarks of any of the Loan Parties subject to the prior review and approval thereof by the applicable Loan Party(ies).

9.12         Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Advances provided for herein.

9.13         Disclosure. The Borrower and each Lender hereby acknowledge and agree that Citizens and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14         Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-in Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

9.15        Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

9.16         Payments Set Aside. To the extent that any payment by or on behalf of Loan Parties is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or Fraudulent Transfer Law, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate.

9.17         Conversion of Currencies.

If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of Loan Parties contained in this Section 9.17 shall survive the termination of this Credit Agreement and the payment of all other amounts owing hereunder.

ARTICLE 10

THE ADMINISTRATIVE AGENT

10.1         Appointment; Authority; Nature of Relationship.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints Citizens to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 10.12, 10.13, 10.14 and 10.15, are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have obligations thereunder or any rights as a third-party beneficiary of any of such provisions. Notwithstanding the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent, it is expressly understood and agreed that the use of the term “agent” is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2         Exculpatory Provisions.

(a)           The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Unmatured Default has occurred and is continuing;

(ii)             shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.2 and Section 8.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the L/C Issuer.

(c)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)          The Administrative Agent shall not be responsible or have any liability for, or have any duty to investigate a violation or potential violation of an Environmental Law or a Release or threat of Release of a Hazardous Material pursuant to Section 6.7, nor shall it have any liability for any action it takes or does not take in connection with any such investigation.

10.3         General Immunity. Neither the Administrative Agent nor any of its directors, officers,

agents or employees shall be liable to the Borrowers, any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4         No Responsibility for Loans, Recitals, etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article 4 or elsewhere herein, except receipt of items required to be delivered solely to the Administrative Agent, (d) the existence or possible existence of any Default or Unmatured Default, (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.

The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Administrative Agent at such time, but is voluntarily furnished by the Borrowers to the Administrative Agent (either in its capacity as the Administrative Agent or in its individual capacity) or is communicated to or obtained the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.5        Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata (based upon their Pro Rata Share) against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6         Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, sub-agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities as well as activities as Administrative Agent. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

10.7         Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any request, instrument, Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper person or persons. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the prior to the making of such Loan or the issuance of such Letter of Credit specifying its objection thereto.

10.8         Agents’ Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent based upon their respective Pro Rata Share (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9         Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower Representative referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10       Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party or any of its Subsidiaries or Affiliates without any duty to account therefor to the Lenders. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender or an L/C Issuer.

10.11       Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12       Successor Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer and the Borrower Representative, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by Required Lenders) (the “Resignation Effective Date”). Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall, so long as no Default is then continuing, be reasonably acceptable to the Borrower Representative. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) appoint, in consultation with the Borrower Representative (so long as no Default is then continuing), a successor Agent on behalf of Lenders and the L/C Issuers. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.

If the Administrative Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower Representative and the Administrative Agent, remove the Administrative Agent and in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of the Administrative Agent, the provisions of Article 9 and this Article 10 shall continue in effect for the benefit of such Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13      Delegation to Affiliates. The Borrowers and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement or any other Loan Document to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement or any other Loan Document shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles 9 and 10.

10.14       Execution of Collateral Documents. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Loan Parties on the Lenders’ behalf (a) the Collateral Document(s) and (b) all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Document(s).

10.15       Collateral Releases. The Secured Parties irrevocably authorize the Administrative Agent to, and at the request of the Borrower Representative the Administrative Agent shall, (a) execute and deliver to the Borrowers on behalf of the Secured Parties any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing, and (b) release Liens on the Collateral and the Guaranties following (i) termination or expiration of the Commitments, payment in full in cash of the Obligations (other than contingent obligations not then due and payable and Obligations in respect of Rate Protection Obligations, Bank Product Obligations and FX Hedging Obligations) and termination or Cash Collateralization of all Letters of Credit in a manner reasonably satisfactory to the Administrative Agent and the L/C Issuer (the “Discharge of Obligations) or (ii) as otherwise expressly required hereunder or under any other Loan Document. Without in any way limiting the generality of the foregoing, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by any Loan Party having the effect of releasing any Collateral to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with this Agreement. Upon the release or termination of any Lien on any of the Collateral pursuant to this Agreement or any other Loan Document, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such Collateral from the assignment and security interest granted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 10.15.

10.16      Compliance with Flood Insurance Laws, etc. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Laws and will post on the applicable electronic platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Insurance Laws (collectively, the “Flood Documents”); provided, however that the Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Insurance Laws. Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Insurance Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by the Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Insurance Laws.

10.17       Co-Agents, Documentation Agents, Syndication Agents, etc. None of the Lenders identified in this Agreement as a “Lead Arranger”, “Joint Lead Arranger”, “Co-Documentation Agent”, or “Co-Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.

10.18       Bank Product Obligations, Rate Protection Obligations and FX Hedging Obligations. By virtue of each Lender’s execution of this Agreement, any Affiliate of such Lender with whom any Loan Party has entered into an agreement creating a Bank Product Obligation, a Rate Protection Obligation, or a FX Hedging Obligation shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranties as more fully set forth in Section 8.4 hereof. Except as otherwise expressly set forth herein or in the Security Agreement or any other Loan Document, no Person holding any Bank Product Obligation, Rate Protection Obligation, or FX Hedging Obligation that obtains the benefits of any Guarantee under any Guarantee Agreement or any Collateral by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral or amendment to any Loan Document (including any Collateral Document) other than in its capacity as a Lender or Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents. In connection with any such distribution of payments and collections, or any request for the release of the Guaranties and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Bank Product Obligations, Rate Protection Obligations, or FX Hedging Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranties and Liens. Notwithstanding any other provision of this Article 10 to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Bank Product Obligation, Rate Protection Obligation, or FX Hedging Obligation.

10.19       Withholding Tax. To the extent required by applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any taxing authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the applicable exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties, fines, additions to tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise against any amount due to the Administrative Agent under this Section 10.19.

10.20       Erroneous Payments.

(e)          If Administrative Agent notifies a Lender, L/C Issuer, Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 10.20(b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), each Lender, L/C Issuer and Secured Party agrees that such Erroneous Payment shall at all times remain the property of Administrative Agent and each Lender, L/C Issuer and Secured Party shall cause such Erroneous Payment to be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 10.20(a) shall be conclusive, absent manifest error.

(f)           Without limiting the provisions of Section 10.20(a), each Lender, L/C Issuer and Secured Party hereby further agrees that if it or its related Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or the related Payment Recipient of the foregoing, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i)             in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)             such Lender, L/C Issuer or Secured Party shall (and shall cause any other related Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 10.20(b).

(g)          Each Lender, L/C Issuer or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to Administrative Agent under Section 10.20(a) or under the indemnification provisions of this Agreement.

(h)          In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with Section 10.20(a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower Representative) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to Borrower Representative or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(i)             The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(j)             To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 10.20 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

10.21       Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or reimbursement for any L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(k)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuers and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuers and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, the L/C Issuers and Administrative Agent under Section 9.6) allowed in such judicial proceeding; and

(l)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and the L/C Issuers, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 9.6.

ARTICLE 11

SETOFF; RATABLE PAYMENTS

11.1         Setoff. If a Default shall have occurred and be continuing, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Credit Party or any such Affiliate to or for the credit or the account of any Loan Party or any of its Subsidiaries against any and all of the obligations of such Loan Party or such Subsidiary now or hereafter existing under this Credit Agreement or any other Loan Document to such Credit Party or Affiliate, irrespective of whether or not such Credit Party shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party or Subsidiary may be contingent or unmatured or are owed to a branch or office of such Credit Party different from the branch or office holding such deposit or obligated on such indebtedness, provided, that in the event that any Defaulting Lender shall exercise any right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 8.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Credit Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Credit Party and its Affiliates may have. Each Credit Party agrees to notify Borrower Representative and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2	Ratable Payments.

(a)           If any Lender, whether by setoff or otherwise, has payment made to it upon its Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share.

(b)           If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral based upon their respective Pro Rata Share.

(c)           In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE 12

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1         Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns permitted hereby, except that (a) none of the Borrowers nor any other Loan Party shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.2. The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or any other central bank or similar authority having jurisdiction over such Lender or (ii) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2	Participations.

12.2.1      Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish in connection with a tax audit that such Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in a Participant Register shall be conclusive, and the Lender maintaining a Participant Register shall treat each Person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding notice to the contrary.

12.2.2      Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3      Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 (subject to the limitations and requirements of those Sections, it being understood that any documentation required under Section 3.5(d) or Section 3.5(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2, 3.4 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3	Assignments.

12.3.1      Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents; provided, however, no such assignment shall be made to any Borrower or any Affiliate of any Borrower or any of the Permitted Holders; provided, further, that in the event any Foreign Currency Lender assigns any portion of its Foreign Currency Commitments, the assigned amount must contain an equivalent percentage of the Assignor’s Commitments under each of the UK Sublimit and the Canadian Sublimit, respectively. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless the Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2      Consents. The consent of the Borrower Representative shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender (other than a private equity affiliate) or an Approved Fund, provided that the consent of the Borrower Representative shall not be required if any Default has occurred and is continuing. The consent of the Administrative Agent and the L/C Issuer shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of the Borrower Representative, the Administrative Agent and the L/C Issuer shall be required prior to an assignment to a Non-U.S. Lender (other than a Non-U.S. Lender which is an Affiliate of a Lender); provided, that, (i) any Non-U.S. Lender shall have delivered the tax forms specified in Section 3.5(e), (ii) notwithstanding any assignment by any Lender to a Non-U.S. Lender which is an Affiliate of such Lender, such Lender shall not be relieved, released or novated from its obligations hereunder (including its obligations to fund its Commitment as set forth herein) in connection with any such assignment to any Non-U.S. Lender which the Borrower Representative has not consented to, and (iii) the consent of the Borrower Representative shall not be required if any Default has occurred and is continuing. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed. The Borrower Representative shall be deemed to have consented to any assignment requiring its consent unless it shall object thereto by written notice to Administrative Agent within 10 Business Days after written notice of such assignment shall have delivered to Borrower Representative.

12.3.3      Effect; Effective Date. Upon (a) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (b) payment of a $3,500 fee by the Lender to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not, at all times that such Purchaser remains a Lender party to this Agreement, be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Credit Exposure assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Credit Exposure be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.3.4      Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, and by each Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice. The Register is intended to cause each Loan and other obligations hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and solely for purposes of applicable United States federal income tax law.

12.4         Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and, with the prior written consent of the Borrower Representative (provided if a Default or Unmatured Default exists, Borrower Representative’s consent is not required) any prospective Transferee, any and all information in such Lender’s possession concerning the creditworthiness of Holdings and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement (or by a substantially equivalent confidentiality agreement).

12.5	[Reserved].

12.6         Replacing Non-Consenting Lenders. If, in connection with any proposed amendment,

modification, waiver or consent to any of the provisions of the Agreement as contemplated by Section 8.2, the consent of the Required Lenders is obtained but the consent of one or more of such other Lender whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (a) or (b) below, to either (a) replace each such non-consenting Lender or Lenders with one or more replacement Lenders so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, waiver or consent and each such non-consenting Lender is repaid in full for each of its outstanding Loans and paid all accrued interest on such Loans and all fees and expenses payable to it pursuant to this Agreement or (b) terminate such non-consenting Lender’s Commitments and/or repay each of the outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s amendment, modification, waiver or consent (along with all accrued interest thereon and all fees and expenses payable to it pursuant to this Agreement), provided that, unless the Commitments that are terminated and Loans that are repaid pursuant to preceding clause (b) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (which in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (b) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto.

ARTICLE 13

NOTICES

13.1	Notices; Effectiveness; Electronic Communication.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission as follows:

(i)              if to any Borrower, at the Borrower Representative’s address, facsimile number or e-mail address set forth on the signature page hereof;

(ii)             if to the Administrative Agent or the L/C Issuer, at its address or facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.1 (Borrowing Notices and L/C Applications shall additionally be delivered to the addressees set forth therein); and

(iii)           if to a Lender, to it at its address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b)         Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites), provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, confirmation of system-generated posting notices by a Platform or other written acknowledgement) and (ii) notices or communications posted to a Platform or an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii) above, if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient. Notwithstanding anything to the contrary herein, borrowing requests to Administrative Agent or an L/C Issuer sent by email or posted to a Platform or an Internet or intranet website shall only be effective against such party if receipt of such transmission is affirmatively acknowledged by such party.

(c)          Change of Address, Etc. Any party hereto may change its address or facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)          Platform. Each of the Loan Parties agrees that Administrative Agent may, but shall not be obligated to, make the Communications available to the L/C Issuers and the other Lenders by posting the Communications on the Platform. The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Administrative Agent’s transmission of communications through the Platform.

ARTICLE 14

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE 15

GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

15.1        Governing Law. The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York.

15.2         Submission to Jurisdiction; Waiver of Objection to Venue; Service of Process . Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court thereof in any action or proceeding arising out of or relating to any Loan Documents and each party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Loan Document shall limit the right of the Administrative Agent or any Lender to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Loan Document shall be brought only in a court in New York, New York. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in this paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

15.3        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION..

ARTICLE 16

USA PATRIOT ACT

The Administrative Agent and the Lenders hereby notify each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Administrative Agent’s policies and practices, the Administrative Agent is required to obtain, verify and record certain information and documentation that identifies such Borrower, which information includes the name and address of such Borrower and such other information that will allow the Administrative Agent to identify such Borrower in accordance with the Act.

ARTICLE 17

JOINT AND SEVERAL

Loans made to Borrowers shall be deemed jointly funded to, and received by, Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable for the payment in full and performance of, all Obligations. Each Borrower acknowledges and agrees that the joint and several liability of Borrowers are provided as an inducement to Administrative Agent and the Lenders to provide loans and other financial accommodations to Borrowers, and that each such loan or other financial accommodation shall be deemed to have been made or extended by Administrative Agent and the Lenders in consideration of, and in reliance upon, the joint and several liability of Borrowers. The joint and several liability of each Borrower hereunder is absolute, unconditional and continuing, regardless of the validity or enforceability of any of the Obligations, or the fact that a security interest or lien in any Collateral may not be enforceable or subject to equities or defenses or prior claims in favor of others, or may be invalid or defective in any way and for any reason. Each Borrower hereby waives, to the fullest extent permitted by applicable law: (a) all notices to which such Borrower may be entitled as a co-obligor with respect to the Obligations, including, without limitation, notice of (i) acceptance of this Credit Agreement, (ii) the making of loans or other financial accommodations under this Credit Agreement, or the creation or existence of the Obligations, and (iii) presentment, demand, protest, notice of protest and notice of non-payment; and (b) all defenses based on (i) any modification (or series of modifications) of this Credit Agreement or the other Loan Documents that may create a substituted contract, or that may fundamentally alter the risks imposed on such Borrower hereunder, (ii) the release of any other Borrowers (or any other Loan Party) from its duties this Credit Agreement or the other Loan Documents, or the extension of the time of performance of any other Borrower’s duties hereunder or thereunder, (iii) the taking, releasing, impairment or abandonment of any Collateral, or the settlement, release or compromise of the Obligations or any other Borrower’s or Guarantor’s liabilities with respect to all or any portion of the Obligations, or (iv) any other act (or any failure to act) that fundamentally alters the risks imposed on such Borrower by virtue of its joint and several liability hereunder. It is the intent of each Borrower by this paragraph to waive any and all suretyship defenses available to such Borrower with respect to the Obligations, whether or not specifically enumerated above. Notwithstanding any provisions of this Credit Agreement to the contrary, it is the intent of the parties hereto that the joint and several nature of the liabilities of Borrowers, and the security interests and liens granted by Borrowers to secure the Obligations, not constitute a fraudulent conveyance under Section 548 of the Bankruptcy Code, or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance, fraudulent transfer or similar law of any state, nation or other governmental unit, as in effect from time to time. Accordingly, Administrative Agent and Borrowers agree that if the obligations and liabilities of any Borrowers hereunder, or any security interests or liens granted by such Borrowers securing the Obligations would, but for the application of this sentence, constitute a fraudulent conveyance or fraudulent transfer under applicable law, the obligations and liabilities of such Borrowers hereunder, as well as the security interests securing such obligations and liabilities, shall be valid and enforceable only to the maximum extent that would not cause such obligations, liabilities or security interests to constitute a fraudulent conveyance or fraudulent transfer under applicable law.      Each Borrower hereby agrees that until the Discharge of Obligations, such Borrower will not exercise any subrogation, contribution or other right or remedy against any other Borrowers or any security for any of the Obligations arising by reason of such Borrower’s performance or satisfaction of its joint and several liability hereunder. In addition, each Borrower agrees (A) such Borrower’s right to receive any payment of amounts due with respect to such subrogation, contribution or other rights is subordinated to the prior Discharge of Obligations, and (B) not to demand, sue for or otherwise attempt to collect any such payment until the Discharge of Obligations.

ARTICLE 18

BORROWER REPRESENTATIVE

Each of the Loan Parties hereby irrevocably appoints CL Holdings as agent and attorney-in-fact for the Loan Parties (the “Borrower Representative”), which appointment is hereby accepted by Borrower Representative and shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by the Loan Parties that such appointment has been revoked and that another Loan Party has been appointed Borrower Representative. Each Loan Party hereby irrevocably appoints and authorizes the Borrower Representative (a) to provide Administrative Agent with all notices with respect to the Loans obtained for the benefit of any Loan Party and all other notices and instructions under this Credit Agreement and (b) to take such action as Borrower Representative deems appropriate on its behalf to obtain the Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Credit Agreement. Administrative Agent and each Lender may regard any notice or other communication pursuant to the Loan Documents from Borrower Representative as a notice or communication from all Loan Parties. Each warranty, covenant, agreement and undertaking made on behalf of a Loan Party by Borrower Representative shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if the same had been made directly by such Loan Party. It is understood that the handling of the Loans and the Collateral of Loan Parties in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Loan Parties in order to utilize the collective borrowing powers of Loan Parties in the most efficient and economical manner and at their request, and that Administrative Agent shall not incur any liability to any Loan Party as a result hereof. Each Loan Party expects to derive benefit, directly or indirectly, from the handling of the Loans and the Collateral in a combined fashion since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group.

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Schedule 1.1

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of Section 2.18(b).

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Benchmark” means, initially, with respect to any:

(1) obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b);

(2) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, British Pounds Sterling, Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to SONIA or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b); and

(3) obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, ~~CDOR~~the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to ~~CDOR~~the Term CORRA Reference Rate or the then-current Benchmark for ~~such currency~~Canadian Dollars, then “Benchmark” means, with respect to such obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(b).

Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(a)                           with respect to any Benchmark Transition Event for the then-current Benchmark (other than Term SOFR or Term CORRA), the sum of: (i) the alternate benchmark rate selected by the Administrative Agent and the Borrower Representative as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (ii) the related Benchmark Replacement Adjustment (if applicable);

(b)                           with respect to Term SOFR, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and

(b) the related Benchmark Replacement Adjustment; and

(c)                           with respect to Term CORRA, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Daily Simple CORRA;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Canadian Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion

If the Benchmark Replacement as determined pursuant to ~~clause~~clauses (a) ~~or~~, (b) or (c) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower Representative may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in consultation with the Borrower Representative that no market practice for the administration of any such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides in consultation with the Borrower Representative is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent and the Borrower Representative, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18(b).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day “CORRA Determination Date”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website, plus (y) the Daily Simple CORRA Adjustment, and (b) the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding Business Day is not more than five (5) Business Days prior to such CORRA Determination Date.

“Daily Simple CORRA Adjustment” means 0.10%.

“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.

“Daily Simple SOFR Adjustment” shall mean 0.10%.

~~“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).~~

“Daily Simple SONIA”: for any calendar day (an “RFR Rate Day”), a rate per annum equal to the greater of (i) Spread Adjusted SONIA for the day (such day “i”) that is five Business Days prior to (A) if such RFR Rate Day is a Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 P.M. (London time) on the second Business Day immediately following any day “i”, SONIA in respect of such day “i” has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such day “i” will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than ten consecutive RFR Rate Days (in which case it will be deemed that no adequate and reasonable means exist for determining interest rates based on SONIA). Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to Borrower.

“Daily Simple SONIA Loan” means each portion of an Advance that bears interest at a rate determined by reference to Daily Simple SONIA.

“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).

“Floor” means (a) with respect to Daily Simple SONIA, 0.0% per annum, (b) with respect to ~~the CDOR Rate~~Adjusted Term CORRA, 0.50% per annum, (c) with respect to Term SOFR, 0.50% per annum, and (d) with respect to the Base Rate, 1.50% per annum.

v

“Relevant Governmental Body” means (a) with respect to Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, (b) with respect to British Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (c) with respect to a benchmark replacement in respect of obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any other currency, (1) the central bank for the currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such benchmark replacement or (B) the administrator of such benchmark replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such benchmark replacement or (ii) the administrator of such benchmark replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“RFR Rate Day” has the meaning ascribed thereto in the definition of “Daily Simple SONIA”.

“SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Spread Adjusted SONIA” means, with respect to any Business Day, a rate per annum equal to the sum of (a) SONIA plus (b) 0.0326% (3.26 basis points).

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Adjustment” means, with respect to any Interest Period, 0.10% per annum.

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Borrowing” means a Borrowing comprised of Term CORRA Loans.

“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.

“Term SOFR Adjustment” means, with respect to any Interest Period, 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

EXHIBIT B

Form of Borrowing Notice

[See attached]

Exhibit B to

Amendment No. 5 to Credit Agreement

EXHIBIT C

[FORM OF] BORROWING NOTICE

To:               Citizens Bank, N.A.

This Borrowing Notice is furnished pursuant to that certain First Lien Credit Agreement dated as of May 21, 2021 (as amended by the First Amendment dated as of December 28, 2021, as amended by the Second Amendment dated as of February 28, 2022, as amended by the Third Amendment dated as of April 26, 2023, as amended by the Fourth Amendment dated as of September 29, 2023, as amended by the Fifth Amendment dated as of June 3, 2024 and amended, modified, restated, amended and restated, renewed or extended from time to time, the “Credit Agreement”) by and among CL HOLDINGS, LLC, a Georgia limited liability company (“CL Holdings”), JEFFERSON CAPITAL SYSTEMS, LLC, a Georgia limited liability company (“JCap”), JC INTERNATIONAL ACQUISITION, LLC, a Georgia limited liability company (“JCIA”), CFG Canada Funding, LLC, a Delaware limited liability company (“CFG Canada”) (each of CL Holdings, JCap, JCIA and CFG Canada are also each referred to herein as a “Borrower” and collectively as “Borrowers”), the Lenders from time to time party thereto, and CITIZENS BANK, N.A., (“CITIZENS”), as Administrative Agent for itself and the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Borrowing Notice have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby gives irrevocable notice pursuant to [Section 2.2.2]1 [Section 2.17.3]2 of the Credit Agreement for a borrowing as follows:

The requested borrowing date for the proposed borrowing (which is a Business Day) is ________________, ___.

In the amount of [$[      ]]3 [£[      ]]4 [C$[       ]]5.

The requested loan is a [Base Rate Loan] [SOFR Loan] [Term CORRA Loan] [Daily Simple SONIA Loan].

[The duration of the initial Interest Period for the Loan is [one / three] month(s).]6

[Signature page follows]

1 For Advances in Dollars. To be delivered, in the case of a Base Rate Loan, not later than noon, New York time, at least one Business Day prior to the proposed date of such borrowing, or, in the case of a SOFR Loan, not later than noon, New York time, at least three Business Days prior to the proposed date of such borrowing.

2 For Advances in British Pounds Sterling or Canadian Dollars under the Foreign Currency Commitment. To be delivered not later than noon, New York time, at least four Business Days prior to the proposed date of such borrowing.

3 Each Base Rate Loan shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000, and each Group of SOFR Loans shall be in an aggregate amount of at least $500,000 and an integral multiple of at least $250,000 thereafter.

4 Each Foreign Currency Loan shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $250,000 thereafter.

5 Each Foreign Currency Loan shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $250,000 thereafter.

6 For SOFR Loans and Term CORRA Loans only.

The undersigned Borrower Representative has caused this Borrowing Notice to be executed and delivered by its officer thereunto duly authorized on [___ , 20 __].

CL HOLDINGS, LLC

By:
Name:
Title:

[The undersigned Borrower has caused this Borrowing Notice to be executed and delivered by its officer thereunto duly authorized on [___ , 20 __].

JC INTERNATIONAL ACQUISITION, LLC

By:
Name:
Title:][7]

CFG CANADA FUNDING, LLC

By:
Name:
Title:][8]

7 Signature line for JC International Acquisition, LLC to be included for any request of Daily Simple SONIA Loan

8 Signature line for CFG Canada Funding, LLC to be included for any request of Term CORRA Loans.

EXHIBIT C

Form of Notice of Conversion/Continuation

[See attached]

Exhibit C to

Amendment No. 5 to Credit Agreement

EXHIBIT D

[FORM OF] NOTICE OF CONVERSION/CONTINUATION

To:                 Citizens Bank, N.A.

This Notice of Continuation is furnished pursuant to that certain First Lien Credit Agreement dated as of May 21, 2021 (as amended by the First Amendment dated as of December 28, 2021, as amended by the Second Amendment dated as of February 28, 2022, as amended by the Third Amendment dated as of April 26, 2022, as amended by the Fourth Amendment dated as of September 29, 2023, as amended by the Fifth Amendment dated as of June 3, 2024 and amended, modified, restated, amended and restated, renewed or extended from time to time, the “Credit Agreement”) by and among CL HOLDINGS, LLC, a Georgia limited liability company (“CL Holdings”), JEFFERSON CAPITAL SYSTEMS, LLC, a Georgia limited liability company (“JCap”), JC INTERNATIONAL ACQUISITION, LLC, a Georgia limited liability company (“JCIA”), CFG Canada Funding, LLC, a Delaware limited liability company (“CFG Canada”) (each of CL Holdings, JCap, JCIA and CFG Canada are also each referred to herein as a “Borrower” and collectively as “Borrowers”), the Lenders from time to time party thereto, and CITIZENS BANK, N.A., (“CITIZENS”), as Administrative Agent for itself and the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Notice of Conversion/Continuation have the meanings ascribed thereto in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section [2.2.3][2.17.4] of the Credit Agreement, of its request to:

[on [date]1 convert $[           ]2 of aggregate principal amount of [Base Rate Loans / SOFR Loans] into [Base Rate Loans / SOFR Loans] [with an interest period of [one / three]3 months.]4

[on [date]5 continue [$][C$][_]6 of the aggregate outstanding principal amount of the [SOFR][Term CORRA] Loans having an Interest Period expiring on such date, for a new Interest Period of [one / three] month(s).]

1 Must be a Business Day.

2 Any Loan or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $250,000.

3 Must be one or three months for SOFR Loans

4 Interest period language is only for SOFR Loans.

5 The last day of the applicable Interest Period.

6 Aggregate amount must not be less than $500,000 or a higher integral multiple of $250,000 for SOFR Loans and

[Signature page follows]

The undersigned Borrower Representative has caused this Notice of Conversion / Continuation to be executed and delivered by its officer thereunto duly authorized on [___ , 20 __].

CL HOLDINGS, LLC

By:
Name:
Title:

[The undersigned Borrower has caused this Notice of Continuation to be executed and delivered by its officer thereunto duly authorized on [___ , 20 __].

CFG CANADA FUNDING, LLC

By:
Name:
Title:][7]

not be less than $1,000,000 or a higher integral multiple of $250,000 for Term CORRA Loans.

7 Signature line for CFG Canada Funding, LLC to be included for any requested continuation of Term CORRA Loans.